As filed with the Securities and Exchange Commission on July 21, 2006
                                      An Exhibit List can be found on page II-3.
                                                     Registration No. 333-______

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           EUROWEB INTERNATIONAL CORP.
                 (Name of small business issuer in its charter)

             Delaware                           4899                    13-3696015
---------------------------------   ----------------------------   -------------------
  (State or other jurisdiction      (Primary Standard Industrial    (I.R.S. Employer
of incorporation or organization)    Classification Code Number)   Identification No.)

                      468 North Camden Drive, Suite 256(I)
                         Beverly Hills, California 90210
                                 (310) 860-5697
              (Address and telephone number of principal executive
                    offices and principal place of business)

                             Stewart Reich, Chairman
                           EUROWEB INTERNATIONAL CORP.
                      468 North Camden Drive, Suite 256(I)
                         Beverly Hills, California 90210
                                 (310) 860-5697
                              (310) 860-5600 (fax)
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                         CALCULATION OF REGISTRATION FEE

                                               Proposed maximum     Proposed maximum
   Title of each class of      Amount to be   offering price per   aggregate offering
 securities to be registered    registered        share (1)              price          Amount of registration fee
----------------------------   ------------   ------------------   ------------------   --------------------------
Common stock, $.001 par          3,477,968          $2.51            $ 8,729,699.68              $934.08
  value per share
                                 ---------                           --------------              -------
  Total                          3,477,968                           $ 8,729,699.68              $934.08
                                 =========                           ==============              =======

(1) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on the average of the high and low closing prices of the Registrant's common stock on the Nasdaq Capital Market on July 17, 2006.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JULY 21, 2006

                           EUROWEB INTERNATIONAL CORP.
                               3,477,968 SHARES OF
                                  COMMON STOCK

This prospectus relates to the public offering of an aggregate of 3,477,968 shares of common stock which may be sold from time to time by the selling stockholders of Euroweb International Corp. named in this prospectus. These shares were or are to be issued to the selling stockholders in connection with the following transactions:

     o 522,054 shares of common stock were issued to a stockholder ELENDER Business Communications Services Ltd. ("Elender") in connection with the acquisition of Elender by Euroweb.

     o 2,326,043 shares that have been transferred or are transferable pursuant to a Stock Purchase Agreement dated as of January 28, 2005, by and between KPN Telecom B.V. ("KPN Telecom") and CORCYRA d.o.o. ("CORCYRA"), (the "Purchase Agreement"), whereby KPN Telecom sold to CORCYRA (i) 289,855 shares (the "Initial Shares") of our common stock for US $1,000,000 on February 1, 2005 and (ii) 434,783 shares (the "Secondary Shares") of our common stock for US $1,500,000 on April 28, 2006. CORCYRA has also agreed to purchase and, KPN Telecom has agreed to sell, KPN Telecom's remaining 1,601,405 shares of our common stock on December 31, 2006; provided, however, that upon 14 days' prior written notice to KPN Telecom, CORCYRA may accelerate the final closing to an earlier month-end date as specified in such notice subject to the satisfaction or waiver of all of the conditions to closing set forth in the Purchase Agreement.

     o 104,975 shares of common stock issued to Moshe Schnapp in consideration for serving as President of our company;

     o 441,566 shares of common stock issued to Graeton Holdings Limited in connection with the acquisition of all of the outstanding shares of Navigator Informatika Rt., a Hungary-based provider of IT outsourcing, applications development and IT consulting services.

     o 83,330 shares of common stock issuable upon exercise of common stock purchase warrants exercisable at $3.50 per share with respect to 40,000 shares of common stock, $4.25 per share with respect to 20,000 shares of common stock, $4.75 per share with respect to 20,000 shares of common stock and $5.00 per share with respect to 3,330 shares of common stock.

Our common stock is traded on the Nasdaq Capital Market under the symbol "EWEB". The last reported sales price for our common stock on July 10, 2006, was $2.52 per share.

Investing in these securities involves significant risks.

                     See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2006.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Euroweb International Corp. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus summary                                                             3
Risk Factors                                                                   4
Use of Proceeds                                                                6
Market for common equity and related stockholder matters                       6
Management's discussion and analysis of financial condition                    7
Business                                                                      14
Management                                                                    19
Security Ownership and Certain Beneficial Owners and Management               28
Description of securities to be registered                                    30
Indemnification for securities act liabilities                                30
Plan of distribution                                                          30
Selling Stockholders                                                          33
Legal Matters                                                                 34
Experts                                                                       34
Available Information                                                         35
Index To Financial Statements                                                F-1

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the secured convertible notes to the financial statements.

                           EUROWEB INTERNATIONAL CORP.

We operate in Hungary through our wholly-owned subsidiary Navigator Informatika Rt. ("Navigator") and currently in the United States through our wholly-owned subsidiary Euroweb RE Corp. ("ERC"), a Nevada corporation. On April 15, 2005, we disposed of Euroweb Slovakia a.s. ("Euroweb Slovakia") for cash of $2,700,000 and, as a result, has ceased operations in Slovakia. On December 15, 2005, our Board of Directors decided to sell 100% of Euroweb Internet Szolgaltato Rt. ("Euroweb Hungary") and Euroweb Romania S.A. ("Euroweb Romania"). On December 19, 2005, we entered into a share purchase agreement with Invitel Tavkozlesi Szolgaltato Rt. ("Invitel"), a Hungarian joint stock company, to sell 100% of our interest in Euroweb Hungary and Euroweb Romania. The closing of the sale of Euroweb Hungary and Euroweb Romania occurred on May 23, 2006 upon our receipt of the first part of purchase price of $29,400,000. The remaining part of purchase price of $613,561 was fully paid in the beginning of July 2006. Through Navigator, we provide a full range of information technology ("IT") outsourcing services. The IT outsourcing services provided by our company primarily comprise IT maintenance, procurement, consultancy and related services. Our revenues come from the following three sources:

     o Full service IT System operation comprising full service support and maintenance with a cost-effective and competitive service desk system, call center, hotline support and remote troubleshooting;

     o IT system implementation and IT project management, including consultancy, system design, development and implementation and training; and

     o    Sale of IT devices.

      In June 2006, we commenced operations in the real estate industry through ERC. ERC has commenced seeking opportunities in the real estate industry, which opportunities are limited to the extent that the opportunities must satisfy the parameters set by the Board of Directors as follows:

     o any investment in the real estate opportunity (the "Proposed RE Investment"), including loans, shall not exceed a period of three years;

     o the expected return on investment on the Proposed RE Investment will be at minimum 15% per year;

     o the Proposed RE Investment will not be leveraged in excess of more than $1.50 for each $1.00 invested in equity; and

     o each Proposed RE Investment will have a clear exit strategy (i.e. purchase, development and sale) and no Proposed RE Investment intent will be to acquire income producing real estate.

On June 14, 2006, we entered into a line of credit agreement (the "Line of Credit") with ERC, pursuant to which we agreed to loan ERC up to $10,000,000, which such loans will be payable on demand and accrue interest of 12% per annum. Pursuant to the terms of the Line of Credit, we advanced ERC $1,000,000 on June 14, 2006 for operational expenses.

On June 19, 2006, ERC entered into an Investment Agreement with a third party, The Aquitania Corp. f/k/a AO Bonanza Las Vegas, Inc. ("AOB"), pursuant to which ERC, within its sole discretion, has agreed to provide secured loans to AOB not to exceed the amount of $10,000,000. ERC made the first loan to AOB in the amount of $2,600,000 as of June 20, 2006, from funds available to ERC from us as described above. AOB may request additional funds at anytime after July 15, 2006.

AOB is developing a real property in downtown Las Vegas, Nevada, where it intends to build 296 condominiums plus commercial space (the "Property"). AOB obtained entitlements to the Property, and has advised that it expects to break ground and commence sales during 2006.

Each loan provided to AOB is due on demand or upon maturity on January 14, 2008. All loans will be secured by a deed of trust, assignment of rents and security agreement with respect to the property, along with ALTA American Land Title Association title policy to be issued by a title company. All proceeds from the loan are placed in an escrow and are released for specific purposes associated with the development of the Property.

If ERC requests that the funds be paid on demand prior to maturity, then AOB shall be entitled to reduce the amount requested to be prepaid by 10%. The 10% discount will be paid to AOB in the form of shares of common stock of Euroweb, which will be computed by dividing the dollar amount of the 10% discount by the market price of Euroweb's shares of common stock.

The terms of the loans require that ERC to be paid-off the greater of (i) the principal including 12% interest per annum or (ii) 33% of all gross profits derived from the Property.

In addition, ERC has the right to acquire the Property for a purchase price of $15,000,000 (the "Purchase Price") through January 1, 2015. The Purchase is payable in $10,000,000 in cash and $5,000,000 in shares of common stock of the Company (the "AOB Shares"). The number of Shares is determined by dividing $5,000,000 by the higher of (i) the book value of one share of Euroweb's common stock based on Euroweb's balance sheet filed with the Securities and Exchange Commission immediately prior to the exercise of the option or (ii) the 90 day weighted average price of Euroweb's market price immediately prior to the exercise of the option multiplied by 110%. In the event that the number of shares of common stock issuable upon exercise of the option exceeds the number of shares of common stock that may be issued pursuant to the regulations of the exchange on which Euroweb is trading at the time of the exercise of the option, then Euroweb shall use its best efforts to have such issuance approved by the shareholders of Euroweb. If it is unable to obtain such approval, then ERC will pay the balance of the $5,000,000 in cash.

For the year ended December 31, 2005, we generated revenues of $1,964,998 and had net income (including income from discontinued operations, net of tax) of $1,680,295. For the three months ended March 31, 2006, we generated revenues of $1,792,286 and incurred a net loss of $1,029,572.

Our principal offices are located at 468 North Camden Drive, Suite 256(I), Beverly Hills, California 90210. Our telephone number is (310) 860-5697. We are a Delaware corporation.

Common stock offered by
  selling stockholders    3,477,968 shares of common stock.

                          This number represents 59% of our current outstanding common stock.

Use of proceeds           We will not receive any proceeds from the sale
                          of the common stock.

Nasdaq Symbol             EWEB

The above information regarding common stock to be outstanding after the offering is based on 5,889,074 shares of common stock outstanding as of July 10, 2006.

                                  RISK FACTORS

If you purchase shares of our common stock, you will take on a financial risk. In deciding whether to invest, you should consider carefully the following factors, the information contained in this prospectus and the other information to which we have referred. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risk Related to our Business and Industry

We have incurred net losses for the prior periods and we will again incur net losses if we are unable to generate sufficient revenue and control costs.

For the year ended December 31, 2005, we generated revenues of $1,964,998 and had net income (including income from discontinued operations, net of tax) of $1,680,295. However, our loss from continuing operations was $2,018,166 for the year ended December 31, 2005. For the three months ended March 31, 2006, we generated revenues of $1,792,286 and incurred a net loss of $1,029,572. We may not achieve profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. Our future performance is dependent upon the successful development and marketing of our services and products, about which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations.

Our future success is dependent, in part, on the performance and continued service of Yossi Attia, the CEO of ERC, and our ability to attract additional qualified personnel. If we are unable to do so our results from operations may be negatively impacted.

Our success is dependent on the personal efforts of Yossi Attia, CEO of ERC and a director of the Company. After the annual meeting that will take place on August 11, 2006, the Board of Directors expects to appoint Mr. Attia as CEO of Euroweb. The loss of the services of Mr. Attia could have a material adverse effect on our business and prospects. We do not have and do not intend to obtain "key-man" insurance on the life of any of our officers. The success of our company is largely dependent upon our ability to hire and retain additional qualified management, marketing, technical, construction, financial and other personnel. Competition for qualified personnel is intense, and there can be no assurance that we will be able to hire or retain additional qualified management. The inability to attract and retain qualified management and other personnel will have a material adverse effect on our company as our key personnel are critical to our overall management as well as the development of our technology, our culture and our strategic direction.

We could incur material additional expenses, which could reduce our gross margins or increase operating losses, if the IT service industry becomes subject to additional regulations

The IT service industry is not currently subject to direct regulation other than regulation applicable to businesses generally. However, changes in the regulatory environment relating to the IT industries could have an effect on our business, which may be materially adverse to our interests. Additionally, legislative proposals from international, federal, state and foreign governmental bodies in the areas of content regulation, intellectual property, privacy rights and tax issues, could impose additional regulations and obligations upon all online service and content providers, which may be materially adverse to our interests. We cannot predict the likelihood that any such legislation be introduced, nor the financial impact, if any, of the resulting regulation.

As we may seek to acquire more companies, we may choose to finance these acquisitions through proceeds generated from debt financing, which may lead to a substantial increase in interest expenses.

Our wholly-owed subsidiary, Navigator, is highly dependent on four customers. If these companies were to terminate our relationship, our results from operations would be materially impacted.

27% of the consolidated sales revenue in the year ended December 31, 2005 and 26% of the consolidated sales revenue in the quarter ended March 31, 2006 is derived from one customer. 83% of the consolidated sales revenue for the year ended December 31, 2005 and approximately 89% of the consolidated revenue for the three months ended March 31, 2006 was generated from the four most significant customers of the Company. If we are to lose any of these four customers our revenues would be materially impacted. Recently, a major IT Group named KFKI Group ("KFKI") was acquired by Magyar Telekom Ltd. This consolidation may have a material effect on the IT service industry in Hungary, and may increase our difficulties in obtaining new customers as combined Magyar Telekom Ltd and KFKI, a much larger and better financed competitor.

Currently, we anticipate that we will incur a goodwill impairment of approximately $6.3 million as of June 30, 2006. The goodwill impairment is attributable to the following:

     o Loss of key personnel - as of May 31, 2006, Csaba Toro, former CEO of our company, has resigned. Mr. Toro was solely responsible for Hungarian operational and acquisition related matters, including the IT business line. The lack of Mr. Toro's business reputation and experiences will negatively influence our presence within the Hungarian market.

     o Change in business climate and competition - in line with our future plans for the IT business we were involved in extensive discussions with competitors regarding a future merger with the Navigator group. As a result of Mr. Toro's resignation, those discussions have been suspended and significant movements and ownership changes at our potential targets have occurred during the second quarter of 2006. Presently, there are not target companies available to the Company, which could negatively effects.

     o change in business climate and regulations - in April 2006, an election was held in Hungary. The new government was forced to introduce a restrictive fiscal policy resulting in higher taxes and other regulations. The additional corporate taxes and labor costs will have a negative impact on our labor intensive industry.

     o loss of synergy and common customer base - due to the sale of Euroweb Hungary and Romania, potential synergy effects cannot be realized, including the utilization of a common customer base as a potential target.

     o difficulties in obtaining new customers - based on our experiences as owners with Navigator operations over the past nine months and changes in the competitive environment in the last few months, we believe that obtaining new large customers will become increasingly difficult, which was essential in fulfilling the original middle term business plan.

Based on the events described above, we have updated their business projections and performed an impairment test relating to the goodwill as of June 30, 2006. We compared the fair value of the reporting unit (Navigator) to their carrying amounts, noting an impairment of goodwill of approximately $6.3 million. The calculation is based on preliminary amounts, and therefore actual results may differ.

Increased competition in the IT outsource service industry may make it difficult for our company to attract and retain customers and to maintain current pricing levels

The market for IT outsource products and services is intensely competitive. We expect competition to persist, intensify and increase in the future. Such competition could materially adversely affect our business, operating results or financial condition.

The main competitors of Navigator are coming from different segments of market, depending on the size of the targeted customers. Therefore, the competitors of Navigator are the following:

     o    Large accounts, corporate enterprises segment:

     o    T-Systems Hungary, subsidiary of the incumbent telecom operator

     o    EDS Magyarorszag

     o    HP Hungary

     o    Medium size enterprises segment:

     o    IBM Hungary

     o    KFKI Group, which was recently purchased in June 2006 by Magyar
          Telekom Ltd

     o    Synergon

     o    British Telecom Hungary

We may face intense competition from other companies directly involved in the same business and also from many other companies offering products which can be used in lieu of those offered by our company. Competition can take many forms, including convenience in obtaining products, service, marketing and distribution channels. Although we believe it can compete on the basis of the quality and reliability of its services, there can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressures faced by our company will not materially adversely affect our business, operating results or financial condition.

We are subject to foreign currency and exchange risks which we are unable to hedge against

We are subject to significant foreign exchange risk. There are currently no meaningful ways to hedge currency risk in Hungary. Therefore, our ability to limit our exposure to currency fluctuations is significantly restricted. Our ability to obtain dividends or other distributions is subject to, among other things, restrictions on dividends under applicable local laws and foreign currency exchange regulations of the jurisdictions in which its subsidiaries operate. The laws under which our operating subsidiary is organized provide generally that dividends may be declared by the partners or shareholders out of yearly profits subject to the maintenance of registered capital and required reserves and after the recovery of accumulated losses.

Risks Related to our Common Stock

We do not intend to issue a dividend in the near future.

It has been the policy of our company to not pay cash dividends on its common stock. At present, our company will follow a policy of retaining all of our earnings, if any, to finance the development and expansion of its business.

The substantial number of shares that are or will be eligible for sale, including the 3,477,968 shares of common stock being registered pursuant to this prospectus would represent approximately 59% of our total outstanding shares, which could cause our common stock price to decline even if we are successful in operations.

Sales of significant amounts of common stock in the public market, or the perception that such sales may occur, could materially affect the market price of our common stock. These sales might also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. We are registering 3,477,968 shares of common stock pursuant to our prospectus, which represents approximately 59% of our total outstanding.

We have anti-takeover provisions, which could inhibit potential investors or delay or prevent a change of control that may favor you.

Some of the provisions of our certificate of incorporation, our bylaws and Delaware law could, together or separately, discourage potential acquisition proposals or delay or prevent a change in control. In particular, our board of directors is authorized to issue up to 5,000,000 shares of preferred stock (less any outstanding shares of preferred stock) with rights and privileges that might be senior to our common stock, without the consent of the holders of the common stock.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock included in this prospectus. The net proceeds from the sale of our common stock will go to the selling stockholders.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on the Nasdaq Capital Market ("Nasdaq") under the symbol "EWEB".

The following table sets forth the high and low bid prices for our common stock during the periods indicated as reported by Nasdaq. The prices reported reflect inter-dealer quotations, and may not represent actual transactions and do not include retail mark-ups, mark-downs or commissions.

                     HIGH ($)   LOW ($)
                     --------   -------
QUARTER ENDING:

2004
March 31, 2004         7.45       3.70
June 30, 2004          6.20       3.25
September 30, 2004     3.74       2.13
December 31, 2004      5.56       2.40

2005
March 31, 2005         4.03       2.93
June 30, 2005          4.89       2.81
September 30, 2005     4.73       2.97
December 31, 2005      4.52       3.10

2006
March 31, 2006         4.05       3.14
June 30, 2006          3.35       2.36

On July 10, 2006 the closing bid price on the Nasdaq for our common stock was $2.52.

HOLDERS OF COMMON STOCK

As of July 10, 2006, we had 5,889,074 shares of common stock outstanding and 104 shareholders of record. We were advised by our transfer agent, the American Stock Transfer & Trust Company, that according to a search made, we had approximately 4,000 beneficial owners who hold their shares in street names.

In June 2006, Euroweb's Board of Directors has approved a program to repurchase, from time to time, at management's discretion, up to 700,000 shares of Euroweb's common stock in the open market or in private transactions commencing on June 20, 2006 and continuing through December 15, 2006 at prevailing market prices.

Repurchases will be made under the program using our own cash resources and will be in accordance with Rule 10b-18 under the Securities Exchange Act of 1934 and other applicable laws, rules and regulations. The Shemano Group will act as agent for our stock repurchase program. As of July 10, 2006, we acquired 49,568 shares at a cost of $130,533.58.

DIVIDENDS

It has been the policy of our company to retain earnings, if any, to finance the development and growth of its business.

EQUITY COMPENSATION PLANS

The following is information with respect to our equity compensation plans as of December 31, 2005:

                      Number of shares     Weighted-average     Number of shares
                     to be issued upon      exercise price     remaining available
                        exercise of         of outstanding    for future issuance
                     outstanding options     options and          under equity
   Plan Category        and warrants           warrants        compensation plans
------------------   -------------------   ----------------   --------------------
Approved by                 605,000              $4.20               195,000
  security holders
Not approved by
  security holders          183,330              $4.13                     -
                            -------              -----               -------
Total                       788,330              $4.18               195,000
                            =======              =====               =======

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND PLAN OF OPERATIONS

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

o    discuss our future expectations;

o contain projections of our future results of operations or of our financial condition; and

o    state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

We operate in Hungary through our wholly-owned subsidiary, Navigator and in the United States through our wholly-owned subsidiary ERC.

On December 16, 2004, we disposed of Euroweb Czech Republic for $500,000 and no longer have operations in the Czech Republic. On April 15, 2005, we disposed of Euroweb Slovakia for cash of $2,700,000 and, as a result, have ceased operations in Slovakia. On December 15, 2005, the Board of Directors decided to sell 100% of its interest in Euroweb Hungary and Euroweb Romania. On December 19, 2005, we entered into a share purchase agreement with Invitel, a Hungarian joint stock company, to sell 100% of our interest in Euroweb Hungary and Euroweb Romania. We closed the sale of Euroweb Hungary and Euroweb Romania in May 2006 when we received the first part of purchase price of $29,400,000. The remaining part of purchase price of $613,561 was fully paid in the beginning of July 2006 and, as a result, we have ceased operations in Romania and Hungary with respect to the Internet service providers.

We believe that the sale of Euroweb Czech, Euroweb Slovakia, Euroweb Hungary and Euroweb Romania meet the criteria for presentation as discontinued operations under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets.", Therefore Euroweb Czech, Euroweb Slovakia, Euroweb Hungary and Euroweb Romania are reclassified as discontinued operations in the financial statements of the Company for all periods presented.

Through our subsidiary Navigator, we provide a full range of information technology outsourcing services. The IT outsourcing services provided by our company primarily comprise IT maintenance, procurement, consultancy and related services.

Our revenues come from the following three sources:

o Full service IT System operation (alias: Complete IT outsourcing), comprising full service support and maintenance with a cost-effective and competitive service desk system, call center, hotline support and remote troubleshooting;

o IT system implementation and IT project management, including consultancy, system design, development and implementation and training; and

o    Sale of IT devices.

Recently, a major IT Group named KFKI was acquired by Magyar Telekom Ltd. This consolidation may have a material effect on the IT service industry in Hungary, and may increase our difficulties in obtaining new customers. Currently, we anticipate that we will incur a goodwill impairment of approximately $6.3 million as of June 30, 2006. The goodwill impairment is attributable to the following:

o Loss of key personnel - as of May 31, 2006, Csaba Toro, former CEO of our company, has resigned. Mr. Toro was solely responsible for Hungarian operational and acquisition related matters, including the IT business line. The lack of Mr. Toro's business reputation and experiences will negatively influence our presence within the Hungarian market.

o Change in business climate and competition - in line with our future plans for the IT business we were involved in extensive discussions with competitors regarding a future merger with the Navigator group. As a result of Mr. Toro's resignation, those discussions have been suspended and significant movements and ownership changes at our potential targets have occurred during the second quarter of 2006. Presently, there are not target companies available to the Company, which could negatively effects.

o change in business climate and regulations - in April 2006, an election was held in Hungary. The new government was forced to introduce a restrictive fiscal policy resulting in higher taxes and other regulations. The additional corporate taxes and labor costs will have a negative impact on our labor intensive industry.

o loss of synergy and common customer base - due to the sale of Euroweb Hungary and Romania, potential synergy effects cannot be realized, including the utilization of a common customer base as a potential target.

o difficulties in obtaining new customers - based on our experiences as owners with Navigator operations over the past nine months and changes in the competitive environment in the last few months, we believe that obtaining new large customers will become increasingly difficult, which was essential in fulfilling the original middle term business plan.

Based on the events described above, we have updated their business projections and performed an impairment test relating to the goodwill as of June 30, 2006. We compared the fair value of the reporting unit (Navigator) to their carrying amounts, noting an impairment of goodwill of approximately $6.3 million. The calculation is based on preliminary amounts, and therefore actual results may differ.

     In June 2006, we commenced operations in the real estate industry through ERC. ERC has commenced seeking opportunities in the real estate industry, which opportunities are limited to the extent that the opportunities must satisfy the parameters set by the Board of Directors as follows:

o any Proposed RE Investment, including loans, shall not exceed a period of three years;

o the expected return on investment on the Proposed RE Investment will be at minimum 15% per year;

o the Proposed RE Investment will not be leveraged in excess of more than $1.50 for each $1.00 invested in equity; and

o each Proposed RE Investment will have a clear exit strategy (i.e. purchase, development and sale) and no Proposed RE Investment intent will be to acquire income producing real estate.

     On June 14, 2006, we entered into the Line of Credit with ERC, pursuant to which we agreed to loan ERC up to $10,000,000, which such loans will be payable on demand and accrue interest of 12% per annum. Pursuant to the terms of the Line of Credit, we advanced ERC $1,000,000 on June 14, 2006 for operational expenses.

     On June 19, 2006, ERC entered into an Investment Agreement with a third party, The Aquitania Corp. f/k/a/ AO Bonanza Las Vegas, Inc. ("AOB"), pursuant to which ERC, within its sole discretion, has agreed to provide secured loans to AOB not to exceed the amount of $10,000,000. ERC made the first loan to AOB in the amount of $2,600,000 as of June 20, 2006, from funds available to ERC from Euroweb as described above. AOB may request additional funds at anytime after July 15, 2006.

     AOB is developing the Property which is located in downtown Las Vegas, Nevada, where it intends to build 296 condominiums plus commercial space. AOB obtained entitlements to the Property, and has advised that it expects to break ground and commence sales during 2006.

     Each loan provided to AOB is due on demand or upon maturity on January 14, 2008. All loans will be secured by a deed of trust, assignment of rents and security agreement with respect to the property, along with ALTA American Land Title Association title policy to be issued by a title company. All proceeds from the loan are placed in an escrow and are released for specific purposes associated with the development of the Property.

     If ERC requests that the funds be paid on demand prior to maturity, then AOB shall be entitled to reduce the amount requested to be prepaid by 10%. The 10% discount will be paid to AOB in the form of shares of common stock of Euroweb, which will be computed by dividing the dollar amount of the 10% discount by the market price of Euroweb's shares of common stock.

     The terms of the loans require that ERC to be paid-off the greater of (i) the principal including 12% interest per annum or (ii) 33% of all gross profits derived from the Property.

     In addition, ERC has the right to acquire the Property for a purchase price of $15,000,000 (the "Purchase Price") through January 1, 2015. The Purchase is payable in $10,000,000 in cash and $5,000,000 in shares of common stock of Euroweb (the "AOB Shares"). The number of AOB Shares is determined by dividing $5,000,000 by the higher of (i) the book value of one share of our common stock based on our balance sheet filed with the Securities and Exchange Commission immediately prior to the exercise of the option or (ii) the 90 day weighted average price of our market price immediately prior to the exercise of the option multiplied by 110%. In the event that the number of shares of common stock issuable upon exercise of the option exceeds the number of shares of common stock that may be issued pursuant to the regulations of the exchange on which we are trading at the time of the exercise of the option, then we shall use our best efforts to have such issuance approved by the shareholders of our Company. If it is unable to obtain such approval, then ERC will pay the balance of the $5,000,000 in cash.

     During June and July 2006, ERC had entered into escrows to acquire vacant lots in California for development of single families houses. These escrows are pending and have not closed as of the date hereof.

     On June 2006, Euroweb's Board of Directors has approved a program to repurchase, from time to time, at management's discretion, up to 700,000 shares of Euroweb's common stock in the open market or in private transactions commencing on June 20, 2006 and continuing through December 15, 2006 at prevailing market prices.

     Repurchases will be made under the program using our own cash resources and will be in accordance with Rule 10b-18 under the Securities Exchange Act of 1934 and other applicable laws, rules and regulations. The Shemano Group will act as agent for our stock repurchase program. As of July 10, 2006, we acquired 49,568 shares at a cost of $130,533.58.

Critical Accounting Policies

The Company's discussion and analysis of its financial condition and results of operations are based upon its consolidated financial statements that have been prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This preparation requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. US GAAP provides the framework from which to make these estimates, assumption and disclosures. The Company chooses accounting policies within US GAAP that management believes are appropriate to accurately and fairly report the Company's operating results and financial position in a consistent manner. Management regularly assesses these policies in light of current and forecasted economic conditions. Accounting policies that management believes to be critical to understanding the results of operations and the effect of the more significant judgments and estimates used in the preparation of the consolidated financial statements are the same as those described in the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2005.

Commitments and contingencies

Our subsidiaries have entered into various capital leases for vehicles and internet equipment, as well as non-cancelable operational agreements for office premises.

We entered into a six-year agreement with our Chief Executive Officer and Director, Csaba Toro on October 18, 1999, which commenced January 1, 2000, and provided for an annual compensation of $96,000. The agreement was amended in 2004 and 2005. The amended agreement provides for an annual salary of $200,000 and a bonus of up to $150,000 in 2005, and an annual salary of $200,000 and a bonus of up to $150,000 in 2006, 2007 and 2008, as well as an annual car allowance of $30,000 for the same period. On May 24, 2006, we entered into a Severance Agreement with Mr. Toro in order to define the severance relationship between the two parties. In consideration for Toro agreeing to relinquish and release all rights and claims under the Employment Agreement including the payment of his annual salary, we agreed to pay Toro $750,000. In addition, Toro has submitted his resignation as Chief Executive Officer and as a director of our company effective June 1, 2006. The severance was fully paid in May 2006.

On April 6, 2005, we entered into a long-term loan agreement with Commerzbank Bank Rt (the "Bank") for HUF 201,250,000 (approximately $918,111 at the March 31, 2006 exchange rate), with an interest rate of three month Budapest Interbank Offered Rate ("BUBOR") +2.5%. Approximately $655,794 was outstanding at March 31, 2006. The loan is repayable in 14 quarterly installments of HUF 14,375,000 (approximately $65,579) plus quarterly interest starting on May 31, 2005. The shares of the Navigator and Euroweb Hungary were pledged as collateral for this loan, as well as a general lien established on all of the assets of these subsidiaries of Euroweb.

In addition to the long-term loan agreement, we also entered into an overdraft facility for unlimited period of time with 30 days termination period with the Bank for HUF 130,000,000 (approximately $593,066 at the March 31, 2006 exchange rate ) on July 20, 2005. Approximately $526,888 was outstanding at March 31, 2006. The interest rate is BUBOR + 1.5%.

We entered into a two-year employment agreement with Moshe Schnapp as President and Director of our company which commenced on April 15, 2005, and provided for an annual compensation of $250,000 to be paid in the form of Euroweb shares of common stock. The number of shares to be received by Mr. Schnapp is calculated based on the average closing price 10 days prior to the commencement of each employment year. For the year ended April 14, 2006, Mr. Schnapp will receive 82,781 Euroweb shares of common stock of which 58,968 were issued in January 2006. In July 2006, we issued the remaining 23,813 and 22,194 shares of common stock for services through July 30, 2006. Mr. Schnapp has advised our company that he intends to resign as the President and director after the annual meeting in August 2006. We will pay Mr. Schnapp for time served as per his employment agreement, without any compensation for early termination.

Effective July 1, 2006, we entered into a five-year employment agreement with Yossi Attia as the CEO of ERC which commenced on July 1, 2006 and provided for an annual compensation of $240,000 and a bonus of not less than $120,000 per year, as well as an annual car allowance for the same period. Yossi Attia will be entitled to a special bonus of 10% from the EBITDA of ERC, payable with our shares. The Board of Directors expects to appoint Mr. Attia as CEO of Euroweb on the same terms per his agreement with regard to ERC, though the entire executive compensation from this agreement will be paid only in our shares. Mr. Attia's employment agreement mentioned above further provides that, if employment is terminated other than for willful breach by the employee, for cause or in event of a change in control of Euroweb, then the employee has the right to terminate the agreement. In the event of any such termination, the employee will be entitled to receive the payment due on the balance of his employment agreement.

On June 19, 2006, ERC entered into an Investment Agreement with a third party, The Aquitania Corp. f/k/a AO Bonanza Las Vegas, Inc. ("AOB"), pursuant to which the ERC, within its sole discretion, has agreed to provide secured loans to AOB not to exceed the amount of $10,000,000. ERC made the first loan to AOB in the amount of $2,600,000 as of June 20, 2006, from funds available to ERC from our company. AOB is developing a real property in downtown Las Vegas, Nevada, where it intends to build 296 condominiums plus commercial space (the "Property"). AOB obtained entitlements to the Property, and has advised that it expects to break ground and commence sales during 2006. Each loan provided to AOB is due on demand or upon maturity on January 14, 2008. All loans will be secured by a deed of trust, assignment of rents and security agreement with respect to the property, along with ALTA American Land Title Association title policy to be issued by a title company. All proceeds from the loan are placed in an escrow and are released for specific purposes associated with the development of the Property.

If ERC requests that the funds be paid on demand prior to maturity, then AOB shall be entitled to reduce the amount requested to be prepaid by 10%. The 10% discount will be paid to AOB in the form of shares of common stock of Euroweb, which will be computed by dividing the dollar amount of the 10% discount by the market price of Euroweb's shares of common stock. The terms of the loans require that ERC to be paid-off the greater of (i) the principal including 12% interest per annum or (ii) 33% of all gross profits derived from the Property.

In addition, ERC has the right to acquire the Property for a purchase price of $15,000,000 (the "Purchase Price") through January 1, 2015. The Purchase is payable in $10,000,000 in cash and $5,000,000 in shares of common stock of the Company (the "AOB Shares"). The number of AOB Shares is determined by dividing $5,000,000 by the higher of (i) the book value of one share of Euroweb's common stock based on Euroweb's balance sheet filed with the Securities and Exchange Commission immediately prior to the exercise of the option or (ii) the 90 day weighted average price of Euroweb's market price immediately prior to the exercise of the option multiplied by 110%. In the event that the number of shares of common stock issuable upon exercise of the option exceeds the number of shares of common stock that may be issued pursuant to the regulations of the exchange on which Euroweb is trading at the time of the exercise of the option, then Euroweb shall use its best efforts to have such issuance approved by the shareholders of Euroweb. If it is unable to obtain such approval, then ERC will pay the balance of the $5,000,000 in cash.

On June 22, 2006, ERC entered into a Letter of Intent ("LOI") with a third party, Messrs Zamir, Zion and Yossi ("ZZY"), pursuant to which ERC has agreed to create a joint venture with ZZY to acquire and develop two residential lots in the Los Angeles vicinity as a 12 unit or more condominium project. The parties will share equally the needed investment in the project, as well as its proceeds. ERC advanced ZZY $510,000 as a downpayment. Closing of escrow and a definitive agreement, if at all, is expected during July 2006. ERC is conducting due diligence on the transaction, and can cancel it with no penalty, before the closing of escrow. On July 2006 ERC entered two separate purchase and escrow instructions to acquire lots in California for future development as single families' homes. These escrows are still pending.

The following table summarizes the cash commitments described above:

                                                                                After
Contractual Cash Obligations                2007          2008        2009       2009
-------------------------------------   -----------   -----------   --------   --------
Capital leases                                   --            --         --         --
Operational leases - Hungary            $   278,408   $   278,408   $278,408   $266,807
Operational leases - California         $    33,000   $    33,000   $ 33,000   $ 33,000
Operational leases - Nevada             $    24,000   $    24,000   $ 24,000   $ 24,000
Employment agreements                   $   360,000   $   360,000   $360,000   $360,000
Finance commitment                      $10,000,000   $10,000,000         --         --
Joint Venture commitments               $ 1,200,000            --         --         --
Bank overdraft                          $   526,880            --         --         --
Bank loan payable                       $   262,317   $   196,738         --         --
Interest on bank loans and overdraft*   $    43,000   $     7,400         --         --
                                        -----------   -----------   --------   --------
Total Contractual Cash Obligations      $12,727,605   $10,899,546   $695,408   $683,807
                                        ===========   ===========   ========   ========

* estimated

Due to our strategy of aggressive acquisition, the Company may seek to incur additional material debts, which are not reflected in the table above.

RESULTS OF OPERATIONS

Three Months Period Ended March 31, 2006 Compared to Three Months Period Ended March 31, 2005

Due to the acquisition of Navigator on October 7, 2005 and the discontinued operation presentation of Euroweb Hungary, Euroweb Romania and Euroweb Slovakia, the condensed consolidated statements of operations for the quarter ended March 31, 2006 and 2005 are not comparable. The financial figures for 2005 only include the corporate expenses of the Company's legal entity registered in the State of Delaware, while Navigator is only consolidated since October 7, 2005.

Three months ended March 31,     2006       2005
                               ----------   ----
Total revenues                 $1,792,286    $0

The revenue increase reflects the consolidation of Navigator from October 7, 2005.

Cost of revenues (excluding depreciation and amortization)

The following table summarizes cost of revenues (excluding depreciation and amortization) for the three months ended March 31, 2006 and 2005:

Three months ended March 31,      2006     2005
                               ---------   ----
Total cost of revenues          $662,218    $0

Cost of revenues (excluding depreciation and amortization) principally comprises the cost of fixed assets sold during the course of IT outsourcing projects, the cost of materials required to perform IT outsourcing activities and the cost of project-dedicated sub-contractors consolidated from October 7, 2005.

Compensation and related costs

The following table summarizes compensation and related costs for the three months ended March 31, 2006 and 2005:

Three months ended March 31,       2006     2005
                                 --------  -------
Compensation and related costs   $761,766  $97,899

Overall, compensation and related costs increased by 678% (approximately $664,000). The increase is primarily attributable to the acquisition of Navigator in October 2005 (approximately $567,000) and the compensation for the new president (approximately $62,000). The remaining increase is due to the increase of compensation charge on options issued to employees in accordance with SFAS 123R.

Consulting, director and professional fees

The following table summarizes consulting and professional fees for the three months ended March 31, 2006 and 2005:

Three months ended March 31,     2006       2005
                               --------   --------
Consulting, director and
  professional fees            $421,676   $178,538

Overall, consulting, director and professional fees increased by 136% (approximately $243,000). The increase is primarily attributable to the acquisition of Navigator in October 2005 (approximately $109,000) and a compensation charge on stock option and warrants to directors and consultants in accordance with SFAS 123R (approximately $134,000).

Other selling, general and administrative expenses

The following table summarizes other selling, general and administrative expenses for the three months ended March 31, 2006 and 2005:

Three months ended March 31,     2006       2005
                               --------   --------
Other selling, general and
  administrative expenses      $279,433   $116,134

Overall other selling, general and administrative expenses increased by 141% (approximately $163,000) mainly due to the acquisition of Navigator in October 2005.

Depreciation and amortization

The following table summarizes depreciation and amortization for the three months ended March 31, 2006 and 2005:

Three months ended March 31,            2006     2005
                                      --------   ----
Depreciation                          $107,730    $-
Amortization of intangibles           $347,490     -
                                                   -
                                      --------   ---
Total depreciation and amortization   $455,220    $-
                                      ========   ===

Depreciation has increased by $107,730 in the three months ended March 31, 2006. The increase can be attributed exclusively to the acquisition of Navigator.

Amortization of intangibles of $347,490 in 2006 relates to certain customer contracts of Navigator, which were recognized as intangible assets upon acquisition.

Interest expense

The following table summarizes interest expense for the three months ended March 31, 2006 and 2005:

Three months ended March 31,     2006     2005
                               --------   ----
Interest expense               $(31,182)     -

The increase in interest expense is due to the consolidation of Navigator. The loan liability of Navigator has increased interest expense by more than $31,000 due to bank loan and overdraft facility outstanding.

YEAR ENDED DECEMBER 31, 2005 COMPARED TO YEAR ENDED DECEMBER 31, 2004

Due to the acquisition of Navigator Informatika Rt. on October 7, 2005 and the discontinued operation presentation of Euroweb Hungary, Euroweb Romania, Euroweb Slovakia and Euroweb Czech, the profit and loss statements for the year ended December 31, 2005 and 2004 are not comparable. The financial figures for 2004 only show the corporate expenses of the Company's legal entity registered in the State of Delaware, while Navigator is only consolidated from October 7, 2005.

Year ended December 31,      2005      2004
                          ----------   ----
  Total Revenues          $1,964,998    $0

The revenue increase reflects the consolidation of Navigator from October 7, 2005.

Cost of revenues (excluding depreciation and amortization)

The following table summarizes our cost of revenues (excluding depreciation and amortization) for the year ended December 31, 2005 and 2004:

Year ended December 31,      2005     2004
                           --------   ----
  Total cost of revenues   $511,658    $0

Cost of revenues (excluding depreciation and amortization) principally comprises cost of fixed assets sold during the course of IT outsourcing projects, cost of materials required to perform IT outsourcing activities and cost of project-dedicated sub-contractors consolidated from October 7, 2005.

Compensation and related costs

The following table summarizes our compensation and related costs for the year ended December 31, 2005 and 2004:

Year ended December 31,               2005        2004
                                   ----------   --------
  Compensation and related costs   $1,054,342   $361,809

Overall compensation and related costs increased by 191% (approximately $693,000) due mainly to the following factors: increase due to acquisition of Navigator in October 2005 (estimated at approximately $495,000) and compensation for the new president.

Consulting, director and professional fees

The following table summarizes our consulting and professional fees for the year ended December 31, 2005 and 2004:

Year ended December 31,                           2005        2004
                                               ----------   --------
  Consulting, director and professional fees   $1,396,096   $463,549

Overall consulting, director and professional fees increased by 201% (approximately $933,000) due mainly to the following factors: increase due to acquisition of Navigator in October 2005 (estimated at approximately $384,000) and the remaining increase of $549,000 is due to increased cost of several consultants, investment bankers, advisors, accounting and lawyers fee in relation with the acquisition and disposal activity of the company during the year as well as compensation charge of warrants issued during 2005.

Other selling, general and administrative expenses

The following table summarizes our other selling, general and administrative expenses for the year ended December 31, 2005 and 2004:

Year ended December 31,                                  2005       2004
                                                       --------   --------
  Other selling, general and administrative expenses   $703,770   $454,514

Overall other selling, general and administrative expenses increased by 55% (approximately $249,000) mainly due to the acquisition of Navigator in October 2005.

Depreciation and amortization

The following table summarizes our depreciation and amortization for the year ended December 31, 2005 and 2004:

Year ended December 31,                      2005      2004
                                           --------   ------
  Depreciation                             $147,547   $2,048
  Amortization of intangibles              $361,931        -
    Total depreciation and  amortization   $509,478   $2,048

Depreciation has increased to $147,547 in the year ended December 31, 2005 compared to the same period in 2004. The increase can be attributed exclusively to the acquisition of Navigator.

Amortization of intangibles of $361,931 in 2005 relates to certain customer contracts of Navigator, which were recognized as intangible assets upon acquisition.

Net interest income

The following table summarizes our net interest income for the year ended December 31, 2005 and 2004:

Year ended December 31,               2005       2004
                                    --------   -------
  Interest income                   $  2,512   $49,154
  Interest expense                  $(38,240)        -
    Net interest (expense) income   $(35,728)  $49,154

The decrease in net interest income is due to the fact that (i) less interest-generating funds were available in this period than in the same period of the previous year because funds were disbursed in connection with acquisition of Navigator in 2005 (ii) the effective interest rate on these investments has decreased over the periods in question (iii) securities expired on February 15, 2004, without new investments being made due to cash being needed to fund acquisitions in 2004, and (iv) consolidation of Navigator and the loan liability of Navigator has increased interest expense by more than $38,000 due to loans outstanding, and consequently have reduced net interest income.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2006, our cash, cash equivalents and marketable securities were approximately $0.7 million, a decrease of approximately $0.9 million from the end of fiscal year 2005. Due to cash consumption of losses in the three month period ended March 31, 2006 and 2005, cash flow provided by (used in) operation did not offset the cash used in financing and investing activities neither in the three months ended March 31, 2006 nor in the three months ended March 31, 2005.

Cash flow used in operating activities for the three months ended March 31, 2006 was $0.1 million in opposite to $0.3 million cash provided by operating activities in the months ended March 31, 2005. The $0.4 million change is due to the decreased profitability of the subsidiaries of the Company.

Cash used in investing activities included Navigator related $0.1 million capital expenditures in the three months ended March 31, 2006, while investing activities from discontinued operations were $0.5 million both in the three months ended 2006 and 2005.

Cash used in financing activities was $0.1 million in 2005 and 2006. Navigator related cash provided by the financing activity was $0.1 million mainly due to the utilization of bank overdraft, while Euroweb Hungary and Euroweb Romania related cash used in financial activities as discontinued operation increased by $0.1 million comparing 2005 is mainly due to partial loan repayment by Euroweb Hungary in connection with $6 million Navigator related loan provided by Commerzbank Hungary Rt in October 2005.

We currently anticipate that our available cash resources will be sufficient to meet its presently anticipated working capital and capital expenditure requirements for at least the next 12 months due to the sale of Euroweb Hungary and Euroweb Romania resulting in over $20 million cash available for our company.

In the event we make future acquisitions, especially in real estate, the excess cash on hand, additional bank loans or fund raising may be used to finance such future acquisitions. We may consider the sale of non-strategic assets or subsidiaries, or raising funds, or both.

Inflation and Foreign Currency

We maintain our books in the Hungarian Forint for Navigator and US Dollars for the Euroweb and Euroweb RE Corp.

Our operations are primarily outside of the United States through our wholly-owned subsidiary. All our customers are in Hungary. As a result, fluctuations in currency exchange rates may significantly affect our sales, profitability and financial position when the foreign currencies, primarily the Hungarian Forint, of its international operations are translated into U.S. dollars for financial reporting. In additional, we are also subject to currency fluctuation risk with respect to certain foreign currency denominated receivables and payables. Although we cannot predict the extent to which currency fluctuations may or will affect our business and financial position, there is a risk that such fluctuations will have an adverse impact on our sales, profits and financial position. Because differing portions of our revenues and costs are denominated in foreign currency, movements could impact our margins by, for example, decreasing our foreign revenues when the dollar strengthens and not correspondingly decreasing our expenses. We do not currently hedge our currency exposure.

The translation of our subsidiaries forint denominated balance sheets into U.S. dollars, as of March 31, 2006, has been affected by the weakening of the Hungarian forint against the U.S. dollar from 213.58 as of December 31, 2005, to
219.20 as of March 31, 2006, an approximate 3% depreciation in value. The average Hungarian forint/U.S. dollar exchange rates used for the translation of the subsidiaries forint denominated statements of operations into U.S. dollars, for the three months ended March 31, 2006 and 2005 were 213.52 and 185.71, respectively.

Effect of Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4" ("SFAS 151"). SFAS 151 amends Accounting Research Bulletin No. 43, Chapter 4, "Inventory Pricing" ("ARB 43") to eliminate the "so abnormal" criterion in ARB 43 and requires companies to recognize abnormal freight, handling costs, and amounts of wasted material (spoilage) as current-period charges. Additionally, SFAS 151 clarifies that fixed production overhead cost should be allocated to inventory based on the normal capacity of the production facility. Management adopted this Statement as of January 1, 2006 and will apply its standards after such date. The adoption of SFAS No. 151 did not have a material impact on the Company's financial statements.

Effective January 1, 2006, we adopted the fair value recognition provisions of SFAS 123R, Share-Based Payment, using the modified prospective transition method and therefore did not restate results for prior periods. Prior to January 1, 2006, we accounted for share-based compensation arrangements in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees and complied with the disclosure provisions of SFAS 123, Accounting for Stock-Based Compensation. SFAS 123R requires all public entities that used the fair-value method for either recognition or disclosure under SFAS 123 to apply the modified prospective transition method as of the required effective date. As a result, we adopted the provisions of SFAS 123R using this method, effective January 1, 2006. Under the modified prospective method, new awards are valued and accounted for prospectively upon adoption. Outstanding prior awards that are unvested as of January 1, 2006 are recognized as compensation cost over the remaining requisite service periods, as prior periods may not be restated. The adoption of SFAS 123R increased our expenses and reported net loss for the three months ended March 31, 2006 by $0.1 million.

Management forecasts that the impact of adopting SFAS 123R for the twelve months ending December 31, 2006 will be approximately $0.4 million. This forecast is based on the Black-Scholes option-pricing model, the price of our stock at the time of grants, the volatility of our stock price and the expected forfeiture rates. As such, our actual stock option expense may differ from this estimate.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140" ("SFAS 155"). SFAS 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS 155 resolves issues addressed in SFAS 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." SFAS 155 is effective for the Company for all financial instruments acquired or issued after January 1, 2007 and is not expected to have a material impact on the Company's financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" which replaces Accounting Principles Board Opinions No. 20 "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements." This statement applies to all voluntary changes in accounting principle and changes resulting from adoption of a new accounting pronouncement that does not specify transition requirements. SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle should be recognized in the period of the accounting change. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 with early implementation permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this statement was issued. SFAS 154 is effective for the Company as of January 1, 2006 and is not expected to have a material impact on financial statements.

                                    BUSINESS

HISTORY OF BUSINESS

We are a Delaware corporation and we were organized on November 9, 1992. It was a development stage company through December 1993. In 1997, Euroweb entered the Internet field in Hungary and grew through various acquisitions not only in Hungary, but also in the Czech Republic, Slovakia and Romania.

In December 2004, Euroweb disposed of its 100% interest in its subsidiary in Czech Republic and in April 2005 also sold its 100% interest in its subsidiary in Slovakia. At that time, we were focusing on maintaining and growing its remaining operations in Hungary and Romania.

In October 2005, we stepped into the information technology ("IT") sector by acquiring 100% ownership of Navigator Informatika Rt. ("Navigator"), a Hungary-based provider of IT outsourcing, applications development and IT consulting services.

On December 19, 2005, we entered into a definitive Share Purchase agreement for the sale of our two Internet- and Telecom-related operating subsidiaries, Euroweb Internet Szolgaltato Rt. ("Euroweb Hungary") and Euroweb Romania S.A. ("Euroweb Romania"). Pursuant to the Agreement, we sold and, Invitel purchased, 100% of our interest in Euroweb Hungary and Euroweb Romania. The closing occurred on May 23, 2006. The purchase price paid was USD $30,000,000

On January 28, 2005, KPN Telecom BV entered into a Stock Purchase Agreement, as amended, whereby it sold to CORCYRA d.o.o., a Croatian company ("CORCYRA"), (i) 289,855 shares (the "Initial Shares") of our common stock for US $1,000,000 on February 1, 2005 and (ii) 434,783 shares (the "Secondary Shares") of our common stock for US $1,500,000 on April 28, 2006. CORCYRA has also agreed to purchase and, KPN Telecom has agreed to sell, KPN Telecom's remaining 1,601,405 shares of our common stock on December 31, 2006; provided, however, that upon 14 days' prior written notice to KPN Telecom, CORCYRA may accelerate the final closing to an earlier month-end date as specified in such notice subject to the satisfaction or waiver of all of the conditions to closing set forth in the Purchase Agreement.

On June 11, 2006, the Board of Directors of Euroweb, as part of its strategy on redirecting our company into new markets, voted to pursue real estate business opportunities through focusing on developing joint ventures, providing loans for the development of property, engaging in the development of property and the construction of various types of facilities and investing in real estate opportunities. In connection with the new business strategy in June 2006, we entered into a line of credit agreement (the "Line of Credit") with Euroweb RE Corp. ("ERC"), our wholly-owned subsidiary, which was set up in June 2006, pursuant to which we agreed to loan ERC up to $10,000,000, which such loans will be payable on demand and accrue interest of 12% per annum. Pursuant to the terms of the Line of Credit, we advanced ERC $1,000,000 on June 14, 2006 for operational expenses. ERC made the first loan to a third party real estate developer in the amount of $2,600,000 as of June 20, 2006, from funds available to ERC from our company. ERC advanced $510,000 in connection with the development of a properties located in California.

EUROWEB STRATEGY

We commenced a consolidation strategy in various Central and Eastern European countries as follows:

      o In Hungary the Company acquired three Internet and telecommunications companies in 1997 that were eventually consolidated and named Euroweb Internet Szolgaltato Rt. We acquired Freestart Kft ("Freestart") in 2003 and Elender Rt. "Elender" in 2004, which were subsequently merged with Euroweb Hungary. We also acquired Navigator Informatika Rt. in Hungary in 2005;

      o In Romania, we acquired two Internet and telecommunications companies in 2000 that were eventually consolidated and named Euroweb Romania;

      o In Slovakia we acquired four Internet and telecommunications companies from 1999 to 2000, that were eventually consolidated and named Euroweb Slovakia; and

      o In the Czech Republic, we acquired two Internet and telecommunications companies during 1999 and 2000 that were eventually consolidated and named Euroweb Czech Republic.

In 2004, management recognized that the leased line market for an Internet service provider ("ISP") has a limited ability to generate profit. The expectation that our core Internet business is likely to become more and more difficult to grow without our own infrastructure led Euroweb to decide to move into a new and fresh market.

In 2004, we commenced this strategy with the sale of our Internet service assets located in the Czech Republic and Slovakia. The disposition of Euroweb Hungary and Romania was the culmination of our decision to move out of the Internet service market. We closed the sale of Euroweb Hungary and Romania in May 2006.

The acquisition of Navigator was a key element in redirecting Euroweb into new markets. The closing of the sale of Euroweb Hungary and Euroweb Romania will allow our company to redeploy capital to acquire additional assets in IT space, real estate projects in Central and Eastern Europe and in North America and other unidentified industries that the we deem profitable. If the opportunity presents itself, we will consider implementing our consolidation strategy with our remaining subsidiary and any other business that we enter including the real estate industry through ERC. However, we do not presently have any plans, proposals or arrangements to redeploy our capital or engage in any specific acquisitions except for the development of our real estate business as outlined below. We have not yet identified any additional specific industries in which to invest.

Through Navigator, rather than servicing individual users, we focuses our efforts on business users and seeks to satisfy their IT outsource service needs with high quality and reliable service. In addition to Central Europe, we will seek opportunities in the United States, provided that they consist of certain parameters, which are deemed to be potentially lucrative for the Company.

The Board of Directors of Euroweb, as part of its strategy on redirecting our company into new markets, voted to pursue real estate business opportunities through focusing on developing joint ventures, providing loans for the development of property, engaging in the development of property and the construction of various types of facilities and investing in real estate opportunities.

HISTORY OF ACQUISITIONS AND DISPOSITIONS

Euroweb entered the ISP market in Central Europe through various acquisitions of companies in that area over the past eight years. In 2005, the scope of activity was changed by the acquisition of Navigator, which is active in the IT services industry and the decision to sell our operations in the ISP market. In 2006 the scope of activity was diversified to include real estate activities and investments.

Hungary

On January 2, 1997, Euroweb acquired all of the outstanding stock of three Hungarian ISPs for a total purchase price of approximately $1,785,000, consisting of 28,800 shares of common stock of our company and $1,425,000 in cash (collectively, the "1997 Acquisitions"). The 1997 Acquisitions included the following:

o Eunet (Hungary Ltd.) for a total cash cost of $1,000,000, and an assumption of $128,000 in liabilities;

o E-Net Hungary Telecommunications and Multimedia for a total cash cost of $200,000 and $150,000 in stock (12,000 shares); and

o MS Telecom Rt. for a total cash cost of $225,000 and $210,000 in stock (16,800 shares).

Thereafter in 1997, the three Hungarian companies were combined and merged into a new Hungarian entity, Euroweb Hungary. On November 22, 1998, we sold 51% of the outstanding shares of Euroweb Hungary to Pantel Rt. ("Pantel") for $2,200,000 in cash and an agreement to increase the share capital of Euroweb Hungary by $300,000 without changing the ownership ratio. In February 2004, we acquired the 51% of Euroweb Hungary that it had sold to Pantel. The consideration paid by our company for the 51% interest comprised EUR 1,650,000 ($2,105,000) in cash and a guarantee that Euroweb Hungary will purchase at least HUF 600 million (approximately $3,000,000) worth of services from Pantel Rt. in each of the three years ending December 31, 2006. In each of 2004 and 2005, Euroweb Hungary and subsidiaries purchased in excess of HUF 700 million (approximately $3,500,000) in services from Pantel. In 2006, Invitel took over this guarantee from Euroweb as part of its acquisition of Euroweb Hungary and Euroweb Romania.

On June 9, 2004, we acquired all of the outstanding shares of Elender, an ISP located in Hungary that provides internet access to the corporate and institutional (public) sector and, amongst others, 2,300 schools in Hungary. Consideration paid of $9,350,005 consisted of $6,500,000 in cash and 677,201 of our shares of common stock, valued at $2,508,353 excluding registration cost, and $341,652 in transaction costs (consisting primarily of professional fees incurred related to attorneys, accountants and valuation advisors).

Under the terms of this agreement, we placed 248,111 unregistered shares of newly issued common stock with an escrow agent as security for approximately $1.5 million loans payable to former shareholders of Elender. The shares will be returned to our company from escrow once the outstanding loans have been fully repaid. However, if there is a default on the outstanding loan, then the shares will be issued to the other party and we are then obliged to register the shares. As of December 31, 2005, we have repaid all of the loans that were outstanding. In January 2006, we acquired and subsequently cancelled the shares that were put into escrow.

On October 7, 2005, we acquired all of the outstanding shares of Navigator, a Hungary-based provider of IT outsourcing, applications development and IT consulting services. Consideration paid of $10,760,772 consisted of $8,500,000 in cash and 441,566 shares of Euroweb common stock valued at $1,752,134 excluding registration cost, and $508,638 in transaction costs (consisting primarily of professional fees incurred related to attorneys, accountants and valuation advisors).

On December 19, 2005, Euroweb entered into a share purchase agreement with Invitel Tavkozlesi Szolgaltato Rt. ("Invitel") for the sale of Euroweb Hungary and Euroweb Romania. The purchase price for the subsidiaries specified in the share purchase agreement is $30,000,000. 98% of the purchase price, or $29,400,000, was paid at closing and the remaining 2% was paid in July 2006. As part of the closing, $6,000,000 from the cash proceeds was paid by Euroweb International to Euroweb Hungary in exchange for the 85% ownership of Navigator currently held by Euroweb Hungary. This amount was used by Euroweb Hungary for repayment of $6,000,000 bank loan obtained for the acquisition of Navigator. The closing of the sale of Euroweb Hungary and Euroweb Romania occurred in May 2006.

Romania

On May 19, 2000, we purchased all of the Internet related assets of Sumitkom Rokura, S.R.L. an ISP in Romania, for $1,561,125 in cash. The acquisition has been accounted for as an asset purchase with a value of $1,150,000 being assigned to customer lists acquired.

On June 14, 2000, we acquired all of our outstanding shares of capital stock of Mediator S.A., an ISP in Romania for $2,040,000 in cash and the assumption of a $540,000 liability to the former owner payable in annual installments of $180,000 commencing on June 1, 2001. Goodwill arising on this purchase was $2,455,223. Immediately after the purchase, the name of this company was changed to Euroweb Romania. This acquisition was effective as of July 1, 2000. The closing of the sale of Euroweb Romania occurred in May 2006.

Czech Republic

On June 11, 1999, we acquired all of the participating interests of Luko CzechNet, an ISP in the Czech Republic, for a total cost of $1,862,154, including 90,000 shares of our common stock and 50,000 options valued at $2.00 per share; the balance paid in cash. This acquisition was effective as of June 1, 1999.

On August 25, 2000, our company, through our subsidiary, Luko Czech, acquired all of the outstanding capital stock of Stand s.r.o., an ISP in the Czech Republic, for $280,735 in cash. Stand s.r.o. was merged into Luko Czech under the name of Euroweb Czech Republic. This acquisition was effective as of September 1, 2000.

On December 16, 2004, we sold all of our shares in our wholly-owned subsidiary, Euroweb Czech for cash of $500,000. Additionally, as a part of the transaction, we forgave $400,000 of loans receivable from Euroweb Czech.

Slovakia

On July 15, 1999, we acquired all of the outstanding shares of capital stock of EUnet Slovakia, an ISP in the Slovak Republic, for a total cost of $813,299 including 47,408 shares of our common stock valued at $400,005 issued August 9, 1999; the balance was paid in cash. This acquisition was effective as of August 1, 1999.

We made another acquisition of a Slovak ISP on July 15, 1999 with the purchase of 70% of the outstanding shares of Dodo s.r.o.'s subsidiary, R-Net, for a total cost of $630,234, including 29,091 shares of our common stock valued at $200,000 issued August 13, 1999; the balance was paid in cash. This acquisition was effective as of August 1, 1999.

On September 23, 1999 and November 16, 1999, we acquired from Slavia Capital o.c.p., a.s. 70% and 30%, respectively, of the issued and outstanding stock of Global Network Services a.s.c., a Slovakian corporation providing Internet service primarily to businesses located in Bratislava and other major cities in Slovakia for a total purchase price of $1,633,051, including 71,114 shares of our common stock valued at $499,929 issued on September 23, 1999; the balance was paid in cash. The acquisition of 70% of Global Network Services a.s.c. was effective as of October 1, 1999.

On April 21, 2000, we acquired all of the outstanding capital stock of Isternet SR, s.r.o., an ISP in the Slovak Republic, for $1,029,299 in cash. Goodwill arising on this purchase was $945,200. This acquisition was effective May 1, 2000.

On May 22, 2000, we acquired the remaining 30% of R-Net (the initial 70% being acquired in 1999) for $355,810 in cash. Goodwill arising on this purchase was $357,565.

All of our Slovakian operations were then merged into one company under the name of Euroweb Slovakia. On April 15, 2005, Euroweb sold 100% of its interest in its wholly-owned subsidiary Euroweb Slovakia to DanubiaTel a.s. The purchase price was $2,700,000.

Euroweb Czech Republic, Euroweb Hungary, Euroweb Slovakia and Euroweb Romania are classified as discontinued operations in our financial statements for all periods presented.

North America - United States

In June 2006, we commenced operations in the real estate industry through ERC. ERC has commenced seeking opportunities in the real estate industry, which opportunities are limited to the extent that the opportunities must satisfy the parameters set by the Board of Directors as follows:

      o any Proposed RE Investment, including loans, shall not exceed a period of three years;

      o the expected return on investment on the Proposed RE Investment will be at minimum 15% per year;

      o the Proposed RE Investment will not be leveraged in excess of more than $1.50 for each $1.00 invested in equity; and

      o each Proposed RE Investment will have a clear exit strategy (i.e. purchase, development and sale) and no Proposed RE Investment intent will be to acquire income producing real estate.

On June 19, 2006, ERC entered into an Investment Agreement with a third party, The Aquitania Corp. f/k/a AO Bonanza Las Vegas, Inc. ("AOB"), pursuant to which the ERC, within its sole discretion, has agreed to provide secured loans to AOB not to exceed the amount of $10,000,000. ERC made the first loan to AOB in the amount of $2,600,000 as of June 20, 2006, from funds available to ERC from our company. AOB is developing a real property in downtown Las Vegas, Nevada, where it intends to build 296 condominiums plus commercial space (the "Property"). AOB obtained entitlements to the Property, and has advised that it expects to break ground and commence sales during 2006. Each loan provided to AOB is due on demand or upon maturity on January 14, 2008. All loans will be secured by a deed of trust, assignment of rents and security agreement with respect to the property, along with ALTA American Land Title Association title policy to be issued by a title company. All proceeds from the loan are placed in an escrow and are released for specific purposes associated with the development of the Property.

If ERC requests that the funds be paid on demand prior to maturity, then AOB shall be entitled to reduce the amount requested to be prepaid by 10%. The 10% discount will be paid to AOB in the form of shares of common stock of Euroweb, which will be computed by dividing the dollar amount of the 10% discount by the market price of Euroweb's shares of common stock. The terms of the loans require that ERC to be paid-off the greater of (i) the principal including 12% interest per annum or (ii) 33% of all gross profits derived from the Property.

In addition, ERC has the right to acquire the Property for a purchase price of $15,000,000 (the "Purchase Price") through January 1, 2015. The Purchase is payable in $10,000,000 in cash and $5,000,000 in shares of common stock of the Company (the "AOB Shares"). The number of AOB Shares is determined by dividing $5,000,000 by the higher of (i) the book value of one share of Euroweb's common stock based on Euroweb's balance sheet filed with the Securities and Exchange Commission immediately prior to the exercise of the option or (ii) the 90 day weighted average price of Euroweb's market price immediately prior to the exercise of the option multiplied by 110%. In the event that the number of shares of common stock issuable upon exercise of the option exceeds the number of shares of common stock that may be issued pursuant to the regulations of the exchange on which Euroweb is trading at the time of the exercise of the option, then Euroweb shall use its best efforts to have such issuance approved by the shareholders of Euroweb. If it is unable to obtain such approval, then ERC will pay the balance of the $5,000,000 in cash.

On June 22, 2006, ERC entered into a Letter of Intent ("LOI") with a third party, Messrs Zamir, Zion and Yossi ("ZZY"), pursuant to which ERC has agreed to create a joint venture with ZZY to acquire and develop two residential lots in the Los Angeles vicinity as a 12 unit or more condominium project. The parties will share equally the needed investment in the project, as well as its proceeds. ERC advanced ZZY with $510,000 as down payment. Closing of escrow and a definitive agreement, if at all, is expected during July 2006. ERC is conducting due diligence on the transaction, and can cancel it with no penalty, before the closing of escrow. On July 2006 ERC entered two separate purchase and escrow instructions to acquire lots in California for future development as single families' homes. These escrows are still pending.

                              PRODUCTS AND SERVICES

Navigator operates through our wholly owned subsidiaries, Navigator Info Kft. and Navigator Engineering Kft. and is engaged in information technology outsourcing, applications development and information technology consulting services, primarily in the Hungarian market. Navigator's client base includes primarily large organizations both in the corporate and institutional (public) sector.

The revenues of Navigator are generated from recurring services, from project-based one-time services and from the sale of IT devices. Navigator provides IT services in the following fields, according to client demands:

o Full service IT System operation (alias: Complete IT outsourcing), comprising full service support and maintenance with a cost-effective and competitive service desk system, call center, hotline support and remote troubleshooting

o IT system implementation and IT project management, including: consultancy, system design, development and implementation and training; and

o     Sale of IT devices

CUSTOMERS

Through our Navigator subsidiary, we serve more than 3,500 users, close to 100 companies, government institutes, mid-sized and large corporations. The customers are local and national businesses and professionals, including telecommunication carriers and multinational corporations. However, 27% of the consolidated sales revenue of $1,964,998 in the period from October 7, 2005 to December 31, 2005 is derived from one customer, which was a former owner of Navigator. 83% of the consolidated sales revenue for the period October 7, 2005 to December 31, 2005 was generated from the four most significant customers of the Company.

ORGANIZATION

Project management

Navigator employs approximately five people in project management, who are mainly responsible for bid-management and operations service management activities. Their main task involves creating business offers and interaction with IT System operation departments within the Company.

Operations and maintenance

Navigator employs approximately 50 people in operations and maintenance, who are mainly responsible for client and servers support activities. Their main task involves full service client support, server hosting and close interaction with bid-management departments within the company.

Sales and Marketing

Navigator employs approximately three people in sales and one person in marketing. To date, Navigator has sold its IT oursource products and services primarily through direct personal and telephone contact. The sales force works closely with the bid-management group, which is responsible for installations at multiple sites, support and technical consulting services.

Real Estate Business

On June 11, 2006, the Board of Directors, as part of its strategy on redirecting our company into new markets, voted to pursue real estate business opportunities through focusing on developing joint ventures, providing loans for the development of property, engaging in the development of property and the construction of various types of facilities and investing in real estate opportunities. In connection with the new business line, on June 14, 2006, the Company entered into a line of credit agreement (the "Line of Credit") with Euroweb RE Corp. ("ERC"), its wholly-owned subsidiary, pursuant to which we agreed to loan ERC up to $10,000,000, which such loans will be payable on demand and accrue interest of 12% per annum. Pursuant to the terms of the Line of Credit, we loaned ERC $1,000,000 on June 14, 2006 for operational expenses.

ERC has commenced seeking opportunities in the real estate industry, which opportunities are limited to the extent that the opportunities must satisfy the parameters set by the Board of Directors of our company as follows:

      o any investment in the real estate opportunity (the "Proposed RE Investment"), including loans, shall not exceed a period of three years;

      o the expected return on investment on the Proposed RE Investment will be at minimum 15% per year;

      o the Proposed RE Investment will not be leveraged in excess of more than $1.50 for each $1.00 invested in equity; and

      o each Proposed RE Investment will have a clear exit strategy (i.e. purchase, development and sale) and no Proposed RE Investment intent will be to acquire income producing real estate.

      As the sole shareholder of ERC, we appointed Yossi Attia, a director of our company, as the Chief Executive Officer of ERC. Mr. Attia and ERC have agreed to enter into an agreement effective July 1, 2006 pursuant to which Mr. Attia will agree to not compete with the activities of ERC in any manner whatsoever. On July 1, 2006, we entered into a five-year employment agreement with Yossi Attia as the CEO of ERC which commenced on July 1,, 2006 and provided for an annual compensation of $240,000 and a bonus of not less than $120,000 per year, as well as an annual car allowance for the same period. Yossi Attia will be entitle to a special bonus of 10% from the EBITDA of ERC, payable with the Company shares.

      The Board expects to appoint Mr. Attia as CEO of Euroweb on the same terms per his agreement with regard to ERC, though the entire executive compensation from this agreement will be paid only in Company shares.

FEDERAL GOVERNMENT VENDOR

On July 10, 2006, Euroweb registered with the United States Federal Government as a vendor for federal business opportunities through the FedBizOpps system. The Company registered as a general building contractor, a contractor and supplier of prefabricated structures, and other construction and development related categories.

FedBizOpps.gov is the single government point-of-entry (GPE) for Federal government procurement opportunities over $25,000. Government buyers are able to publicize their business opportunities by posting information directly to FedBizOpps via the Internet. Through one portal - FedBizOpps (FBO) - commercial vendors seeking Federal markets for their products and services can search, monitor and retrieve opportunities solicited by the entire Federal contracting community.

EMPLOYEES

Navigator employs a total of 89 employees, who are full-time employees as of July 1, 2006. ERC employs a total of five employees. Our employees are not represented by any labor organization.

GOVERNMENT REGULATIONS

Euroweb is not currently subject to direct government regulation other than laws and regulations applicable to businesses generally. There are specific industry laws that may apply to the local subsidiaries in the field of IT services. However, it is likely that new laws and regulations involving the provision of IT outsourcing and consultancy services will be adopted at the local, state, national or international levels covering issues such as user privacy, freedom of expression, pricing of products and services, taxation and information security.

Description of Properties

The following table lists the office spaces that our company and our subsidiaries lease from unaffiliated persons:

                                                                                      Rent
                                                                                     Amount/
       Lessor            Address of Property           Primary Use        Sq. feet    Month      Lease Terms
-------------------   -----------------------   ----------------------   ---------   -------   --------------
Navigator             1095 Budapest, Mariassy   general operation           15,140     EUR       Five years
                                                                                      18,500        from
                      utca 5-7. Hungary                                                           December
                                                                                                  15, 2005

                                                                                               non-cancelable

Euroweb               468 North Camden Drive,   stockholder relations,   As needed      $200     Five years
International Corp.   Suite 256(I)              general executive                                 from June
                      Beverly Hills,                                                                2006
                      California  90210

ERC                   1061 1/2 N Spaulding        general operation          1,500    $2,200      5 years
                      West Hollywood, CA                                                         from June
                      90046                                                                        2006

ERC                   2406 Sexton Dr            general operation            1,500    $2,000      2 years
                      N Las Vegas,                                                               from June
                      NV                                                                           2006

Legal Proceedings

From time to time, we are a party to litigation or legal proceedings that we consider to be a part of the ordinary course of our business. We are not involved currently in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations except as set forth below.

On April 26, 2006, a lawsuit was filed in Delaware Court of Chancery (the "Court") by a stockholder of our company against our company, each of our directors and CORCYRA d.o.o., a stockholder of our company that beneficially owns approximately 39% of our outstanding common stock of our company. The Complaint is entitled Laurence Paskowitz v. Csaba Toro et al., C.A. No. 2110-N and was brought individually and as a class action on behalf of certain of our common stockholders excluding defendants and their affiliates. The plaintiff alleged the sale of 100% of our interest in Euroweb Hungary and Euroweb Romania constitutes a sale of substantially all of our assets and requires approval by a majority of the voting power of our outstanding common stock under Section 271 of the Delaware General Corporation Law. The plaintiff also alleged the defendants breached their fiduciary duties in connection with the sale of the subsidiaries and the disclosures contained in the proxy statement filed on April 24, 2006. The plaintiff applied for a temporary restraining order seeking to enjoin the special meeting on May 15, 2006.

We denied any and all allegations of wrongdoing; however, in the interests of conserving resources, on April 28, 2006, the parties to the litigation entered into a Memorandum of Understanding providing for, subject to confirmatory discovery by plaintiff, the negotiation of a formal stipulation of a settlement of the litigation. Pursuant to the proposed settlement, the Board of Directors determined to: (i) increase the vote required to approve the sale of 100% of our interest in the Subsidiaries, (ii) revise the disclosure within the proxy statement to state that the bonus of up to US $400,000, which the Compensation Committee of the Company had the option to pay to select members of management, as the Board of Directors had previously elected to terminate the ability to pay such bonus and (iii) provide supplemental disclosure as contained in the Supplemental Proxy Statement to be mailed to stockholders and filed with the Securities and Exchange Commission on May 3, 2006. The settlement will provide for dismissal of the litigation with prejudice and is subject to Court approval. As part of the settlement, we agreed to pay an amount of attorneys' fees and expenses that is to be negotiated between the two parties or, in lieu of such agreement between the two parties, the amount will be determined by the Court.

                                   MANAGEMENT

The following table sets forth certain information regarding our executive officers and directors:

Name                 Age   Position with Company
----                 ---   ---------------------
Moshe Schnapp         43   President and Director
Stewart Reich         61   Chairman of the Board
Gabor Ormossy         36   Director
Ilan Kenig            45   Director
Yossi Attia           44   Director
Robin Ann Gorelick    48   Secretary
Gerald Schaffer       82   Director

Moshe Schnapp, age 43, President and director of our company since April 15, 2005 has worked in the construction and development industry for over fifteen years. Mr. Schnapp background covers all aspect of financial planning with project development, including, but not limited to, statistical research and analysis as applied before and during the project. Mr. Schnapp has acted in publicly traded companies both as director and as officer. Mr. Schnapp has experience in project management, cost accounting and supervising marketing from a financial point of view. Mr. Schnapp received a BA in economics and accounting from Haifa University in 1987, an MBA from Tel Aviv University in 1994 and he also holds doctorate degree in philosophy and a graduate degree in commercial and industrial economy from Pacific Western University. Mr. Schanpp is a licensed Certified Public Accountant in Israel. Mr. Schnapp served as director in few publicly traded companies in the past. Mr. Schnapp has advised our company that he intends to resign as the President and director after the annual meeting in August 2006. We will pay Mr. Schnapp for time served as per his employment agreement, without any compensation for early termination.

Stewart Reich, age 61, our Chairman of the Board since June 2004, was Chief Executive Officer and President of Golden Telecom Inc., Russia's largest alternative voice and data service provider as well as its largest ISP, since 1997. In September 1992, Mr. Reich was employed as Chief Financial Officer at UTEL (Ukraine Telecommunications), of which he was appointed President in November 1992. Prior to that Mr. Reich held various positions at a number of subsidiaries of AT&T Corp. Mr. Reich has been a director of our company since 2002. Mr. Reich is chairman of the board, as well as head of the Audit Committee and the Compensation Committee.

Gabor Ormosy, age 36, served as the Chief Financial Officer of Elender from 2002 to 2004 where he was responsible for strategic planning, controlling, treasury, accounting, administration, business development and investor relationships. From 2000 to 2002, Mr. Ormosy served as the Chief Financial Officer for Webigen Rt., which was a web developer and marketing company before merging into Elender. Prior to joining Webigen Rt., Mr. Ormosy served in the corporate finance department of CA IB Securities Ltd., Budapest where he was responsible as project manager for deal execution and valuations in mergers & acquisitions and capital market deals. Since 2002, Mr. Ormosy has also served as the President of the Board of Directors of Wallizing Rt. and as a member of the Board of Directors of Index Rt.

Yossi Attia, has been self employed as a real estate developer since 2000. Mr. Attia was appointed to our Board on February 1, 2005. Prior to entering into the real estate development industry, Mr. Attia served as the Senior Vice President of Investments of Interfirst Capital from 1996 to 2000. From 1994 though 1996, Mr. Attia was a Senior Vice President of Investments with Sutro & Co. and from 1992 through 1994 Mr. Attia served as the Vice President of investments of Prudential Securities. Mr. Attia received a BA in economics and marketing from Haifa University in 1987 and a MBA from Pepperdine University in 1995. Mr. Attia held Series 7 and 63 securities licenses from 1991 until 2002. Effective March 21, 2005, Mr. Attia was appointed as a member of the Audit Committee and the Compensation committee. In June 2006, Mr. Attia was appointed as the CEO of Euroweb RE Corp., a Nevada corporation and our wholly-owned subsidiary. Upon his appointment as the CEO of Euroweb RE Corp., Mr. Attia is not consider an independent director. Consequently, Mr. Attia resigned from all committees. After the annual meeting, Schedule to August 2006, the Board expects to appoint Mr. Attia as CEO of the Company.

Ilan Kenig has over 20 years of management, legal, venture capital and investment banking experience with specific emphasis in the technology and telecommunications arena. Mr. Kenig was appointed to the Company's Board on February 1, 2005. Mr. Kenig joined Unity Wireless Corporation ("Unity"), a designer, developer and manufacturer of wireless systems, as Vice President of Business Development in December 2001 before assuming the position of President and CEO in April 2002. From January 1999 until December 2001, Mr. Kenig pursued international finance activities and mergers and acquisitions in New York. Mr. Kenig was a founder of a law firm in Tel-Aviv representing technology and telecommunications interests. Mr. Kenig holds a law degree from Bar-Ilan University. Effective March 21, 2005, Mr. Kenig was appointed as a member of the Audit Committee and the Compensation Committee.

Gerald Schaffer, on June 22, 2006, the Board of Directors of our company appointed unanimously Mr. Schaffer as director as well as a member of the Audit and Compensation committees. Gerald Schaffer has been extensively active in corporate, community, public, and government affairs for many years, having served on numerous governmental boards and authorities, as well as public service agencies, including his current twenty-one year membership on the Board of Directors for the American Lung Association of Nevada. Additionally, Mr. Schaffer is a past member of the Clark County Comprehensive Plan Steering Committee, as well as a former Commissioner for Public Housing on the Clark County Housing Authority. For many years he served as a Planning Commissioner for the Clark County Planning Commission, which included the sprawling Las Vegas Strip. His tenure on these various governmental entities was enhanced by his extensive knowledge of the federal government. Mr. Schaffer is Chairman Emeritus of the Windsor Group and a founding member of both Windsor and its affiliate - Gold Eagle Gaming. Over the years the principals of Windsor have developed shopping and marketing centers, office complexes, hotel/casinos, apartments, residential units and a wide variety of large land parcels. Mr. Schaffer continues to have an active daily role in many of these subsidiary interests. He is also President of the Barclay Corporation, a professional consulting service, as well as the Barclay Development Corporation, dealing primarily in commercial land acquisitions and sales.

Robin Ann Gorelick, since 1992 to present, has served as the Managing Partner at the Law Offices of Gorelick & Associates, specializing in the representation of various public and private business entities. Ms. Gorelick received her J.D. and her B.A. in Economics and Political Science from the University of California, Los Angeles in 1982 and 1979, respectively. Ms. Gorelick is admitted to practice law in California, the District of Columbia and Texas. Ms. Gorelick has been nominated to serve as a director, which such nomination is to be voted on at the annual meeting expected to be held on August 11, 2006.

Directors are elected annually and hold office until the next annual meeting of the stockholders of our company and until their successors are elected and qualified. Officers are elected annually and serve at the discretion of the Board of Directors.

Role of the Board

Pursuant to Delaware law, our business, property and affairs are managed under the direction of our board of directors. The board has responsibility for establishing broad corporate policies and for the overall performance and direction of our company, but is not involved in day-to-day operations. Members of the board keep informed of our business by participating in board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with our executive officers.

2005 BOARD MEETINGS

In 2005, the Board of Directors met four times and made two additional resolutions. No director attended less than 75% of all of the combined total meetings of the board and the committees on which they served in 2005. Through June 2006, the Board has met two times.

BOARD COMMITTEES

Audit Committee

The audit committee of the board of directors reviews the internal accounting procedures of our company and consults with and reviews the services provided by our independent accountants. During 2004, the audit committee consisted of Messrs. Stewart Reich and Howard Cooper, both of whom are considered to be independent. The audit committee held four meetings in 2004. Mr. Reich serves as the financial expert on the Audit Committee. On March 21, 2005, Mr. Cooper resigned as a director of our company and a member of the Audit Committee. On March 21, 2005, the Board of Directors appointed Mr. Attia and Mr. Kenig, both independent members of the board of directors, to serve as members of the Audit Committee. In June 2006, Mr. Attia resigned as a member of the audit committee as a result of his appointment as CEO of ERC, our wholly-owned subsidiary. To fill Mr. Attia vacancy, the board elected Mr. Schaffer as director as well as a member of the Audit Committee.

Compensation Committee

The compensation committee of the board of directors i) reviews and recommends to the board the compensation and benefits of our executive officers; ii) administers our stock option plans and employee stock purchase plan; and iii) establishes and reviews general policies relating to compensation and employee benefits. In 2005, the compensation committee consisted of Mr. Attia and Mr. Kenig. During the past fiscal year the compensation committee had two meetings. In June 2006, Mr. Attia resigned as a member of the compensation committee as a result of his appointment as CEO of ERC, our wholly-owned subsidiary. To fill Mr. Attia's vacancy, the board elected Mr. Schaffer as director as well as a member of the Compensation Committee.

POLICY WITH RESPECT TO SECTION 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that, unless an appropriate exemption applies, a tax deduction for the Company for compensation of certain executive officers named in the Summary Compensation Table will not be allowed to the extent such compensation in any taxable year exceeds $1 million. As no executive officer of the Company received compensation during 2005 approaching $1 million, and the Company does not believe that any executive officer's compensation is likely to exceed $1 million in 2005, we have not developed an executive compensation policy with respect to qualifying compensation paid to its executive officers for deductibility under
Section 162(m) of the Code.

CODE OF ETHICS

We have adopted our Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, directors and employees of our company.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long term compensation of our former Chief Executive Officer and the President. We do not have any officer whose annual salary and bonus exceeds $100,000 as of December 31, 2005:

                                    ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                           ---------------------------------------    ----------------------------------------
                                                        Bonus and                   Number of
                                                          Other       Restricted    Securities
                                                          Annual        Stock       Underlying      All Other
Name and                    Year Ended                 Compensation    Award(s)    Options/SARs   Compensation
Principal Position         December 31,   Salary ($)       ($)           ($)           (#)             ($)
---------------------      ------------   ----------   ------------   ----------   ------------   ------------
Csaba Toro, Director,         2005          $224,000       $150,000           --        125,000             --
  CEO, and Treasurer**        2004          $150,000       $100,000           --        125,000             --
                              2003          $ 96,000             --           --             --             --

Moshe Schnapp, Director,      2005         *$177,083             --           --             --             --
  President                   2004                --             --           --             --             --
                              2003                --             --           --             --             --

* The annual salary of $177,083 was paid in form of issuance of 58,968 shares of common stock in January 2006.

**    Resigned in June 2006.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

There were no other grants of Stock Options/SAR made to the named Executive and President during the fiscal year ended December 31, 2005.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR
VALUES

                                                          Number of
                                                          securities     Value of the
                                                          underlying     unexercised
                                                          unexercised       in the
                                                            options      money options
                                                           /SARs at        /SARs at
                             Shares                        FY-end (#)     FY-end ($)*
                           acquired on       Value        Exercisable/    Exercisable/
         Name              exercise (#)   realized ($)   Unexercisable   Unexercisable
------------------------   ------------   ------------   -------------   -------------
Csaba Toro, CEO,               None           None            62,500         $0.00
  Director and Treasurer

* Fair market value of underlying securities (calculated by subtracting the exercise price of the options from the closing price of the Company's Common Stock quoted on the Nasdaq as of December 30, 2005), which was $3.55 per share. None of Mr. Toro's options are presently in the money.

EMPLOYMENT AND MANAGEMENT AGREEMENTS

The Company entered into a six-year agreement with its Chief Executive Officer and Director, Csaba Toro on October 18, 1999, which commenced January 1, 2000, and provided for an annual compensation of $96,000. The agreement was amended in 2004 and 2005. The amended agreement provides for an annual salary of $200,000 and a bonus of up to $150,000 in 2005, and an annual salary of $200,000 and a bonus of up to $150,000 in 2006, 2007 and 2008, as well as an annual car allowance of $30,000 for the same period. On May 24, 2006, we entered into a Severance Agreement with Mr. Toro in order to define the severance relationship between the two parties. In consideration for Toro agreeing to relinquish and release all rights and claims under the Employment Agreement including the payment of his annual salary, we agreed to pay Toro $750,000. In addition, Toro has submitted his resignation as Chief Executive Officer and as a director of the Company effective June 1, 2006.

We entered into a two-year employment agreement with Moshe Schnapp as President and Director of our company which commenced on April 15, 2005, and provided for an annual compensation of $250,000 to be paid in the form of Euroweb shares of common stock. The number of shares to be received by Mr. Schnapp is calculated based on the average closing price 10 days prior to the commencement of each employment year. For the year ended April 14, 2006, Mr. Schnapp will receive 82,781 Euroweb shares of common stock of which 58,968 were issued in January 2006. In July 2006, we issued the remaining 23,813 and 22,194 shares of common stock for services through July 30, 2006. Mr. Schnapp has advised our company that he intends to resign as the President and director after the annual meeting in August 2006. We will pay Mr. Schnapp for time served as per his employment agreement, without any compensation for early termination.

Mr. Schnapp's employment agreement mentioned above further provides that, if employment is terminated other than for willful breach by the employee, for cause or in event of a change in control of our company, then the employee has the right to terminate the agreement. In the event of any such termination, the employee will be entitled to receive the payment due on the balance of his employment agreement. Mr. Schnapp has advised our company that he intends to resign as the President and director after the annual meeting in August 2006. We will pay Mr. Schnapp for time served as per his employment agreement, without any compensation for early termination.

On July 1, 2006, we entered into a five-year employment agreement with Yossi Attia as the CEO of ERC which commenced on July 1, 2006 and provided for an annual compensation of $240,000 and a bonus of not less than $120,000 per year, as well as an annual car allowance for the same period. Yossi Attia will be entitled to a special bonus of 10% from the EBITDA of ERC, payable with Euroweb shares. The Board expects to appoint Mr. Attia as CEO of our Company as the same terms per his agreement with regard to ERC, though the entire executive compensation from this e agreement will be paid only in Euroweb shares. Mr. Attia's employment agreement mentioned above further provides that, if employment is terminated other than for willful breach by the employee, for cause or in event of a change in control of Euroweb, then the employee has the right to terminate the agreement. In the event of any such termination, the employee will be entitled to receive the payment due on the balance of his employment agreement.

Robin Ann Gorelick, our Secretary and a nominee to serve as a director of our Company, receives a fee of $6,500 per month which also includes investor relations, web site maintenance and business development.

We have no pension or profit sharing plan or other contingent forms of remuneration with any officer, director, employee or consultant, although bonuses are paid to some individuals.

DIRECTOR COMPENSATION

The Board of Directors have approved the modification of directors' compensation on its special meeting held on June 11, 2006. Directors who are also officers of our Company are not separately compensated for their services as a director. Directors who are not officers receive cash compensation for their services as follows: $40,000 per year and an additional $5,000 if they sit on a committee and an additional $5,000 if they sit as the head of such committee. Non-employee directors are reimbursed for their expenses incurred in connection with attending meetings of the Board or any committee on which they serve and are eligible to receive awards under our 1993 Stock Option Plan.

STOCK OPTION PLAN

Our 1993 Stock Option Plan (the "Plan") permits the grant of options to employees of our company, including officers and directors, who are serving in such capacities. An aggregate of 134,000 shares of Common Stock are authorized for issuance under the Plan. At December 31, 2005, there were no options for Common Stock outstanding and exercisable under the Plan. The Plan provides that qualified and non-qualified options may be granted to officers, directors, employees and consultants to our company for the purpose of providing an incentive to those persons to work for our company.

2004 Incentive Plan

General

The 2004 Incentive Plan was adopted by the Board of Directors. The Board of Directors has initially reserved 1,200,000 shares of Common Stock for issuance under the 2004 Incentive Plan. Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not ("Non-ISOs") intended to qualify as Incentive Stock Options thereunder.

The 2004 Incentive Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The 2004 Incentive Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Purpose

The primary purpose of the 2004 Incentive Plan is to attract and retain the best available personnel for the Company in order to promote the success of the Company's business and to facilitate the ownership of the Company's stock by employees.

Administration

The 2004 Incentive Plan is administered by the Company's Board of Directors, as the Board of Directors may be composed from time to time. All questions of interpretation of the 2004 Incentive Plan are determined by the Board, and its decisions are final and binding upon all participants. Any determination by a majority of the members of the Board of Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole Board of Directors.

Notwithstanding the foregoing, the Board of Directors may at any time, or from time to time, appoint a committee (the "Committee") of at least two members of the Board of Directors, and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the Plan, subject to certain limitations.

Members of the Board of Directors who are eligible employees are permitted to participate in the 2004 Incentive Plan, provided that any such eligible member may not vote on any matter affecting the administration of the 2004 Incentive Plan or the grant of any option pursuant to it, or serve on a committee appointed to administer the 2004 Incentive Plan. In the event that any member of the Board of Directors is at any time not a "disinterested person", as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, the Plan shall not be administered by the Board of Directors, and may only by administered by a Committee, all the members of which are disinterested persons, as so defined.

Eligibility

Under the 2004 Incentive Plan, options may be granted to key employees, officers, directors or consultants of the Company, as provided in the 2004 Incentive Plan.

Terms of Options

The term of each Option granted under the Plan shall be contained in a stock option agreement between the Optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

(a) PURCHASE PRICE. The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value (as set forth in the 2004 Incentive
Plan), or in the case of the grant of an ISO to a Principal Stockholder, not less that 110% of fair market value of such Common Shares at the time such Option is granted. The purchase price of the Common Shares subject to each Non-ISO shall be determined at the time such Option is granted, but in no case less than 85% of the fair market value of such Common Shares at the time such Option is granted.

(b) VESTING. The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted.

(c) EXPIRATION. The expiration of each Option shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted; however, unless otherwise determined by the Board of Directors at the time such Option is granted, an Option shall be exercisable for ten(10) years after the date on which it was granted (the "Grant Date"). Each Option shall be subject to earlier termination as expressly provided in the 2004 Incentive Plan or as determined by the Board of Directors, in its discretion, at the time such Option is granted.

(d) TRANSFERABILITY. No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

(e) OPTION ADJUSTMENTS. The aggregate number and class of shares as to which Options may be granted under the Plan, the number and class shares covered by each outstanding Option and the exercise price per share thereof (but not the total price), and all such Options, shall each be proportionately adjusted for any increase decrease in the number of issued Common Shares resulting from split-up spin-off or consolidation of shares or any like Capital adjustment or the payment of any stock dividend.

Except as otherwise provided in the 2004 Incentive Plan, any Option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company. However, the Optionee shall have the right immediately prior to any such transaction to exercise his Option in whole or in part notwithstanding any otherwise applicable vesting requirements.

(f) TERMINATION, MODIFICATION AND AMENDMENT. The 2004 Incentive Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no Option shall be granted after termination of the Plan. Subject to certain restrictions, the Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

FEDERAL INCOME TAX ASPECTS OF THE 2004 INCENTIVE PLAN

THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE PURCHASE OF SHARES UNDER THE 2004 INCENTIVE PLAN. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 2004 Incentive Plan AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

The 2004 Incentive Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421, 422 and 423 of the Code. Under these provisions, no income will be recognized by a participant prior to disposition of shares acquired under the 2004 Incentive Plan.

If the shares are sold or otherwise disposed of (including by way of gift) more than two years after the first day of the offering period during which shares were purchased (the "Offering Date"), a participant will recognize as ordinary income at the time of such disposition the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold for a sale price less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

If the shares are sold or otherwise disposed of (including by way of gift) before the expiration of the two-year holding period described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made. The balance of any gain or loss will be treated as capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held more than one year.

In the case of a participant who is subject to Section 16(b) of the Exchange Act, the purchase date for purposes of calculating such participant's compensation income and beginning of the capital gain holding period may be deferred for up to six months under certain circumstances. Such individuals should consult with their personal tax advisors prior to buying or selling shares under the 2004 Incentive Plan.

The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the two-year holding period described above.

Restrictions on Resale

Certain officers and directors of our company may be deemed to be "affiliates" of our company as that term is defined under the Securities Act. The Common Stock acquired under the 2004 Incentive Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

                               CHANGE IN AUDITORS

      On April 15, 2005, we were notified by KPMG Hungaria Kft. ("KPMG"), our independent registered public accounting firm, that it was declining to stand for re-election as our auditor for the year ended December 31, 2005. Further, On April 15, 2005, we engaged Deloitte Kft. ("Deloitte") as our principal independent accountant. This decision to engage Deloitte was taken upon the unanimous approval of our Board of Directors.

      During the last two fiscal years ended December 31, 2004 and December 31, 2003 and through April 15, 2005, (i) there were no disagreements between our company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the matter in its reports on the Company's financial statements, and (ii) KPMG's reports did not contain an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles. During the last two most recent fiscal years ended December 31, 2004 and December 31, 2003 and through April 15, 2005, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

      Deloitte has provided an audit opinion for the financial statements of ELENDER Business Communications Services Ltd. ("Elender") for the years ended December 31, 2003 and 2002, which was acquired by our company on June 9, 2004. In addition, Deloitte has provided consents for the inclusion of its report on Elender's financial statements in a registration statement initially filed by our company on July 26, 2004 and amended on September 8, 2004, December 23, 2004 and February 10, 2005.

      During the two most recent fiscal years and through April 15, 2005, except for the services set forth in the preceding paragraph, we have not consulted with Deloitte regarding either:

      1. the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to our company nor oral advice was provided that Deloitte concluded was an important factor considered by our company in reaching a decision as to the accounting, auditing or financial reporting issue; or

      2. any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

KPMG furnished a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of such letter, dated April 20, 2005, has been filed as Exhibit 16.1.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of July 10, 2006 by (i) each person known by our company to own beneficially more than 5% of the outstanding Common Stock;
(ii) each director of our company; (iii) each officer of our company and (iv) all executive officers and directors as a group. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment powers with respect to all shares of Common Stock beneficially owned by it or him as set forth opposite its or his name.

                                           Shares
 Name and  Address                  Beneficially Owned(1)   Percent Owned (1)
---------------------------------   ---------------------   -----------------
KPN Telecom B.V. (4)                      1,601,405                26.34%
Maanplein 5
The Hague, The Netherlands

Fleminghouse Investments Limited            522,054                 8.86%
Chrysanthou Mylona 3, P.C.
3030 Limassol
Cyprus

CORCYRA d.o.o.(3)                         2,326,043                39.50%
Valdabecki put 118
Pula Croatia 52100

Graeton Holdings Limited                    441,566                 7.50%
256 Makarios Avenue,Eftapaton
Court, CY3105 Limassol, Cyprus;

Stewart Reich (6)(7)                         75,000                 1.27%
18 Dorset Lane,
Bedminister, NJ 07921

Gabor Ormosy
Fleminghouse Investments Limited             25,000                     *
Chrysanthou Mylona 3, P.C. (6) (9)
3030 Limassol
Cyprus

Yossi Attia (5)(6)(8)                        25,000                     *
1061 1/2 Spalding Ave.
West Hollywood, CA 90046

Ilan Kenig (6)(8)                            25,000                     *
7438 Fraser Park Drive
Burnaby, BC Canada V5J 5B9

Moshe Schnapp (5)(6)                        104,975                 1.78%
846 N Huntley
West Hollywood, CA 90069

Robin Ann Gorelick (5)                            0                     *
468 North Camden Drive
Suite 244
Beverly Hills, CA 90210

Gerald Schaffer (6)
10120W. Flamingo Rd.# 4-167                       0                     *
Las Vegas, NV 89147

All Officers and Directors as a             254,975                 3.52%
  Group (6 Persons)

* Less than one percent

(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person has the right to acquire within 60 days after June 15, 2006. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on June 15, 2006, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Intentionally left blank.

(3) Pursuant to a Stock Purchase Agreement dated as of January 28, 2005, by and between KPN Telecom B.V. ("KPN Telecom"), a company incorporated under the laws of the Netherlands, and CORCYRA d.o.o., a Croatian company ("CORCYRA"), (the "Purchase Agreement"), KPN Telecom sold to CORCYRA (i) 289,855 shares (the "Initial Shares") of our common stock for US $1,000,000 (the "Initial Closing") and (ii) 434,783 shares (the "Secondary Shares") of our common stock for US $1,500,000 on April 28, 2006. The Initial Closing occurred on February 1, 2005. Pursuant to the Purchase Agreement, CORCYRA has also agreed to purchase and, KPN has agreed to sell, KPN Telecom's remaining 1,604,405 shares of our common stock (the "Final Shares") on December 31, 2006 (the "Final Closing"); provided, however, that upon 14 days' prior written notice to KPN Telecom, CORCYRA may accelerate the Final Closing to an earlier month-end date as specified in such notice; provided, further, that the Final Closing is subject to the satisfaction or waiver of all of the conditions to closing set forth in the Purchase Agreement. Accordingly, CORCYRA presently owns 724,638 shares of common stock and is deemed to own, pursuant to Rule 13d-3(d), promulgated under the Securities Exchange Act of 1934, as amended, the remaining 1,601,405 shares held by KPN Telecom.

(4) KPN Telecom B.V. is a subsidiary of Royal KPN N.V.

(5) An officer of the Company.

(6) A director of the Company.

(7) Includes an option to purchase 75,000 shares of common stock at an exercise price of $4.21 per share. 25,000 options vest on April 13, 2004, 25,000 options vest on April 13, 2005, while 25,000 options vest on April 13, 2006

(8) Effective March 22, 2005 the Board of Directors granted the two new directors 100,000 options each at an exercise price of $3.40 per share under the 2004 Incentive Plan. Each directors options vest in four equal installments of 25,000 shares on September 22, 2005, September 22, 2006, September 22, 2007 and September 22, 2008.

(9) Effective June 2, 2005, the Board of Directors granted 100,000 options at an exercise price of $4.05 per share under the 2004 Incentive Plan. The options vest in four equal installments of 25,000 shares on December 2, 2005, December 2, 2006, December 2, 2007 and December 2, 2008.

The foregoing table is based upon 5,889,074 shares of common stock outstanding as of July 10, 2006.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

The rights evidenced by the shares of common stock to be registered hereunder are described below. Our total authorized capital stock is 35,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of July 10, 2006 there were issued and outstanding 5,889,074 shares of common stock.

In June 2006, Euroweb's Board of Directors approved a program to repurchase, from time to time, at management's discretion, up to 700,000 shares of Euroweb's common stock in the open market or in private transactions commencing on June 20, 2006 and continuing through December 15, 2006 at prevailing market prices.

Repurchases will be made under the program using our own cash resources and will be in accordance with Rule 10b-18 under the Securities Exchange Act of 1934 and other applicable laws, rules and regulations. The Shemano Group will act as agent for our stock repurchase program. As of July 10, 2006, we acquired 49,568 shares at a cost of $130,533.58.

Common Stock. Each holder of common stock is entitled to one vote per share held of record on all matters submitted to a vote of the stockholders. All shares of common stock are entitled to participate in any distributions or dividends that may be declared by the board of directors, subject to any preferential dividend rights of outstanding shares of preferred stock. Subject to prior rights of creditors, all shares of common stock are entitled, in the event of our liquidation, dissolution or winding up, to participate ratably in the distribution of all our remaining assets, after distribution in full of preferential amounts, if any, to be distributed to holders of preferred stock. There are no sinking fund provisions applicable to the common stock. Our common stock has no preemptive or conversion rights or other subscription rights. All of the shares of common stock offered by us under this prospectus will, when issued, be fully paid and non-assessable.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

Each Selling Stockholder (the "Selling Stockholders") of our common stock and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o     privately negotiated transactions;

o     settlement of short sales entered into after the date of this prospectus;

o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

o     a combination of any such methods of sale;

o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

o     any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

We are required to pay certain fees and expenses incurred by our company incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                                   PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each entity who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                       Shares Beneficially Owned                  Shares Beneficially Owned
                                         Prior to the Offering                      After the Offering (5)
                                       -------------------------                  -------------------------
                                                                   Total Shares
                Name                      Number        Percent     Registered        Number       Percent
------------------------------------   ------------   ----------   ------------   -------------   ---------
Graeton Holdings Limited(1)(2)             441,566       7.50%         441,566          0               --
256 Makarios Avenue, Eftapaton Court
CY3105 Limassol, Cyprus

Fleminghouse Investments Limited           522,054       8.86%         522,054          0               --
Chrysanthou Mylona 3, P.C. (3)
3030 Limassol
Cyprus

CORCYRA d.o.o.(4)                        2,326,043      39.50%       2,326,043          0               --
Valdabecki put 118
Pula Croatia 52100

Moshe Schnapp(6)                           104,975       1.78%         104,975          0               --
1618 N Fairfax St
Los Angeles, CA 90069, USA

Osprey Partners(7)                          83,330       1.41%          83,330          0               --
868 Riverview Drive
Brielle, New Jersey 08730, USA
                                                                     ---------
Total                                                                3,477,968
                                                                     ---------

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.

(1) Intentionally left blank.

(2) Intentionally left blank.

(3) Fleminghouse Investments Limited is beneficially owned by WALLIS BEFEKTETESI GAZDASAGI TANACSADO ES VAGYONKEZELESI RT ("Wallis"). Wallis, a limited company, with its registered seat in Hungary owns 99.9% of the outstanding ordinary shares of Fleminghouse Investments Limited. The majority shareholder of Wallis, Mr. Tibor Veres, owns 83.55% of Wallis, may be deemed the control person of the shares owned by Fleminghouse Investments Limited, with final voting power and investment control over such shares. Vitonas, the original owner of Elender Rt. has assigned all shares of Euroweb International and loans payable by Elender to Vitonas to Fleminghouse Investment Limited.

(4) Pursuant to a Stock Purchase Agreement dated as of January 28, 2005, by and between KPN Telecom B.V. ("KPN Telecom"), a company incorporated under the laws of the Netherlands, and CORCYRA d.o.o., a Croatian company ("CORCYRA"), (the "Purchase Agreement"), KPN Telecom sold to CORCYRA (i) 289,855 shares (the "Initial Shares") of our common stock for US $1,000,000 (the "Initial Closing") and (ii) 434,783 shares (the "Secondary Shares") of our common stock for US $1,500,000 on April 28, 2006. The Initial Closing occurred on February 1, 2005. Pursuant to the Purchase Agreement, CORCYRA has also agreed to purchase and, KPN has agreed to sell, KPN Telecom's remaining 1,601,405 shares of our common stock (the "Final Shares") on December 31, 2006 (the "Final Closing"); provided, however, that upon 14 days' prior written notice to KPN Telecom, CORCYRA may accelerate the Final Closing to an earlier month-end date as specified in such notice; provided, further, that the Final Closing is subject to the satisfaction or waiver of all of the conditions to closing set forth in the Purchase Agreement. Accordingly, CORCYRA presently owns 724,638 shares of common stock and is deemed to own, pursuant to Rule 13d-3(d), promulgated under the Securities Exchange Act of 1934, as amended, the remaining 1,601,405 shares held by KPN Telecom. Moshe Har Adir is the sole shareholder of CORCYRA and Shalom Atia is the sole officer and director of CORCYRA.

(5) Assumes all securities will be sold.

(6) Mr. Schnapp is an officer and director of our Company.

(7) Osprey Partners is a sole proprietorship beneficially owned by Michael A. Mulshine.

                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

The financial statements of Euroweb International Corp. as of and for the year ended December 31, 2005 included in this prospectus have been audited by Deloitte Auditing and Consulting Kft., an independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Euroweb International Corp. for the year ended December 31, 2004 have been included herein in reliance upon the report of KPMG Hungaria Kft., independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm given as experts in accounting and auditing.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Euroweb International Corp., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.W., Washington D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                           EUROWEB INTERNATIONAL CORP.

                          INDEX TO FINANCIAL STATEMENTS

For the three months ended March 31, 2006

  Unaudited Condensed Consolidated Balance Sheet ........................... F-1
  Unaudited Condensed Consolidated Statement of Operations and
    Comprehensive Loss ..................................................... F-2
  Unaudited Condensed Consolidated Statement of Stockholders Equity  ....... F-3
  Unaudited Condensed Consolidated Statement of Cash Flows  ................ F-4
  Notes to Unaudited Condensed Consolidated Financial Statements  .......... F-5

For the Years Ended December 31, 2005 and 2004

  Report of Independent Registered Public Accounting Firm..... ......... ...F-16
  Report of Independent Registered Public Accounting Firm...................F-17
  Consolidated Balance Sheet ...............................................F-18
  Consolidated Statement of Operations and Comprehensive Loss...............F-19
  Consolidated Statement of Stockholders Equity ... ........................F-20
  Consolidated Statement of Cash Flows .....................................F-21
  Notes to Consolidated Financial Statements ...... ...... .................F-22

Unaudited Pro Forma Consolidated Financial Statements.......................F-43

                           EUROWEB INTERNATIONAL CORP.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                 March 31, 2006

ASSETS
  Current Assets
    Cash and cash equivalents                                      $    691,021
    Trade accounts receivable, net of allowance for
    doubtful accounts of $201,223                                     1,430,263
    Unbilled receivables                                                113,713
    Prepaid expenses and other current assets                           281,545
                                                                   ------------
      Total current assets of continuing operations                   2,516,542
                                                                   ------------
    Total assets of discontinued operations                          19,179,425
      Total current assets                                           21,695,967
                                                                   ============
  Property and equipment, net                                         1,072,305
  Intangibles - customer contracts, net                               2,784,810
  Goodwill                                                            8,150,672
                                                                   ------------
      Total assets                                                 $ 33,703,754
                                                                   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Liabilities
    Trade accounts payable                                         $  1,278,462
    Current portion of bank loan and overdraft                          789,206
    Other current liabilities                                           202,462
    Accrued expenses                                                    701,946
                                                                   ------------
      Total current liabilities of continuing
        operations                                                    2,972,076
  Total liabilities of discontinued operations                       12,905,537
                                                                   ------------
      Total current liabilities                                      15,877,613
                                                                   ------------
  Deferred tax liability                                                445,570
  Bank loan                                                             393,476
Commitments and contingencies
  Stockholders' Equity
  Common stock, $.001 par value - authorized
    35,000,000 shares; 5,843,067 shares
      issued and outstanding                                             25,307
  Additional paid-in capital                                         51,900,890
  Accumulated deficit                                               (35,332,003)
  Accumulated other comprehensive income                                392,901
                                                                   ------------
      Total stockholders' equity                                     16,987,095
                                                                   ------------
      Total liabilities and stockholders' equity                   $ 33,703,754
                                                                   ============

See accompanying notes to condensed consolidated financial statements.

                           EUROWEB INTERNATIONAL CORP.
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                                   (Unaudited)

                                                                      Three months ended
                                                                           March 31,
                                                                       2006         2005
                                                                   -----------   ----------
Revenues                                                           $ 1,792,286           --

Cost of revenues (Exclusive of depreciation and
  amortization shown separately below)                                 662,218           --
Operating expenses
  Compensation and related costs                                       761,766       97,899
  Consulting, director and professional fees                           421,676      178,538
  Other selling, general and administrative expenses                   279,433      116,134
  Depreciation and amortization                                        455,220           --
                                                                   -----------   ----------
      Total operating expenses                                       1,918,095      392,571
Operating loss                                                        (788,027)    (392,571)
  Interest expense                                                     (31,182)          --
                                                                   -----------   ----------
Loss from continuing operatings before income taxes                   (819,209)    (392,571)
Income tax expense, current                                            (21,075)          --
Income tax benefit, deferred                                            55,598           --
                                                                   -----------   ----------
Income tax benefit                                                      34,523           --
Loss from continuing operations                                       (784,686)    (392,571)
(Loss) income from discontinued operations, net of tax                (244,886)     167,152
Net loss                                                            (1,029,572)    (225,419)
Other comprehensive income                                             293,220      170,025
                                                                   -----------   ----------
Comprehensive loss                                                 $  (736,352)  $  (55,394)
                                                                   ===========   ==========
Loss per share, from continuing operations, basic and diluted      $     (0.14)  $    (0.07)
Loss per share from discontinued operations, basic and diluted     $    ( 0.04)  $     0.03
Net loss per share, basic and diluted                              $    ( 0.18)  $    (0.04)
                                                                   ===========   ==========
Weighted average number of shares outstanding, basic and diluted     5,839,136    5,342,533

See accompanying notes to condensed consolidated financial statements.

                           EUROWEB INTERNATIONAL CORP.
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Unaudited)

                                                        Common Stock
                                                ----------------------------    Paid-in     Accumulated
                                                Number of shares    Amount      Capital       Deficit
                                                ----------------  ----------  -----------  ------------
Balances, January 1, 2005                            24,807        5,342,533  $50,780,084  $(35,982,726)
                                                     ======       ==========  ===========  ============
Foreign currency translation loss                        --               --           --            --
Compensation charge on share
options and warrants issued to consultants
                                                         --               --      192,294            --
Issuance of shares (Navigator Rt. acquisition)          441          441,566    1,681,693            --
Cancellation of treasury stock                           --               --   (1,115,412)           --
Net income for the period                                --               --           --     1,680,295
                                                     ------       ----------  -----------  ------------
Balances, December 31, 2005                          25,248        5,784,099   51,538,659   (34,302,431)
                                                     ------       ----------  -----------  ------------
Foreign currency translation gain                        --               --           --            --
Compensation charge on share
options and warrants issued to employees,
  directors and consultants                              --               --      185,207            --
Issuance of shares to the President                      59           58,968      177,024            --
Net loss for the period                                  --               --           --    (1,029,572)
                                                     ------       ----------  -----------  ------------
Balances, March 31, 2006                             25,307        5,843,067  $51,900,890  $(35,332,003)
                                                     ======       ==========  ===========  ============

                                                  Accumulated
                                                     Other
                                                 Comprehensive     Treasury    Stockholders'
                                                 Gains(Losses)      Stock          Equity
                                                 -------------   -----------   -------------
Balances, January 1, 2005                          $108,266      $(1,115,412)   $13,815,019
Foreign currency translation loss                    (8,585)              --         (8,585)
Compensation charge on share
options and warrants issued to consultants               --               --        192,294
Issuance of shares (Navigator Rt. acquisition)           --               --      1,682,134
Cancellation of treasury stock                           --        1,115,412             --
Net income for the period                                --               --      1,680,295
                                                   --------      -----------    -----------
Balances, December 31, 2005                          99,681               --     17,361,157
                                                   --------      -----------    -----------
Foreign currency translation gain                   293,220               --        293,220
Compensation charge on share
options and warrants issued to employees,
  directors and consultants                              --               --        185,207
Issuance of shares to the President                      --               --        177,083
Net loss for the period                                  --               --     (1,029,572)
                                                   --------      -----------    -----------
Balances, March 31, 2006                           $392,901               --    $16,987,095
                                                   --------      -----------    -----------

See accompanying notes to condensed consolidated financial statements.

                           EUROWEB INTERNATIONAL CORP.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                           Three Months Ended
                                                               March 31,
                                                       -------------------------
                                                           2006          2005
                                                       -----------   -----------
  Operating activities from continuing operations      $(1,249,255)  $  (295,833)
  Operating activities from discontinued operations      1,104,849       563,597
                                                       -----------   -----------
    Net cash (used in) provided by operating
      activities                                          (144,406)      267,764
                                                       -----------   -----------
Cash flows from investing activities:
  Purchase of property and equipment                      (108,046)           --
  Investing activities from discontinued operations       (502,865)     (511,964)
                                                       -----------   -----------
    Net cash used in investing activities                 (610,911)     (511,964)
                                                       -----------   -----------
Cash flows from financing activities:
  Repayment of bank loans                                  (77,658)           --
  Utilization of bank overdraft                            194,577            --
  Principal payments under capital lease obligations       (13,761)           --
  Financing activities from discontinued operation        (226,626)     (137,076)
                                                       -----------   -----------
    Net cash used in financing activities                 (123,468)     (137,076)
                                                       -----------   -----------
Effect of exchange rate changes on cash and cash
  equivalents                                                1,116        (2,326)
                                                       -----------   -----------
Net decrease in cash and cash equivalents                 (877,669)     (383,602)
Cash and cash equivalents, beginning of period           1,568,690     2,379,552
                                                       -----------   -----------
Cash and cash equivalents, end of period               $   691,021   $ 1,995,950
                                                       ===========   ===========
Supplemental disclosure:
Cash paid for interest                                 $    30,114            --
Summary of non-cash transactions
Shares issued to the President                         $   177,083            --

See accompanying notes to condensed consolidated financial statements.

Euroweb International Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

1. Organization and Business

Euroweb International Corp. ("Euroweb") is a Delaware corporation, which was incorporated on November 9, 1992. Euroweb and its subsidiaries are collectively referred to herein as the "Company". The Company was a development stage company through December 31, 1993.

The Company operates in Hungary through its subsidiary Navigator Informatika Rt. ("Navigator"), which was acquired on October 7, 2005.

The Company provides a full range of information technology ("IT") outsourcing services through its subsidiary, Navigator. The IT outsourcing services provided by the Company are primarily comprised of IT maintenance, procurement, consultancy and related services.

On April 15, 2005, the Company disposed of Euroweb Slovakia a.s. ("Euroweb Slovakia") for cash of $2,700,000 and, as a result, has ceased operations in Slovakia.

On December 15, 2005, the Board of Directors of the Company decided to sell its entire interest in the wholly owned Euroweb Internet Szolgaltato Rt. ("Euroweb Hungary") and Euroweb Romania S.A. ("Euroweb Romania"). On December 19, 2005, the Company entered into a share purchase agreement with Invitel Tavkozlesi Szolgaltato Rt. ("Invitel"), a Hungarian joint stock company, to sell the entire interest in its two Internet- and telecom-related operating subsidiaries, Euroweb Hungary and Euroweb Romania, subject to various conditions including, but not limited to, shareholders' approval. Euroweb Hungary and Euroweb Romania, in additional to Euroweb Slovakia, are classified in the Company's financial statements as discontinued operations for all periods presented.

Approximately 89% of the consolidated revenue for the three months ended March 31, 2006 was generated from the four most significant customers of the Company as follows:

                     Revenue
                    Generated   As a %
                   ----------   ------
Company 'A':       $  473,276    26.41
Company 'B':          454,819    25.38
Company 'C':          374,695    20.91
Company 'D':          285,135    15.91
Other companies:      204,361    11.39
--------------------------------------
Total revenue:     $1,792,286   100.00

2. Basis of Presentation and Significant Accounting Policies

Basis of Presentation. The interim unaudited condensed consolidated financial statements of Euroweb and its consolidated subsidiaries included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") regarding interim financial information and, accordingly, do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America ("U.S. GAAP") for complete financial statements. These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2005, appearing in the Annual Report on Form 10-KSB of the Company for the year then-ended.

Euroweb International Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

All intercompany balances and transactions have been eliminated in consolidation.

Prior periods have been reclassified to conform with current period presentation.

Use of Estimates. The accompanying unaudited interim consolidated financial statements have been prepared in accordance with U.S. GAAP and reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. All such adjustments are of a normal recurring nature. The results of operations for the three months ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

In preparing the interim unaudited consolidated financial statements, management is required to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from those estimates.

Stock-based compensation. Prior to January 1, 2006, the Company accounted for its stock-based employee compensation arrangements under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), as allowed by SFAS No. 123, Accounting for Stock-based Compensation (SFAS No. 123), as amended by SFAS No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure (SFAS No.
148). As a result, no expense was recognized for options to purchase its common stock that were granted with an exercise price equal to fair market value at the date of grant and no expense was recognized in connection with purchases under our employee stock purchase plan for the years ended December 31, 2005 or 2004, nor in the three-month ended March 31, 2005.

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123 (revised 2004) Share-Based Payment (SFAS No. 123R), which replaces SFAS No. 123 and supersedes APB No. 25. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values beginning with the first interim or annual period after December 15, 2005 for small business issuers. Subsequent to the effective date, the pro forma disclosures previously permitted under SFAS No. 123 are no longer an alternative to financial statement recognition. Effective January 1, 2006, the Company have adopted SFAS No. 123R using the modified prospective method. Under this method, compensation cost recognized during the three-month periods ended March 31, 2006, includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of March 31, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123 amortized on an straight-line basis over the options' vesting period, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123R amortized on a straight-line basis over the options' vesting period. The Company utilizes a Black-Scholes option-pricing model to measure the fair value of stock options granted to employees. See Note 5 to the Company's Unaudited Condensed Consolidated Financial Statements for a further discussion on stock-based compensation. Pro forma results for prior periods have not been restated. As a result of adopting SFAS No. 123R on January 1, 2006, the Company's net loss is $119,037 lower for the three-month period ended March 31, 2006 than had we continued to account for stock-based employee compensation under APB No. 25. Basic and diluted net loss per share for the three-month periods ended March 31, 2006 would have been $ 0.16 had we not adopted SFAS No. 123R, compared to reported basic and diluted net loss per share of $0.18 for the three-month period ended March 31, 2006. The adoption of SFAS No. 123R had no impact on cash flows from operations, investing or financing.

Euroweb International Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

The Company estimates the fair value of each option award on the date of the grant using the Black-Scholes option valuation model. Expected volatilities are based on the historical volatility of the Company's common stock over a period commensurate with the options' expected term. The expected term represents the period of time that options granted are expected to be outstanding and is calculated in accordance with the Securities and Exchange Commission ("SEC") guidance provided in the SEC's Staff Accounting Bulletin 107, ("SAB 107"), using a "simplified" method. The risk-free interest rate assumption is based upon observed interest rates appropriate for the expected term of the Company's stock options. The following table summarizes the weighted-average assumptions used in the Black-Scholes model for options granted during the first three months of 2005.

                              Three Months
                           Ended March 31, 2005
                           --------------------
Expected volatility                 88%
Expected dividends                   -
Expected term (in years)             6
Risk-free rate                       4%

No options have been granted or exercised in the three months ended March 31, 2006.

Prior to 2006, the Company accounted for stock-based compensation in accordance with APB 25 using the intrinsic value method, which did not require that compensation cost be recognized for the Company's stock options, provided the option exercise price was not less than the common stock's fair market value on the date of the grant. The Company provided pro-forma disclosure amounts in accordance with SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, as if the fair value method defined by SFAS No. 123 had been applied to its stock-based compensation. The net loss amount utilized within the following table illustrates the effect on net loss and net loss per share had the Company applied the fair value recognition provisions of SFAS No. 123 to account for its employee stock option and employee stock purchase plans for the three-month period ended March 31, 2005 because stock-based employee compensation was not accounted for using the fair value recognition method during that period. For purposes of pro forma disclosure, the estimated fair value of the stock awards, as prescribed by SFAS No. 123, is amortized to expense over the vesting period of such awards:

Three months ended                                March 31, 2005
------------------                                --------------
Net loss:
   Net loss, as reported                              $(225,419)
   Total stock-based employee compensation
      expense determined under fair value based
      method for all awards, net of tax effects        (169,322)
                                                       ---------
   Pro forma net loss                                 $(394,741)
                                                       =========
Basic and diluted loss per share:
   As reported, basic and diluted                     $   (0.04)
   Pro forma, basic and diluted                       $   (0.07)

Euroweb International Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

The historical pro forma impact of applying the fair value method prescribed by SFAS No. 123 is not representative of the impact that may be expected in the future due to changes in option grants in future years and changes in assumptions such as volatility, interest rates and expected life used to estimate fair value of future grants.

Note that the above pro forma disclosure was not presented for the three-month periods ended March 31, 2006, because stock-based employee compensation has been accounted for using the fair value recognition method under SFAS No. 123R for these periods. As a result of adopting SFAS 123R, the impact to the Consolidated Statement of Operations was to increase expenses and net loss by approximately $0.1 million for the three months ended March 31, 2006. The following table shows total stock-based employee compensation expense (see Note 5 for types of stock-based employee arrangements) included in the condensed consolidated statement of operations for the three-month periods ended March 31, 2006:

Categories of                                 Three months ended
cost and expenses                                 March 31, 2006
                                              ------------------
Compensation and related costs                          $ 36,591
Consulting, directors and professional fees               82,446
                                                        --------
Total stock-based compensation expense                  $119,037

There was no capitalized stock-based employee compensation cost as of March 31, 2006. There were no material recognized tax benefits during the first three-month period ended March 31, 2006.

Earnings per Share. The following is a reconciliation from basic earnings per share to diluted earnings per share for the three month periods ended March 31, 2006 and 2005:

                                            Three months ended
                                                 March 31,
                                           2006         2005
                                       -----------   ----------
Net loss attributable to
common stockholders (A)                $(1,029,572)  $ (225,419)
                                       -----------   ----------

Determination of shares
Weighted average common shares
   outstanding - basic (B)               5,839,136    5,342,533
Assumed conversion of dilutive stock
   options and warrants                         --           --
Weighted average common shares
   outstanding - diluted (C)             5,839,136    5,342,533
                                       -----------   ----------

Net income (loss) per common share
   Basic (A/B)                         $     (0.18)  $    (0.04)
   Diluted (A/C)                       $     (0.18)  $    (0.04)

Euroweb International Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

The Company had potentially dilutive common stock equivalents of 788,330 and 1,084,000 for the three months ended March 31, 2006 and 2005, which were not included in the computation of diluted net loss per share, because they were antidilutive.

3. Bank Loans and Overdrafts

On April 6, 2005, the Company entered into a long-term loan agreement with Commerzbank Bank Rt (the "Bank") for HUF 201,250,000 (approximately $918,111 at the March 31, 2006 exchange rate), with an interest rate of three month Budapest Interbank Offered Rate ("BUBOR") +2.5%. Approximately $655,794 was outstanding at March 31, 2006. The loan is repayable in 14 quarterly instalments of HUF 14,375,000 (approximately $65,579) plus quarterly interest starting on May 31, 2005. The shares of the Navigator and Euroweb Hungary were pledged as collateral for this loan, as well as a general lien established on all of the assets of these subsidiaries of Euroweb.

In addition to the long-term loan agreement, the Company also entered into an overdraft facility for unlimited period of time with 30 days termination period with the Bank for HUF 130,000,000 (approximately $593,066 at the March 31, 2006 exchange rate ) on July 20, 2005. Approximately $526,888 was outstanding at March 31, 2006. The interest rate is BUBOR + 1.5%.

Additionally, on September 1, 2005, the Company entered into a two-month loan facility agreement with the Bank for approximately $140,462 (HUF 30,000,000) to fund working capital. The Company did not have outstanding balances under this agreement as of March 31, 2006. The contract expired on March 31, 2006. The interest rate was BUBOR + 1.5%.

4. Discontinued Operations and Disposal of Subsidiaries

Completed sale of Euroweb Slovakia On April 15, 2005, the Company sold Euroweb Slovakia for cash of $2,700,000.

Proposed sale of Euroweb Hungary and Euroweb Romania On December 15, 2005, the Board of Directors of the Company decided to sell its interest its wholly-owned subsidiaries in Euroweb Hungary and Euroweb Romania. On December 19, 2005, the Company entered into a share purchase agreement with Invitel Tavkozlesi Szolgaltato Rt., a Hungarian joint stock company, to sell Euroweb Hungary and Euroweb Romania, subject to various conditions including, but not limited to, shareholders' approval.

The Company believes that the sale of Euroweb Slovakia and the proposed sale of Euroweb Hungary and Euroweb Romania meet the criteria for presentation as a discontinued operation under the provisions of "SFAS 144", therefore amounts relating to Euroweb Slovakia, Euroweb Hungary and Euroweb Romania have been reclassified as discontinued operations for all periods presented.

Euroweb International Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

The following table shows the details of result of discontinued operation per reporting units for the three months ended March 31, 2006 and 2005 as follows:

Country / Three months ended March 31,             2006        2005
                                                ---------   ---------
Income from discontinued Slovakian operations   $    --         5,270
Loss from discontinued Hungarian operations      (635,501)   (219,518)
Income from discontinued Romanian operations      390,615     381,400
                                                ---------   ---------
Income (loss) from discontinued operations      $(244,886)  $ 167,152
                                                =========   =========

The following information is a summary of selected items from Euroweb Hungary's consolidated balance sheet as at March 31, 2006:

Description         March 31, 2006
-----------         --------------
Total assets           $13,104,598
Total liabilities       10,299,461
                       -----------
Net assets             $ 2,805,137
                       ===========

The following information is a summary of selected items from Euroweb Romania's balance sheet as at March 31, 2006:

Description         March 31, 2006
-----------         --------------
Total assets            $6,074,827
Total liabilities        2,606,076
                        ----------
Net assets              $3,468,751
                        ==========

5. Stock-based Compensation

Effective January 1, 2006, the Company adopted SFAS 123R, which requires the Company to measure the cost of employee services received in exchange for all equity awards granted based on the fair value of the award as of the grant date. SFAS 123R supersedes Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), and Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"). The Company adopted SFAS 123R using the modified prospective transition method, which requires the Company to record compensation cost related to unvested stock awards as of December 31, 2005 by recognizing the unamortized grant date fair value of these awards over the remaining requisite service periods of those awards, with no change in historical reported earnings. Awards granted after December 31, 2005 are valued at fair value in accordance with the provisions of SFAS 123R and are recognized on a straight-line basis over the requisite service periods of each award. The new standard also requires the Company to estimate forfeiture rates for all unvested awards, which it has done for 2006 based on its historical experience.

Euroweb International Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

As of March 31, 2006, the Company has one share-based compensation plans: the 2004 Stock Incentive Plan.

Pursuant to the Company's 2004 Stock Incentive Plan (the "Plan"), 800,000 shares have been provided for the grant of stock options to employees, directors, consultants and advisors of the Company. The plan was approved by the Company's Annual Meeting of Stockholders in May 2004. Option awards must be granted with an exercise price at not less than the fair market price of the Company's common stock on the date of the grant; those option awards generally vest over a three or four-year period in equal increments of 33% or 25%, beginning 6 months after the date of the grant. All options granted have contractual terms of six years from the date of the grant and expires 3 months after the holder leaves the Company. The grant date fair value is calculated using the Black-Scholes option valuation model.

The Company has granted the following options under the Plan:

On April 26, 2004, the Company granted 125,000 options to its Chief Executive Officer, an aggregate of 195,000 options to five employees and an aggregate of 45,000 options to two consultants of the Company. The stock options granted to the Chief Executive Officer vest at the rate of 31,250 on November 1, 2004 and each October 1 of 2005, 2006 and 2007. The stock options granted to the other employees and consultants vest at the rate of 80,000 on November 1, 2004 and each October 1 of 2005, 2006. The exercise price of the options ($4.78) is equal to the market price on the date the grants were made. 60,000 options out of the 195,000 options granted to employees have been expired unexercised due to termination of two employee contracts in 2005.

In accordance with APB No. 25, no compensation expense was recorded for the options granted to the Chief Executive Officer, and the five employees until December 31, 2005. Compensation charge according to SFAS 123R adopted from January 1, 2006 was $36,591 in the three months period ended March 31, 2006.

In accordance with SFAS 123, the Company will recognize total compensation charges of approximately $162,000 for the grants made to the two consultants as such consultants do not qualify as employees. Such compensation charges are recognized over the vesting period of three years. Compensation expense for the three months ended March 31, 2006 was $5,580 (2005: $15,100).

On March 22, 2005, the Company granted an aggregate of 200,000 options to two of the directors. The stock options granted to the directors on March 22, 2005 vest at the rate of 50,000 on each September 22 of 2005, 2006, 2007 and 2008. The exercise price of the options ($3.40) is equal to the market price on the date the grants were made. In accordance with APB 25, no compensation charges were accounted in respect of these grants until December 31, 2005. Compensation charge according to SFAS 123R adopted from January 1, 2006 was $43,244 in the three months period ended March 31, 2006.

On June 2, 2005, the Company granted 100,000 options to a director of the Company, which vest at the rate of 25,000 on each December 2 of 2005, 2006, 2007, and 2008. No compensation charge was accounted in respect of this grant until December 31, 2005. Compensation charge according to SFAS 123R adopted from January 1, 2006 was $25,644 in the three months period ended March 31, 2006.

Euroweb International Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

The following table summarizes the option activity under the Plan as of March 31, 2006 and changes during the quarter then ended:

                                             Weighted   Weighted Average
                                              Average       Remaining      Aggregate
                                 Number of   Exercise   Contractual Term   Intrinsic
Stock Options                     Shares       Price       (in years)        Value
------------------------------   ---------   --------   ----------------   ---------
Outstanding at January 1, 2006     605,000     $4.20
Granted                                 --       --
Exercised                               --       --
Forfeited or expired                    --       --
                                   -------     -----
Outstanding at March 31, 2006      605,000     $4.20           4.5            $0
Exercisable at March 31, 2006      257,500     $4.29           4.4            $0

The aggregate intrinsic value in the table above represents the total pretax intrinsic value (the difference between the Company's closing stock price on the last trading day of the first quarter of 2006 and the exercise price, multiplied by the number of in-the money options) that would have been received by the option holders had all option holders exercised their options on March 31, 2006. The amount of aggregate intrinsic value will change based on the fair market value of the Company's stock. The intrinsic value of stock options exercised during the three months ended March 31, 2006 was $0.

As of March 31, 2006, there was approximately $0.4 million of total unrecognized compensation cost related to non-vested share-based compensation granted under the Plan, which is expected to be recognized over a weighted-average period of 2 years. No options were in money as of March 31, 2006.

Other option outside of the Plan

On October 13 2003, the Company granted one of the Directors 100,000 options at an exercise price (equal to the fair value on that day) of $4.21 per share, with 25,000 options vesting on each April 13 of 2004-2007. In accordance with APB No. 25, no compensation expense was recorded for the options granted to the Director until December 31, 2005. Compensation charge according to SFAS 123R adopted from January 1, 2006 was $13,558 in the three months period ended March 31, 2006. The option was not exercised. The intrinsic value of this stock options exercised during the three months ended March 31, 2006 was $0. As of March 31, 2006, there was approximately $24,864 of total unrecognized compensation cost related to non-vested share-based compensation granted under this grant, which is expected to be recognized over a weighted-average period of 1 year. The option were not in money as of March 31, 2006.

Euroweb International Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

The President and a Director of the Company is eligible to receive an annual compensation of $250,000 starting from April 15, 2005, which is payable in Euroweb shares of common stock. The number of shares to be paid is calculated based on the average closing price 10 days prior to each employment year. The number of shares for the year ended April 14, 2006 is 82,781. Compensation expense for the three months period ended March 31, 2006 was $62,499.

On June 7, 2005, the Company granted 100,000 warrants to a consulting company as compensation for investor relations services at exercise prices as follows:
40,000 warrants at $3.50 per share, 20,000 warrants at $4.25 per share, 20,000 warrants at $4.75 per share and 20,000 warrants at $5 per shares. The warrants have a term of five years and tranches vest proportionately at a rate of a total 8,333 warrants per month over a one year period. The warrants are being expensed over the performance period of one year. Compensation expense for the three months period ended March 31, 2006 was $60,590. In February 2006, the Company terminated its contract with the consultant company providing investor relation services. The warrants granted under the contract are reduced time-proportionally to 83,330, based on the time in service by the consultant company.

6. Commitments and Contingencies

(a) Employment Agreements

The Company entered into a six-year agreement with its Chief Executive Officer, Csaba Toro on October 18, 1999, which commenced January 1, 2000, and provided for an annual compensation of $96,000. The agreement was amended in 2004 and 2005. The amended agreement provides for an annual salary of $200,000 and a bonus of up to $150,000 in 2006, 2007 and 2008, as well as an annual car allowance of $30,000 for the same period.

The Company has entered into a two-year employment agreement with Moshe Schnapp as President and Director of the Company starting from April 15, 2005, which grants an annual compensation of $250,000 to be paid in the form of Euroweb shares of common stock. The number of shares to be received by Mr. Schnapp is calculated based on the average closing price 10 days prior to the commencement of each employment year. For the year ended April 14, 2007, Mr. Schnapp will receive 76,103 Euroweb shares of common stock.

(b) Lease Agreements

The Company's subsidiary has entered into various capital leases for service equipment, as well as non-cancelable agreement for office premises.

(c) Legal Proceedings

Except as set forth below, there are no known significant legal procedures that have been filed and are outstanding against the Company:

Euroweb International Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

On April 26, 2006, a lawsuit was filed in Delaware Court of Chancery (the "Court") by a stockholder of the Company against the Company, each of the Company's directors and CORCYRA d.o.o., a stockholder of the Company that beneficially owns 39.81% of the Company's outstanding common stock of the Company. The Complaint is entitled Laurence Paskowitz v. Csaba Toro et al., C.A. No. 2110-N and was brought individually and as a class action on behalf of certain of the Company's common stockholders excluding defendants and their affiliates. The plaintiff alleges the proposed sale of 100% of the Company's interest in the Company's two Internet and telecom related operating subsidiaries (the "Subsidiaries") constitutes a sale of substantially all of the Company's assets and requires approval by a majority of the voting power of the Company's outstanding common stock under Section 271 of the Delaware General Corporation Law. The plaintiff also alleges the defendants breached their fiduciary duties in connection with the sale of the subsidiaries and the disclosures contained in the proxy statement filed on April 24, 2006. The plaintiff applied for a temporary restraining order seeking to enjoin the special meeting on May 15, 2006.

The Company denies any and all allegations of wrongdoing; however, in the interests of conserving resources, on April 28, 2006, the parties to the litigation entered into a Memorandum of Understanding providing for, subject to confirmatory discovery by plaintiff, the negotiation of a formal stipulation of a settlement of the litigation. Pursuant to the proposed settlement, the Board of Directors of the Company has determined to: (i) increase the vote required to approve the sale of 100% of the Company's interest in the Subsidiaries, (ii) revise the disclosure within the proxy statement to eliminate the bonus of up to US $400,000, which the Compensation Committee of the Company had the option to pay to select members of management, as the Board of Directors had previously elected to terminate the ability to pay such bonus and (iii) provide supplemental disclosure as contained in the Supplemental Proxy Statement to be mailed to stockholders and filed with the Securities and Exchange Commission on May 3, 2006. The settlement will provide for dismissal of the litigation with prejudice and is subject to Court approval. As part of the settlement, the Company has agreed to pay an amount of attorneys' fees and expenses that is to be negotiated between the two parties or, lieu of such agreement between the two parties, will be determined by the Court.

(d) Elender Rt. Acquisition

On June 9, 2004 the Company acquired all of the outstanding shares of Elender Rt. ("Elender") for $6,500,000 in cash and 677,201 of the Company's shares of common stock. Under the terms of agreement, the Company has placed 248,111 unregistered shares of common stock, newly issued and in the name of the Company, with an escrow agent as security for approximately $1.5 million loans payable to former shareholders of Elender. The shares will be returned to the Company from escrow once the outstanding loans have been fully repaid. However, if there is a default on the outstanding loan, then the shares will be issued to the other party and the Company is then obliged to register the shares. As of December 31, 2005, the Company had repaid all of the loans that were outstanding. In January 2006, the Company acquired and subsequently cancelled the shares that were put into escrow.

Pursuant to the registration rights agreement signed on June 1, 2004 with the sellers of Elender, if the shares of the Company's common stock issued to the sellers were not registered within 120 days of Closing (closing was on June 9, 2004) for reasons attributable to the Company, a penalty of $2,000 per day is payable until the shares are registered. In case of disposal of Euroweb Hungary and Euroweb Romania, the Company will have to re-register the shares issued in connection with the acquisition of Elender. In case of late filing of this registration statement may result penalty payment obligation.

Euroweb International Corp.
Notes to Unaudited Condensed Consolidated Financial Statements

(e) Navigator Acquisition

The Company entered into a registration rights agreement dated July 21, 2005, whereby it has agreed to file a registration statement registering the 441,566 shares of Euroweb common stock issued in connection with the acquisition within 75 days of the closing of the transaction and have such registration statement declared effective within 150 days from the filing thereof. In the event that Euroweb fails to meet its obligations to register the shares it may be required to pay a penalty equal to 1% of the value of the Shares per month. The Company has obtained a written waiver from the seller stating that the seller will not raise any claims in connection with the filing of registration statement until May 30, 2006.

(f) Euroweb Hungary Rt. Purchase Guarantee

In February 2004, the Company purchased the remaining 51% of Euroweb Hungary from Pantel. The consideration paid by the Company for the 51% interest consisted of EUR 1,650,000 ($2,105,000) in cash, and a purchase commitment that Euroweb Hungary will purchase at least HUF 600 million (approximately $3 million) worth of services from Pantel in each year from 2004 to 2006. In the event that Euroweb Hungary and its subsidiaries do not satisfy this commitment, Pantel may charge a penalty equal to 25% of the commitment amount less any services purchased. Purchases in 2004 and 2005 exceeded this amount. If Euroweb Hungary is successfully sold to Invitel, any claim arising from this commitment will from that date be payable by Invitel.

(g) Indemnities Provided Upon Sale of Subsidiaries

On April 15, 2005, the Company sold Euroweb Slovakia. According to the securities purchase contract (the "Contract"), the Company will indemnify the buyer for all damages incurred by the buyer as the result of seller's breach of certain representations, warranties or obligations as set in the Contract up to an aggregate amount of $540,000. The buyer shall not be entitled to make any claim under the Contract after the fourth anniversary of the date of the Contract. No claims have been made to date. The Company has accrued $35,000 as the estimated fair value of this indemnity.

(h) Potential Penalty of EUR 400,000

If by June 30, 2006, the Company either fails to comply with the provisions of the share purchase agreement about the disposition of Euroweb Hungary and Euroweb Romania to Invitel, or the Stockholders Meeting of the Company fails to approve the transaction as set forth in the agreement, then the Company shall on demand reimburse to Invitel all costs, expenses and fees (including without limit financial and technical advisors and attorneys fees) in relation to the investigation, and negotiation of the Transaction, and all associated and connected matters up to the maximum amount of EUR 400,000.

(i) Purchase Obligation of 85% Ownership of Navigator

On or before the date of closing of the sale of Euroweb Hungary and Euroweb Romania to Invitel, Euroweb International will purchase 85% ownership of Navigator representing a purchase obligation in a value of $6,000,000 in cash. At the date of closing at the latest, Euroweb Hungary has to settle all of its bank loans including the $6,000,000 Commerzbank loan obtained for the acquisition of Navigator.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Euroweb International Corp.

We have audited the accompanying combined balance sheet of Euroweb International Corp. and subsidiaries (the "Company") as of December 31, 2005, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Euroweb International Corp. and subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte Kft.
Budapest, Hungary
March 27, 2006

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Euroweb International Corp.

We have audited the accompanying consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows of Euroweb International Corp. and subsidiaries for the year ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of the operations and the cash flows of Euroweb International Corp. and subsidiaries for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

KPMG Hungaria Kft.
Budapest, Hungary
March 24, 2006

                           EUROWEB INTERNATIONAL CORP.
                           CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2005
                              AMOUNTS IN US DOLLARS

                                      2005

ASSETS
Current assets:
  Cash and cash equivalents (note 3)                               $  1,568,690
  Trade accounts receivable, less allowance for doubtful
    accounts of $206,518                                              1,533,855
  Prepaid and other current assets                                      321,315
                                                                   ------------
      Total current assets of continuing operations                   3,423,860
                                                                   ------------
  Total assets of discontinued operations (note 9)                   20,371,849
      Total current assets                                           23,795,709
                                                                   ============
Property and equipment, net (note 4)                                  1,071,989
Goodwill (note 5)                                                     8,150,672
Intangible assets - customer contracts, net (note 5)                  3,132,300
                                                                   ------------
      Total assets                                                 $ 36,150,670
                                                                   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
    Trade accounts payable                                         $  2,065,333
    Current portion of bank loans (note 7)                              269,220
    Bank overdrafts (note 7)                                            325,409
    Other current liabilities                                           827,703
    Accrued expenses                                                    545,964
                                                                   ------------
      Total current liabilities of continuing operations              4,033,629
    Total liabilities of discontinued operations (note 9)            13,783,582
      Total current liabilities                                      17,817,211
    Deferred tax liability (note 10)                                    501,168
    Non-current portion of bank loans (note 7)                          471,134
                                                                   ------------
      Total liabilities                                              18,789,513
  Commitments and contingencies (note 12)
  Stockholders' equity
  Common stock, $.001 par value - Authorized
    35,000,000 shares; 6,032,221 shares issued
    of which 5,784,099 shares are outstanding and                        25,248
    248,122 shares are held in escrow
  Additional paid-in capital                                         51,538,659
  Accumulated deficit                                               (34,302,431)
  Accumulated other comprehensive income                                 99,681
                                                                   ------------
      Total stockholders' equity                                     17,361,157
                                                                   ------------
      Total liabilities and stockholders' equity                   $ 36,150,670
                                                                   ============

See accompanying notes to consolidated financial statements.

                           EUROWEB INTERNATIONAL CORP.
     CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)
                     YEARS ENDED DECEMBER 31, 2005 AND 2004
                              AMOUNTS IN US DOLLARS

                                                                   2005          2004
                                                               -----------   -----------
REVENUES                                                       $ 1,964,998   $        --
Cost of revenues (exclusive of depreciation and
amortization shown separately below)                               511,658            --
OPERATING EXPENSES
  Compensation and related costs                                 1,054,342       361,809
  Consulting, professional and directors fees                    1,396,096       463,549
  Other selling, general and administrative expenses               703,770       454,514
  Depreciation and amortization                                    509,478         2,048
                                                               -----------   -----------
               Total operating expenses                          3,663,686     1,281,920
                                                               -----------   -----------
Operating loss                                                  (2,210,346)   (1,281,920)
  Interest income                                                    2,512        49,154
  Interest expense                                                 (38,240)           --
  Other income (expenses)                                          170,000      (170,000)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES             (2,076,074)   (1,402,766)
Income tax benefit -deferred                                        57,908            --
                                                               -----------   -----------
INCOME TAX BENEFIT                                                  57,908            --
LOSS FROM CONTINUING OPERATIONS                                 (2,018,166)   (1,402,766)
Income from discontinued operations, net of tax                  3,698,461       668,312
NET INCOME (LOSS)                                                1,680,295      (734,454)
Other comprehensive income (loss)
                                                                    (8,585)      133,768
                                                               -----------   -----------
COMPREHENSIVE INCOME (LOSS)                                    $ 1,671,710   $  (600,686)
                                                               ===========   ===========
LOSS PER SHARE FROM CONTINUING OPERATIONS, BASIC AND DILUTED         (0.37)        (0.28)
INCOME PER SHARE FROM DISCONTINUED OPERATIONS, BASIC AND
  DILUTED                                                             0.68          0.13
NET INCOME (LOSS) PER SHARE, BASIC AND DILUTED                        0.31         (0.15)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING, BASIC AND
  DILUTED                                                        5,445,363     5,043,822

See accompanying notes to consolidated financial statements

                           EUROWEB INTERNATIONAL CORP.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2005 AND 2004
                              AMOUNTS IN US DOLLARS

                                          Common Stock
                                    ------------------------    Additional
                                     Number                       Paid-in      Accumulated
                                    of shares        Amount       Capital        Deficit
                                    ----------   -----------   ------------   ------------
BALANCES, JANUARY 1, 2004            4,665,332   $    24,129   $ 48,227,764   $(33,105,716)
                                     =========   ===========   ============   ============
Foreign currency translation gain           --            --             --             --
Reversal of unrealized gain on
  securities available for sale             --            --             --             --
Deemed distribution (note 1)                --                                  (2,142,556)
Compensation charge on
  share options issued to
  consultants                               --            --         94,212
Issuance of shares (Elender Rt
  acquisition)                         677,201           678      2,458,108             --
Net loss for the period                     --            --             --       (734,454)
                                     ---------   -----------   ------------   ------------
BALANCES, DECEMBER 31, 2004          5,342,533   $    24,807   $ 50,780,084   $(35,982,726)
                                     =========   ===========   ============   ============
Foreign currency translation loss           --            --             --             --
Compensation charge on
  share options and warrants
  issued to consultants                     --            --        192,294
Issuance of shares                     441,566           441      1,681,693             --
  (Navigator Rt acquisition)
Cancellation of treasury stock              --            --    ($1,115,412)            --
Net income for the period                                                        1,680,295
                                     ---------   -----------   ------------   ------------
BALANCES, DECEMBER 31, 2005          5,784,099   $    25,248   $ 51,538,659   $(34,302,431)
                                     ---------   -----------   ------------   ------------

                                     Accumulated
                                        Other
                                    Comprehensive                     TOTAL
                                        Gains         Treasury    Stockholders'
                                       (Losses)        Stock          Equity
                                    -------------   -----------   -------------
BALANCES, JANUARY 1, 2004             $(25,502)     $(1,115,412)   $14,005,263
                                      ========      ===========    ============
Foreign currency translation gain      162,573               --        162,573
Reversal of unrealized gain on
  securities available for sale        (28,805)              --        (28,805)
Deemed distribution (note 1)                                        (2,142,556)
Compensation charge on
  share options issued to
  consultants                                                           94,212
Issuance of shares (Elender Rt
  acquisition)                              --               --      2,458,786
Net loss for the period                     --               --       (734,454)
                                      --------      -----------    ------------
BALANCES, DECEMBER 31, 2004           $108,266      $(1,115,412)   $ 13,815,019
                                      ========      ===========    ============
Foreign currency translation loss       (8,585)              --         (8,585)
Compensation charge on
  share options and warrants
  issued to consultants                                                192,294
Issuance of shares                          --               --      1,682,134
  (Navigator Rt acquisition)
Cancellation of treasury stock              --      $ 1,115,412             --
Net income for the period                                            1,680,295
                                      --------      -----------    ------------
BALANCES, DECEMBER 31, 2005           $ 99,681               --    $17,361,157
                                      --------      -----------    ------------

          See accompanying notes to consolidated financial statements

                           EUROWEB INTERNATIONAL CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      YEAR ENDED DECEMBER 31, 2005 AND 2004
                              AMOUNTS IN US DOLLARS

                                                                                 2005           2004
                                                                              -----------   -----------
  Net income (loss)                                                           $ 1,680,295   $  (734,454)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization                                                   509,478         2,048
  Provision for bad and doubtful debts                                             11,026            --
  Deferred tax charge                                                             (57,908)
  Compensation expense due to options and warrants issued                         192,294        94,212
  Realized gain on sale of investment securities                                       --       (26,383)
Changes in operating assets and liabilities net of effects of acquisitions:
  Accounts receivable                                                            215,455      (447,428)
  Prepaid and other assets                                                       539,094       (79,752)
  Accounts payable, other current liabilities and accrued expenses               986,277       364,242
  Cash provided by discontinued operations                                       114,062     3,568,571
                                                                              -----------   -----------
      Net cash provided by operating activities                                 4,190,073     2,741,056
                                                                              -----------   -----------
Cash flows from investing activities:
  Proceeds from maturity of securities                                                 --    11,464,000
  Proceeds on sale of subsidiaries                                              2,700,000       500,001
  Acquisition of 51% of Euroweb Rt                                                     --    (2,142,000)
  Acquisition of 100% of Elender Rt. (net of cash)                                     --    (6,891,897)
  Acquisition of 100% of Navigator Informatika Rt. (net of cash)               (9,008,638)           --
  Collection on notes receivable                                                       --       173,911
  Acquisition of property and equipment                                          (103,835)       (2,048)
  Capital expenditures in discontinued operations                              (2,477,999)   (1,701,990)
                                                                              -----------   -----------
      Net cash provided by (used in) investing activities                      (8,890,472)    1,399,977
                                                                              -----------   -----------
Cash flows from financing activities:
    Principal payment under capital lease obligations                             (12,645)           --
    Repayments on overdraft and bank loan                                        (233,379)           --
    Financing activities from discontinued operation                            4,210,251    (2,280,826)
                                                                              -----------   -----------
      Net cash provided by (used in)  financing activities                      3,964,227    (2,280,826)
                                                                              -----------   -----------
Effect of foreign exchange rate changes on cash                                   (74,690)      (37,952)
                                                                              -----------   -----------
Net (decrease) increase in cash and cash equivalents                             (810,862)    1,822,255
Cash and cash equivalents, beginning of year                                    2,379,552       557,297
                                                                              -----------   -----------
Cash and cash equivalents, end of year                                        $ 1,568,690   $ 2,379,552
                                                                              ===========   ===========
Supplemental disclosure:
Cash paid for interest                                                        $    39,456            --
Cash paid for Income taxes                                                    $   101,573            --
Summary of non-cash transactions
Shares issued as consideration in acquisition of Elender Rt                            --   $ 2,508,353
Shares issued as consideration in acquisition of Navigator Rt                 $ 1,682,134            --
New capital leases                                                                     --            --

          See accompanying notes to consolidated financial statements.

                           EUROWEB INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION OF BUSINESS

Euroweb International Corp. ("Euroweb") is a Delaware corporation, which was incorporated on November 9, 1992. Euroweb and its subsidiaries are collectively referred to herein as the "Company". The Company was a development stage company through December 31, 1993.

The Company operates in Hungary through its subsidiary Navigator Informatika Rt. ("Navigator"), which is acquired on October 7, 2005.

The Company provides a full range of information technology ("IT") outsourcing services through it subsidiary, Navigator. The IT outsourcing services provided by the Company primarily comprise IT maintenance, procurement, consultancy and related services.

On December 16, 2004, the Company disposed of Euroweb Czech Republic, spol ("Euroweb Czech Republic") and no longer has operations in the Czech Republic. On April 15, 2005, the Company disposed of Euroweb Slovakia a.s. ("Euroweb Slovakia") for cash of $2,700,000 and, as a result, has ceased operations in Slovakia.

On December 15, 2005, the Board of Directors of the Company decided to sell its entire interest in the wholly owned Euroweb Internet Szolgaltato Rt. ("Euroweb Hungary") and Euroweb Romania S.A. ("Euroweb Romania"). On December 19, 2005, the Company entered into a share purchase agreement with Invitel Tavkozlesi Szolgaltato Rt., a Hungarian joint stock company, to sell the entire interest in its two Internet- and telecom-related operating subsidiaries, Euroweb Hungary and Euroweb Romania, subject to various conditions including, but not limited to, shareholders' approval. Euroweb Hungary and Euroweb Romania are classified in the Company's financial statements as discontinued operations for all periods presented.

Approximately 83% of the consolidated revenue for the year ended December 31, 2005 was generated from the four most significant customers of the Company as follows:

                   Revenue generated
                   -----------------
Company 'A':           $  539,131
Company 'B':              443,727
Company 'C':              386,253
Company 'D':              268,296
Other companies:          327,591
                       ----------
Total revenue:         $1,964,998
                       ----------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

(a) Principles of consolidation and basis of presentation

The consolidated financial statements comprise the accounts of the Company and its controlled subsidiaries. All material intercompany balances and transactions have been eliminated upon consolidation and all adjustments, consisting mainly of normal recurring accruals necessary for a fair presentation, have been made.

                           EUROWEB INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On February 12, 2004, the Company entered into a share purchase agreement with a related party, Pantel Rt. ("Pantel") to acquire the remaining 51% of Euroweb Hungary shares that the Company did not already own. At the date of the acquisition, KPN Telecom B.V. ("KPN") owned 50.17% of the voting common shares of the Company and 75% of the voting common shares of Pantel. Accordingly, the transaction was recorded in a manner similar to a pooling-of-interest and the historical consolidated financial statements were restated to include the financial position, results of operations and cash flows of Euroweb Hungary for all periods presented. Since the purchase consideration was in excess of Euroweb Hungary's book value (by $2,142,556), the excess is accounted for as a distribution to KPN, which resulted in a deduction from retained earnings at the closing of the transaction. There were no transactions with Euroweb Hungary in any period prior to this transaction that required elimination.

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").

(b) Use of estimates

The preparation of consolidated financial statements requires management to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c) Fair value of financial instruments

The carrying values of cash equivalents, investment in debt securities, notes and loans receivable, accounts payable, loans payable and accrued expenses approximate fair values.

(d) Revenue recognition

Revenue Recognition--The Company applies the provisions of SEC Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition in Financial Statements, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB No. 104 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. The Company recognizes revenue when persuasive evidence of an arrangement exists, the product or service has been delivered, fees are fixed or determinable, collection is probable and all other significant obligations have been fulfilled. Revenues from maintenance services are recognized in the month in which the services are provided, either based on performance or on fixed monthly fees. The Company defers revenue recognition for payments on contracts for which services have not been performed.

The Company also generates non-recurring revenue from consulting fees for implementation, installation, configuration, testing and training related to the use of third party licensed products. The Company recognizes revenue for these services as they are performed, if contracted on a time and materials basis, or using the percentage of completion method, if contracted on a fixed fee basis, once the cost of the consulting project can be reliably estimated. Percentage of completion is measured based on cost incurred to date compared to total estimated cost at completion. When the cost to complete a project cannot be reasonably estimated, the Company recognizes revenue using the completed contract method until such time that the cost to complete the project can be reasonably estimated.

                           EUROWEB INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(e) Cost of revenues (excluding depreciation and amortization)

Cost of revenues (excluding depreciation and amortization) principally comprises cost of fixed assets sold during the course of IT outsourcing projects, cost of materials required to perform IT outsourcing activities and cost of project-dedicated sub-contractors.

(f) Foreign currency translation

The Company considers the United States Dollar ("US Dollar or "$") to be the functional currency of the Euroweb and unless otherwise stated, the respective local currency to be the functional currency each of its subsidiaries. The reporting currency of the Company is the US Dollar and accordingly, all amounts included in the consolidated financial statements have been translated into US Dollar.

The balance sheets of subsidiaries are translated into US Dollar using the year end exchange rates. Revenues and expenses are translated at average rates in effect for the periods presented. The cumulative translation adjustment is included in the accumulated other comprehensive gain (loss) within shareholders' equity.

Foreign currency transaction gains and losses are included in the consolidated results of operations for the periods presented.

(g) Cash and cash equivalents

Cash and cash equivalents include cash at bank and investments with maturities of three months or less at the date of acquisition by the Company.

(h) Investment in securities

Investments in marketable debt securities are classified as available-for-sale and are recorded at fair value with any unrealized holding gains or losses included as a component of other comprehensive income until realized. Investments with remaining maturities of greater than one year are classified as long-term, while those with remaining maturities of less than one year are classified as short-term. A decline in the market value of available-for-sale securities below cost that is deemed to be other-than-temporary temporary results in a reduction in the carrying value amount to fair value. Such impairment is charged to earnings and a new cost basis for the security is established. In assessing whether an impairment is other-than-temporary, the Company considers several factors including, but not limited to, the ability and intent to hold the investment, reason and duration for the impairment and forecasted performance of the investee.

                           EUROWEB INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(i) Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. The Company provides for depreciation of property and equipment using the straight-line method over the following estimated useful lives:

Software                                   3 years
Computer equipment                       3-5 years
Other furniture equipment and fixtures   5-7 years

Equipment purchased under capital lease is stated at the lower of fair value and the present value of minimum lease payments at the inception of the lease, less accumulated depreciation. The Company provides for depreciation of leased equipment using the straight-line method over the shorter of estimated useful life and the lease term.

Total depreciation from continuing operations for the years ended December 31, 2005 and 2004 was $ 147,547 and $2,048 respectively.

Recurring maintenance on property and equipment is expensed as incurred.

Any gain or loss on retirements and disposals is included in the results of operations in the period of the retirement or disposal.

(j) Goodwill and intangible assets

Goodwill results from business acquisitions and represents the excess of purchase price over the fair value of net assets acquired. Goodwill is tested at least annually for impairment. The first step of this test requires the Company to compare the carrying value of any reporting unit that has goodwill to the estimated fair value of the reporting unit. When the current fair value is less than the carrying value, the Company performs the second step of the impairment test. This second step requires the Company to measure the excess of the recorded goodwill over the current value of the goodwill by performing an exercise similar to a purchase price allocation, and to record any excess as an impairment.

Intangible assets that have finite useful lives (whether or not acquired in a business combination) are amortized over their estimated useful lives but also reviewed for impairment in accordance with the Statement of Financial Accounting Standard ("SFAS") No. 144 "Accounting for Impairment or Disposal of Long Lived Assets" ("SFAS 144"). Intangible assets currently consist of customer contracts, which were acquired as a result of a purchase of Navigator and are being amortized over the estimated future period of benefit of one to four years. The assessment of recoverability and possible impairment is performed using estimates of undiscounted future cash flows. If impairment is indicated, the Company then measures the impairment based on the amount by which the carrying value of the customer lists exceeds its fair market value. Fair market value is determined primarily using the projected future cash flows discounted at a rate commensurate with the risk involved.

Total amortization of intangible assets for the years ended December 31, 2005 and 2004 was $ 361,931 and $0 respectively.

(k) Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing income (loss) attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the effect of dilutive potential common shares issuable upon exercise of stock options and warrants. There were no dilutive options and warrants for the year ended 2005 and 2004. Stock options and warrants convertible into 779,067 and 550,378 shares of common stock, respectively, were excluded from the computation of diluted earnings per share since such options and warrants have an exercise price in excess of the average market value of the Company's common stock during the periods.

                           EUROWEB INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(l) Comprehensive income

Comprehensive income includes all changes in equity except those resulting from investments by, and distributions to, owners.

(m) Business segment reporting

The Company manages its operations, and accordingly determines its operating segments, on a geographic basis. The Company currently has one operating segment: Hungary.

(n) Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets, net of appropriate valuation allowances, and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities, if any, are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(o) Stock-based compensation

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations including Financial Accounting Standards Board ("FASB") Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25" to account for its stock options granted to employees. Under this method, compensation expense for fixed plan stock options is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") and FASB Statement No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123" established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by existing standards, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS 123, as amended. The Company accounted compensation expenses for the Company's stock options and warrants granted other than employees or independent directors based on fair value method prescibed in SFAS 123.

SFAS 123 requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost for the Company's stock options had been determined in accordance with the fair value-based method prescribed in SFAS 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.

                           EUROWEB INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The pro forma amount calculated as total compensation expense under SFAS 123 is $632,766 for the 200,000 options granted to directors on October 13, 2003, $1.3 million for the 365,000 options granted on April 26, 2004 and $775,260 for the 300,000 options issued in 2005. Under the accounting provisions of SFAS No. 123, this compensation expense would be recorded over the vesting period of the options (3-4 years).

For purposes of the pro forma calculation under SFAS 123, the fair value of each option grant has been estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for 2004 and 2005:

Dividend yield                  0%
Risk free rate                  4%
Expected option life (years)    6
Volatity                       88%

Under the accounting provisions of SFAS 123, the Company's 2005 and 2004 net income (loss) and net income (loss) per share would have been affected as indicated below:

                                                 2005         2004
                                             -----------   -----------
Net income (loss):
  Net loss from continuing
    operation as reported                    $(2,018,166)  $(1,402,766)
  Net income from discontinuing operation
    as reported                              $ 3,698,461   $   668,312
                                             -----------   -----------
  Net income (loss) as reported              $ 1,680,295   $  (734,454)
  Compensation expense                          (842,572)     (943,164)
                                             -----------   -----------
  Pro forma net income (loss)                $   837,723   $(1,677,618)
                                             ===========   ===========
Basic and diluted income (loss) per share:
    As reported                              $      0.31   $     (0.15)
    Pro forma                                $      0.15   $     (0.33)

(p) Inventory

Inventory, comprised of IT hardware for resale, is carried at the lower of cost or market. Deposits paid by the Company for inventory are recorded as prepayments until the Company takes title to the inventory.

(q) Recently Issued Accounting Standards

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)"). SFAS 123(R) requires an entity to recognize the grant-date fair value of stock options and other equity-based compensation issued to employees in the income statement. SFAS 123(R) is effective for the Company as of January 1, 2006. The Company is currently assessing the impact SFAS 123(R) will have on its financial statements.

                           EUROWEB INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In December 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4" ("SFAS 151"). SFAS 151 amends Accounting Research Bulletin No. 43, Chapter 4, "Inventory Pricing" ("ARB 43") to eliminate the "so abnormal" criterion in ARB 43 and requires companies to recognize abnormal freight, handling costs, and amounts of wasted material (spoilage) as current-period charges. Additionally, SFAS 151 clarifies that fixed production overhead cost should be allocated to inventory based on the normal capacity of the production facility. SFAS 151 is effective for inventory costs incurred during annual periods beginning after June 15, 2005. The Company is currently assessing the impact SFAS 151 may have on its financial statements and is not expected to have a material impact on our financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" which replaces Accounting Principles Board Opinions No. 20 "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements." This statement applies to all voluntary changes in accounting principle and changes resulting from adoption of a new accounting pronouncement that does not specify transition requirements. SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle should be recognized in the period of the accounting change. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 with early implementation permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this statement was issued. SFAS 154 is effective for the Company as of January 1, 2006 and is not expected to have a material impact on financial statements.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140" ("SFAS 155"). SFAS 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS 155 resolves issues addressed in SFAS 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." SFAS 155 is effective for the Company for all financial instruments acquired or issued after January 1, 2007 and is not expected to have a material impact on the Company's financial statements.

3. CASH AND CASH EQUIVALENTS

At December 31, 2005, cash of $1.57 million are held in current accounts in the United States.

                           EUROWEB INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. PROPERTY AND EQUIPMENT -

Property and equipment as at December 31, 2005 comprise the following:

                                      2005
                                  -----------
Software                          $   570,318
Service equipment                   1,454,019
Other                                 216,197
                                  -----------
  Total                             2,240,534
  Less accumulated depreciation    (1,168,545)
                                  -----------
                                  $ 1,071,989
                                  ===========

5. GOODWILL AND ACQUIRED INTANGIBLE ASSETS

Goodwill and acquired intangible assets as at December 31, 2005 comprise the following:

                                      2005
                                  -----------
Customer contracts                $ 3,494,231
  Less accumulated amortization      (361,931)
                                  -----------
                                  $ 3,132,300
                                  ===========
Goodwill                          $ 8,150,672

Customer contracts

Capitalized customer contracts relate to fixed contracts of Navigator to provide IT oursource services in Hungary. These contracts are being amortized over their remaining life of one to four years from the date of acquisition (October 2005).

Goodwill

Goodwill relates to the following reporting unit under SFAS 142: Navigator.

The Company performs its annual impairment test relating to the goodwill as of December 31 of each year. In the test as of December 31, 2005, the Company compared the fair value of its single reporting unit to their carrying amounts, noted that the fair value was higher than the carrying amount, and therefore no impairment charge was required.

                           EUROWEB INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. LEASES

Capital leases

The Company is committed under various capital leases, which expire over the next one year. The amount of assets held under capital leases included in property and equipment is as follows:

                                            2005
                                         ---------
Leased service equipment, gross value    $ 130,393
                                         ---------
  Total gross book value leased assets     130,393
Less accumulated depreciation             (105,718)
                                         ---------
  Total net book value leased assets     $  24,675
                                         =========

The following is a schedule of future minimum capital lease payments (with initial or remaining lease terms in excess of one year) as of December 31, 2005:

                                                   2006
                                                 --------
                                                 $ 27,042
                                                 --------
Total minimum lease payments                       27,042
Less interest costs                                (2,367)
                                                 --------
Present value of future minimum lease payments   $ 24,675

Since all obligations under capital leases as of December 31, 2005 fall due within 12 months, lease obligations are included in 'Other current liabilities' on the balance sheet.

Operating leases

The Company incurred operational lease expense of $47,700 for the year ended 12/31/05, which related to office rent. The Company has a five-year non-cancelable lease agreement for office premises, which was entered into on December 15, 2005. Remaining minimum rental payments total $1,380,439; $278,408 in each of 2006 and 2007, 2008 and 2009 and $ 266,807 in 2010. The Company did not incur any operating lease expenses in the year ended December 31, 2004.

7. BANK LOANS AND OVERDRAFT

On April 6, 2005, the Company entered into a long-term loan agreement with Commerzbank Bank Rt (the "Bank") for HUF 201,250,000 (approximately $942,270 at the December 31, 2005 exchange rate), with an interest rate of three month Budapest Interbank Offered Rate ("BUBOR") +2.5%. Approximately $740,354 was outstanding at December 31, 2005. The loan is repayable in 14 quarterly instalments of HUF 14,375,000 (approximately $67,305) plus quarterly interest starting on May 31, 2005. The shares of the Navigator and Euroweb Hungary were pledged as collateral for this loan, as well as a general lien established on all of the assets of these subsidiaries of Euroweb.

                           EUROWEB INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In addition to the long-term loan agreement, the Company also entered into an overdraft facility for unlimited period of time with 30 days termination period with the Bank for HUF 130,000,000 (approximately $608,671) on July 20, 2005. Approximately $325,409 was outstanding at December 31, 2005. The interest rate is BUBOR + 1,5%.

Additionally, on September 1, 2005, the Company entered into a two-month loan facility agreement with the Bank for approximately $140,462 (HUF 30,000,000) to fund working capital. The Company did not have outstanding balances under this agreement as of December 31, 2005. The contract was extended to March 31, 2006. The interest rate is BUBOR + 1,5%.

8. ACQUISITION

On October 7, 2005, the Company acquired all of the outstanding shares of Navigator Informatika Rt., an IT outsourcing service provider located in Hungary. Consideration paid of $10,760,772 consisted of $8,500,000 in cash and 441,566 shares of Euroweb common stock valued at $1,752,134 excluding registration cost, and $508,638 in transaction costs (consisting primarily of professional fees incurred related to attorneys, accountants and valuation advisors). The results of Navigator have been included in the Company's consolidated financial statements from the date of acquisition.

In accordance with the purchase method of accounting prescribed by SFAS 141, the Company allocated the consideration to the tangible net assets and liabilities and intangible assets acquired, based on their estimated fair values. The excess of the purchase price over the fair value of the identifiable tangible and intangible net assets acquired was assigned to goodwill. In accordance with SFAS No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"), goodwill will not be amortized but will be tested for impairment at least annually.

The following represents the final allocation of the purchase price paid for the Navigator business based on the fair values of the acquired assets and assumed liabilities as of October 7, 2005:

  Trade account receivable, net                            $ 1,057,317
  Prepaid and other current assets                             664,109
  Property and equipment, net                                1,115,701
  Trade account payable                                     (1,142,626)
  Other current liabilities and accrued expenses              (720,414)
  Short term and long term bank loans                       (1,299,142)
                                                           -----------
  Fair value of Navigator's recorded assets acquired and
    liabilities assumed                                       (325,055)
  Identified intangible assets - customer contracts          3,494,231
  Deferred tax liabilities                                    (559,076)
  Excess purchase price over allocation to identifiable
    assets and liabilities (Goodwill)                        8,150,672
                                                           -----------
Total consideration                                        $10,760,772
                                                           ===========

In determining the value to be ascribed to acquired intangible assets, the Company considered its intention for future use of the assets, analyses of historical financial performance and estimates of future performance of Navigator's services, among other factors. Acquired identifiable intangible assets obtained in the Company's acquisition of Navigator relate to customer contracts, which are being amortized over the estimated useful life of one to four years.

Although the former owners of Navigator received shares of common stock of the Company, each of the former owners of Navigator currently holds less than 10% of the outstanding shares of common stock in the Company. Therefore, they are not considered related parties and business transactions are shown as third party transactions in the accompanying consolidated financial statements of the Company.

The following unaudited pro-forma information presents a summary of consolidated results of operations of the Company for the years ended December 31, 2005 and 2004 as if the acquisition of Navigator had occurred at January 1, 2005 and 2004, respectively.

                     DECEMBER 31, 2005   DECEMBER 31, 2004
                     -----------------   -----------------
Revenues                  7,638,924           4,094,158
Net loss                    973,004          (1,992,225)
Net loss per share       $    (0.18)        $     (0.39)

The above unaudited pro forma summarized results of operations are intended for informational purposes only and, in the opinion of management, are neither indicative of the financial position or results of operations of the Company had the acquisition actually taken place as of January 1, 2005 or 2004, nor indicative of the Company's future results of operations. The above unaudited pro forma summarized results of operations do not include potential cost savings from operating efficiencies that may result from the Company's acquisition of Navigator.

9. DISPOSITIONS

Completed sale of Euroweb Czech Republic and Euroweb Slovakia

On December 16, 2004, the Company sold all of its shares in its wholly-owned subsidiary, Euroweb Czech Republic for cash of $500,000. As a part of the transaction, the Company forgave $400,000 of loans receivable from Euroweb Czech Republic. On April 15, 2005, the Company sold Euroweb Slovakia for cash of $2,700,000.

Proposed sale of Euroweb Hungary and Euroweb Romania

On December 15, 2005, the Board of Directors of the Company decided to sell its interest its wholly-owned subsidiaries in Euroweb Hungary and Euroweb Romania. On December 19, 2005, the Company entered into a share purchase agreement with Invitel Tavkozlesi Szolgaltato Rt., a Hungarian joint stock company, to sell Euroweb Hungary and Euroweb Romania, subject to various conditions including, but not limited to, shareholders' approval.

The Company believes that the sale of Euroweb Czech Republic and Euroweb Slovakia and the proposed sale of Euroweb Hungary and Euroweb Romania meet the criteria for presentation as a discontinued operation under the provisions of "SFAS 144", therefore amounts relating to Euroweb Czech Republic, Euroweb Slovakia, Euroweb Hungary and Euroweb Romania have been reclassified as discontinued operations for all periods presented.

                           EUROWEB INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table shows the details of result of discontinued operation per reporting units as follows:

                                                          2005        2004
                                                       ----------   --------
Gain from discontinued Czech operations (including
  2004 gain on disposal of $409,314), net of tax       $       --   $364,722
Gain from discontinued Slovakian operations
  (including the 2005 gain on disposal of
  $1,701,200), net of tax                               1,733,470    313,764
Income (loss) from discontinued Hungarian operations      637,256    (34,273)
Income from discontinued Romanian operations            1,327,735     24,099
                                                       ----------   --------
Income from dicountinued operations                    $3,698,461   $668,312

The following information is a summary of selected items from Euroweb Hungary's consolidated balance sheet as at December 31, 2005:

Description                                                           2005
                                                                   -----------
Cash and cash equivalents                                          $ 1,578,129
Trade account receivable, net                                        2,529,553
Prepaid, unbilled receivable and other current assets                1,010,706
Assets of discontinued operation                                    11,413,521
Property and equipment, net                                          3,424,237
Trade account payable                                               (2,213,058)
Other current liabilities, deferred revenue and accrued expenses    (2,147,249)
Liabilities of discontinued operation                               (3,130,274)
Intercompany loans                                                  (3,541,750)
Short term and long term bank and Pantel related loans              (6,882,160)
                                                                   -----------
Net assets                                                         $ 2,041,655

The following information is a summary of selected items from Euroweb Romania's balance sheet as at December 31, 2005:

Description                                                             2005
                                                                    -----------
Cash and cash equivalents                                           $   168,096
Trade account receivable, net                                           963,855
Prepaid, unbilled receivable and other current assets                   480,558
Property and equipment, net                                           3,445,460
Trade account payable                                                  (957,593)
Other current liabilities, deferred revenue and accrued expenses     (1,493,474)
Intercompany loans                                                     (400,000)
Long term portion of                                                   (102,130)
                                                                    -----------
Net assets                                                          $ 2,104,772

                           EUROWEB INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. INCOME TAXES

The loss from continuing operations before income taxes by tax jurisdiction for the years ended December 31, 2005 and 2004 was as follows:

                                     2005           2004
                                  -----------   -----------
Loss from continuing operations
  before income taxes:
    Domestic                      $(1,703,466)  $(1,402,766)
    Foreign                          (372,608)           --
                                  -----------   -----------
Total                             $(2,076,074)  $(1,402,766)
                                  ===========   ===========

There was no current income tax expense from continuing operations in 2005 and 2004. A deferred tax benefit of $57,908 was recognized in 2005. There was no deferred tax expense or benefit recognized in 2004.

The provision (benefit) for income taxes allocated to continuing operations is comprised of the following:

                                                Year Ended
                                               December 31,
                                             ---------------
                                               2005     2004
                                             --------   ----
Current federal                              $     --   $ --
Current foreign                                    --     --
Deferred federal                                   --     --
Deferred foreign                              (57,908)    --
                                             --------   ----
Provision for income tax expense (benefit)   $(57,908)  $ --

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income tax before provision for income taxes.

The difference between the total expected tax expense (benefit) and tax expense allocated to continuing operations for the years ended December 31, 2005 and 2004 is accounted for as follows:

                                                     2005                  2004
                                            --------------------   --------------------
                                               Amount        %        Amount        %
                                            -----------   ------   -----------   ------
Computed expected tax
  Expense/(Benefit)                         $  (705,865)  (34.00)  $  (476,940)  (34.00)
  Foreign Tax Rate Differential                  67,069     3.23            --       --
  Foreign Income not subject to tax              (4,798)   (0.23)            0        0
  Equity adjustment on sale of subsidiary    (1,688,478)  (81.33)     (747,202)  (53.26)
Change in Valuation Allowance                 2,274,164   109.54     1,224,142    87.26
                                            -----------   ------   -----------   ------
Total expense/(benefit)                     $   (57,908)   (2.79%) $        --       --%
                                            ===========   ======   ===========   ======

                           EUROWEB INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deferred Tax Assets and Liabilities

Upon the acquisition of Navigator, the Company recognized a net Deferred Tax Liability of $559,076 related to the excess of fair value of net assets over carrying values. As most of the excess relates to the recognition of customer contracts (Note 5), which is being amortized over a period of 1-4 years from acquisition, the Deferred Tax Liability is being reduced proportionately. $57,908 was recognized as a benefit in 2005.

The statutory corporate tax rate in Hungary was 16% as of December 31, 2004. Navigator has no tax net operating loss carryforwards from prior years.

                                      2005          2004
                                  -----------   -----------
Deferred Tax Assets:
  Net Operating Loss Carryovers   $ 4,331,534   $ 3,665,214
  Capital Loss Carryovers           1,823,704       713,634
                                  -----------   -----------
Gross Deferred Tax Assets           6,155,238     4,378,848
Valuation Allowance                (6,155,238)   (4,378,848)
                                  -----------   -----------
Net Deferred Tax Assets           $        --   $        --
                                  ===========   ===========

For U.S. Federal income tax purposes, the Company has unused net operating loss carryforwards at December 31, 2005 of approximately $12.8 million available to offset future taxable income. From the $12.8 million of losses, $1.2 million expire in various years from 2008-2010, $1.6 million expires in 2011, and the remaining $10 million expire in various years from 2016 through 2025. In addition, the Company has a capital loss carryover for US income tax purposes of approximately $5.4 million. $2.1 million of the loss is from 2004 and will expire after 2009. The remainder of the capital loss, $3.3 million, will expire after 2010. The Tax Acts of some jurisdictions contain provisions which may limit the net operating loss and capital loss carryforwards available to be used in any given year if certain events occur, including significant changes in ownership interests. The Company has not assessed the impact of these provisions on the availability of Company loss carryovers since the deferred tax assets are fully offset by the valuation allowance.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences and tax loss carryforwards become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes that it is more likely than the Company will not realize the benefit of these deductible differences, net of existing valuation allowances at December 31, 2005.

                           EUROWEB INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Undistributed earnings of the Company's foreign subsidiaries are currently not material. Those earnings are considered to be indefinitely reinvested; accordingly, no provision for US federal and state income tax has been provided thereon. Upon repatriation of those earnings, in the form of dividends or otherwise, the Company would be subject to both US income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various foreign countries. Determination of the amount of unrecognized deferred U.S. income tax liability is not practicable due to the complexities associated with its hypothetical calculation.

11. STOCKHOLDERS' EQUITY

On March 22, 2005, the Company granted an aggregate of 200,000 options to two of its directors. The stock options granted to the directors on March 22, 2005 vest at the rate of 25,000 on each September 22 of 2005, 2006, 2007 and 2008. The exercise price of the options was $3.40, which is equal to the market price on the date the grants were made.

On June 2, 2005, the Company granted 100,000 options to a director of the Company, which vest at the rate of 25,000 on each December 2 of 2005, 2006, 2007, and 2008. The exercise price of the options was $4.05, which was equal to the market price on the date the grants were made.

The President of the Company is eligible to receive an annual compensation of $250,000 starting from April 15, 2005 for a period of two years, which is payable in Euroweb shares of common stock. The number of shares to be paid is calculated based on the average closing price 10 days prior to April 15 of each year starting from April 15, 2005. The number of shares for the year ended April 14, 2006 is 82,781. In January 2006, the Company issued 58,968 shares of common stock out of the total 82,781 covering the service period from April 15, 2005 to December 31, 2005.

On June 7, 2005, the Company granted 100,000 warrants to a consulting company as compensation for investor relations services at exercise prices as follows:
40,000 warrants at $3.50 per share, 20,000 warrants at $4.25 per share, 20,000 warrants at $4.75 per share and 20,000 warrants at $5 per shares. The warrants have a term of five years and tranches vest at a rate of a total 8,333 warrants per month over a one year period from the lowest to the highest warrant price. In February 2006, the Company has terminated the contract with the consultant. The total number of warrants granted under this agreement is reduced time-proportonially to 83,330 based on the time in service by the consultant. The reduction related to the warrants at $5 per shares. The warrants are being expensed over the performance period of one year. Compensation expense for the year ended December 31, 2005 was $141,410.

There are no other warrants outstanding or expired in 2005.

In connection with the acquisition of Navigator Informatika Rt (Note 1), the Company issued 441,566 shares of common stock.

                           EUROWEB INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. COMMITMENTS AND CONTINGENCIES

(a) Employment Agreements

The Company entered into a six-year agreement with its Chief Executive Officer, Csaba Toro on October 18, 1999, which commenced January 1, 2000, and provided for an annual compensation of $96,000. The agreement was amended in 2004 and 2005. The amended agreement provides for an annual salary of $200,000 and a bonus of up to $150,000 in 2006, 2007 and 2008, as well as an annual car allowance of $30,000 for the same period.

The Company has entered into a two-year employment agreement with Moshe Schnapp as President and Director of the Company starting from April 15, 2005, which grants an annual compensation of $250,000 to be paid in the form of Euroweb shares of common stock. The number of shares to be received by Mr. Schnapp is calculated based on the average closing price 10 days prior to the commencement of each employment year. For the year ended April 14, 2006, Mr. Schnapp will receive 82,781 Euroweb shares of common stock.

(b) Lease agreements

The Company's subsidiaries have entered into various capital leases for vehicles and internet equipment, as well as non-cancelable agreements for office premises. Refer to Note 6 (Leases).

(c) Legal Proceedings

There are no known significant legal procedures that have been filed and are outstanding against the Company.

(d) Elender Rt. acquisition

On June 9, 2004 the Company acquired all of the outstanding shares of Elender Rt. ("Elender") for $6,500,000 in cash and 677,201 of the Company's shares of common stock. Under the terms of agreement, the Company has placed 248,111 unregistered shares of common stock, newly issued and in the name of the Company, with an escrow agent as security for approximately $1.5 million loans payable to former shareholders of Elender. The shares will be returned to the Company from escrow once the outstanding loans have been fully repaid. However, if there is a default on the outstanding loan, then the shares will be issued to the other party and the Company is then obliged to register the shares. As of December 31, 2005, the Company had repaid all of the loans that were outstanding. In January 2006, the Company acquired and subsequently cancelled the shares that were put into escrow.

Pursuant to the registration rights agreement signed on June 1, 2004 with the sellers of Elender, if the shares of the Company's common stock issued to the sellers were not registered within 120 days of Closing (closing was on June 9, 2004) for reasons attributable to the Company, a penalty of $2,000 per day is payable until the shares are registered. The Company made a provision of $170,000 to accrue for potential penalties under this clause as of December 31, 2004. In 2005, the Company received a waiver from the sellers. Therefore the penalty was reversed.

In case of disposal of Euroweb Hungary and Euroweb Romania, the Company will have to reregister the shares issued in connection with the acquisition of Elender. In case of late filing of this registration statement may result penalty payment obligation.

                           EUROWEB INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(e) Navigator acquisition

The Company entered into a registration rights agreement dated July 21, 2005, whereby it has agreed to file a registration statement registering the 441,566 shares of Euroweb common stock issued in connection with the acquisition within 75 days of the closing of the transaction and have such registration statement declared effective within 150 days from the filing thereof. In the event that Euroweb fails to meet its obligations to register the shares it may be required to pay a penalty equal to 1% of the value of the Shares per month. The Company has obtained a written waiver from the seller stating that the seller will not raise any claims in connection with the filing of registration statement until May 30, 2006.

(f) Euroweb Hungary Rt. purchase guarantee

In February 2004, the Company purchased the remaining 51% of Euroweb Hungary from Pantel. The consideration paid by the Company for the 51% interest consisted of EUR 1,650,000 ($2,105,000) in cash, and a purchase commitment that Euroweb Hungary will purchase at least HUF 600 million (approximately $3 million) worth of services from Pantel in each year from 2004 to 2006. In the event that Euroweb Hungary and its subsidiaries do not satisfy this commitment, Pantel may charge a penalty equal to 25% of the commitment amount less any services purchased. Purchases in 2004 and 2005 exceeded this amount. If Euroweb Hungary is successfully sold to Invitel, any claim arising from this commitment will from that date be payable by Invitel.

(g) Indemnities provided upon sale of subsidiaries

On April 15, 2005, the Company sold Euroweb Slovakia. According to the securities purchase contract (the "Contract"), the Company will indemnify the buyer for all damages incurred by the buyer as the result of seller's breach of certain representations, warranties or obligations as set in the Contract up to an aggregate amount of $540,000. The buyer shall not be entitled to make any claim under the Contract after the fourth anniversary of the date of the Contract. No claims have been made to date. The Company has accrued $35,000 as the estimated fair value of this indemnity.

(h) Potentional penalty of EUR 400,000

If by the date which is 120 days after the signing of the share purchase agreement on December 19, 2005 about the disposition of Euroweb Hungary and Euroweb Romania to Invitel, the Company either fails to comply with the provisions of the share purchase agreement, or the Stockholders Meeting of the Company fails to approve the transaction as set forth in the agreement, then the Company shall on demand reimburse to Invitel all costs, expenses and fees (including without limit financial and technical advisors and attorneys fees) in relation to the investigation, and negotiation of the Transaction, and all associated and connected matters up to the maximum amount of EUR 400,000

(i) Purchase obligation of 85% ownership of Navigator

On or before the date of closing of the sale of Euroweb Hungary and Euroweb Romania to Invitel, Euroweb International will purchase 85% ownership of Navigator representing a purchase obligation in a value of $6,000,000 in cash. At the date of closing at the latest, Euroweb Hungary has to settle all of its bank loans including the $6,000,000 Commerzbank loan obtained for the acquisition of Navigator.

                           EUROWEB INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. STOCK OPTION PLAN AND EMPLOYEE OPTIONS

a) Stock option plans

The Company's Stock Option Plan expired in 2003, although unexpired options issued under this plan were exercisable until expiry. At December 31, 2004, options for 63,000 common stock were outstanding and exercisable by the Chief Executive Officer under the Stock Option Plan, which expired on April 2, 2005. No options remained outstanding as of December 31, 2005.

In 2004, the Board of Directors established the "2004 Incentive Plan" or "the Plan", with an aggregate of 800,000 shares of common stock authorized for issuance under the Plan. The Plan provides that incentive and nonqualified options may be granted to key employees, officers, directors and consultants of the Company for the purpose of providing an incentive to those persons. The Plan may be administered by either the Board of Directors or a committee of two directors appointed by the Board of Directors (the "Committee"). The Board of Directors or Committee determines, among other things, the persons to whom stock options are granted, the number of shares subject to each option, the date or dates upon which each option may be exercised and the exercise price per share.

Options granted under the Plan are generally exercisable for a period of up to ten years from the date of grant. Incentive options granted to stockholder's that hold in excess of 10% of the total combined voting power or value of all classes of stock of the Company must have an exercise price of not less than 110% of the fair market value of the underlying stock on the date of the grant. The Company will not grant a nonqualified option with an exercise price less than 85% of the fair market value of the underlying common stock on the date of the grant.

On April 26, 2004 under the Plan, the Company granted 125,000 options to the Chief Executive Officer and an additional 195,000 options to five employees and 45,000 options to two consultants of the Company. All of these options have an exercise price equal to the market price on day of grant ($4.78), vest over a period of between three and four years and relate to future services to be performed. As the Company follows APB 25 with respect to accounting for grants made to employees, no compensation expense was recorded for these options. The total compensation expense for their options granted to the two consultants is $162,000, which is being expensed over the vesting period of three years.

In March 2005, one of the Directors has resigned and his 100,000 options expired unexercised.

The President and a Director of the Company is eligible to receive an annual compensation of $250,000 starting from April 15, 2005, which is payable in shares of Euroweb common stock. The number of shares to be paid is calculated based on the average closing price 10 days prior to each employment year. The number of shares for the year ended April 14, 2006 is 82,781. Compensation expense for the year ended December 31, 2005 was $177,083 (2004: $-). On January 5, 2006, 58,968 shares has been issued from the total of 82,781 shares covering the period from April 15, 2005 to December 31, 2005.

                           EUROWEB INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(b) Other Options

The Company has issued options pursuant to employment agreements. As of December 31, 2004 fully vested options are outstanding and exercisable for 63,000 shares pursuant to the employment agreement with the Chief Executive Officer. The options were granted on April 2, 1999 (with exercise price equal to stock price at date of grant) and expired unexercised on April 2, 2005. The options were exercisable at $10.00 per share.

On October 13 2003, the Company granted two Directors 100,000 options each, at an exercise price (equal to the fair value on that day) of $4.21 per share, with 25,000 options vesting on each April 13, 2004, 2005, 2006 and 2007. There were 100,000 options outstanding as of December 31, 2005.

The following table summarizes the total number of shares for which options have been issued (Stock Option Plan, 2004 Incentive Plan, Employment Agreements and grants to Directors) and are outstanding:

                                   2005                  2004
                            -------------------   ------------------
                                       Weighted             Weighted
                                       average              average
                                       exercise             exercise
                            Options     Price     Options    Price
                            --------   --------   -------   --------
Outstanding, January 1,      654,000      $5.33   309,000      $5.95
Granted                      300,000       3.62   365,000       4.78
Cancelled                         --         --        --         --
Expired                     (249,000)      6.47   (20,000)      5.00
                            --------   --------   -------   --------
Outstanding, December 31,    705,000       4.20   654,000       5.33
                            ========   ========   =======   ========

195,000 options under the 2004 Incentive Plan are outstanding and exercisable as of December 31, 2005.

No options were exercised in 2005 and 2004.

The following table summarizes information about shares subject to outstanding options as of December 31, 2005 which were issued to current or former employees, consultants or directors pursuant to the 2004 Incentive Plan and grants to Directors:

                OPTIONS OUTSTANDING              OPTIONS EXERCISABLE
              -----------------------   -----------------------------------
                                        WEIGHTED-
                            WEIGHTED-    AVERAGE                  WEIGHTED-
                RANGE OF     AVERAGE    REMAINING                  AVERAGE
  NUMBER        EXERCISE     EXERCISE     LIFE        NUMBER      EXERCISE
OUTSTANDING      PRICES       PRICE     IN YEARS    EXERCISABLE     PRICE
-----------   -----------   ---------   ---------   -----------   ---------
   100,000    $      4.21       $4.21      3.76        50,000       $4.21
   305,000    $      4.78       $4.78      4.31       182,500       $4.78
   200,000    $      3.40       $3.40      5.22        50,000       $3.40
   100,000    $      4.05       $4.05      5.42        25,000       $4.05
                                                      -------
   705,000    $3.40-$4.78       $4.20      4.46       307,500       $4.40
                                                      =======

                           EUROWEB INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. SEGMENT INFORMATION

The Company's operations fall into one industry segment: providing IT outsource services to business customers. The Company manages its operations, and accordingly determines its operating segments, on a geographic basis. Consequently, the Company has one operating segments: Hungary. The performance of geographic operating segments is monitored based on net income or loss from continuing operations (after income taxes, interest, and foreign exchange gains/losses). The accounting policies of the segments are the same as those described in the summary of accounting policies in Note 2. There are no intersegment sales revenues.

The following tables summarize financial information by geographic segment for the year ended December 31, 2005 and 2004:

Geographic information for 2005

                                        Hungary      Corporate       Total
                                      -----------   -----------   -----------
Total revenues                         $1,964,998            --   $ 1,964,998

Depreciation                              147,547            --       147,547
Intangible amortization
  (customer contract)                     361,931            --       361,931
Interest income                             2,512            --         2,512
Interest expense                          (38,240)           --       (38,240)
Net interest (expense) income             (35,728)           --       (35,728)
Income tax - current                           --            --            --
Income tax - deferred                      57,908            --        57,908
Net loss from continuing operations    $ (314,700)  $(1,703,466)  $(2,018,166)
Fixed assets, net                       1,071,989            --     1,071,989
Fixed asset additions                     103,835            --       103,835
Goodwill                                8,150,672                   8,150,672

Geographic information for 2004

                                       Corporate       Total
                                      ----------   ----------
Total revenues                                --           --

Depreciation                               2,048        2,048
Intangible impairment                         --           --
Goodwill impairment                           --           --
Interest income                           49,154       49,154
Interest expense                              --           --
Net interest (expense) income             49,154       49,154
Income tax                                    --           --
Net loss from continuing operation    (1,402,766)  (1,402,766)
Fixed assets, net                             --           --
Fixed asset additions                      2,048        2,048
Goodwill                                      --           --

                           EUROWEB INTERNATIONAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Goodwill and related impairment amounts are recorded in the books of the Corporate entity and allocated to reporting units.

15. RELATED PARTY TRANSACTIONS

KPN owned approximately 43.54% (December 31, 2005: 35.20%) of the outstanding shares of Euroweb common stock as of December 31, 2004, and a majority interest in Pantel. On February 28, 2005, KPN sold its 75.1% interest in Pantel to Hungarian Telephone and Cable Corp. Therefore, Pantel is no longer considered a related party of the Company effective March 1, 2005. There were no material related party transactions in continouing operation in 2005 and 2004.

16. SUBSEQUENT EVENTS

(a) Issuance of shares

In January 2006, the Company issued 58,968 shares of common stock out of the total 82,781 covering the service period between April 15, 2005 to December 31, 2005.

(b) Termination of Consultant contract

In February 2006, the Company terminated its contract with a consultant providing investor relation services. The warrants granted under the contract are reduced time-proportionally to 83,330, based on the time in service by the consultant.

(c) Cancellation of shares put into escrow

In January 2006, the Company acquired and cancelled the shares that were put into escrow.

                        EUROWEB INTERNATIONAL CORPORATION

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed consolidated financial statements (the "unaudited pro forma financial statements") give effect to the sale of 100% of the interest of Euroweb International Corporation ("Euroweb") in each of Euroweb Internet Szolgaltato Rt. ("Euroweb Hungary") and Euroweb Romania S.A. ("Euroweb Romania") to Invitel Tavkozlesi Szolgaltato Rt. and the acquisition of 100% of Navigator Informatika Rt. ("Navigator").

Acquisition of 100% of Navigator

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2005 also give effect to the acquisition by Euroweb of 100% of Navigator as if the acquisition occurred on January 1, 2005.

Sale of 100% of the interest of Euroweb in Euroweb Hungary and Euroweb Romania

The unaudited pro forma financial statements give effect to the sale of 100% of the Company's interest in Euroweb Hungary and Euroweb Romania. The sale was completed on May 23, 2006. Euroweb Hungary and Euroweb Romania are together expected to be sold for approximately $30,000,000 cash, less outstanding debt including $6,000,000 repayment of bank loan by Euroweb Hungary for ensuring debt free status and less estimated transaction costs, severances, success fees and estimated guarantee provision accrual of approximately $1,900,000. Euroweb Hungary covers the cash need of $6,000,000 repayment of bank loan from the $8,500,000 cash proceed received from Euroweb in exchange for 85% ownership of Navigator currently held by Euroweb Hungary.

Euroweb believes that the sale of Euroweb Hungary and Euroweb Romania meets the criteria for presentation as a discontinued operation under the provisions of Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Accordingly, Euroweb Hungary and Euroweb Romania are presented as discontinued operations in the historical consolidated financial statements of Euroweb. The estimated gain is $16,205,366 on the sale of Euroweb Hungary and Euroweb Romania, which is not reflected in the unaudited pro forma condensed consolidated statements of operations due to the non-recurring nature of the gain.

The unaudited pro forma condensed consolidated balance sheet gives effect to the disposition of Euroweb Hungary and Euroweb Romania as if it occurred on March 31, 2006.

The pro forma adjustments described in the accompanying notes are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the actual results of operations or financial position that would have occurred had the transactions described above occurred on the dates indicated, nor are they necessarily indicative of future operating results. The unaudited pro forma financial statements are only a summary and should be read in conjunction with the historical consolidated financial statements and related notes of Euroweb, in its Form 10-QSB for the quarter ended March 31, 2006 and in its Form 10-KSB for the year ended December 31, 2005.

All pro forma amounts are presented in U.S. dollars, the reporting currency of Euroweb.

Euroweb International Corporation Unaudited Pro Forma Condensed Consolidated Balance Sheet March 31, 2006

                                                               Euroweb      Pro Forma
                                                             Historical     Adjustments   Notes     Pro Forma
                                                            ------------   ------------   -----   ------------
                                                                (A)             (B)
ASSETS
  Current Assets
    Cash and cash equivalents                               $    691,021   $ 30,000,000    (1)    $ 24,691,021
                                                                      --     (8,500,000)   (2)              --
                                                                      --      2,500,000    (3)              --
    Trade accounts receivable, net                             1,430,263             --              1,430,263
    Prepaid and other current assets, unbilled receivable        395,258        (75,552)   (5)         319,706
                                                            ------------   ------------           ------------
      Total current assets of continuing operations            2,516,542     23,924,448             26,440,990
    Total assets of discontinued operations                   19,179,425    (19,179,425)   (4)              --
                                                            ------------   ------------           ------------
      Total current assets                                    21,695,967      4,745,023             26,440,990
  Property and equipment, net                                  1,072,305             --              1,072,305
  Goodwill                                                     8,150,672             --              8,150,672
  Intangibles - customer contracts                             2,784,810             --              2,784,810
                                                            ------------   ------------           ------------
      Total assets                                          $ 33,703,754   $  4,745,023           $ 38,448,777
                                                            ============   ============           ============
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Liabilities
    Trade accounts payable                                  $  1,278,462             --           $  1,278,462
    Current portion of bank loan and overdraft                   789,206             --                789,206
    Other current liabilities                                    202,462   $  1,824,448    (5)       2,026,910
    Accrued expenses                                             701,946             --                701,946
                                                            ------------   ------------           ------------
      Total current liabilities of continuing operations       2,972,076      1,824,448              4,796,524
    Total liabilities of discontinued operations              12,905,537    (12,905,537)   (4)              --
                                                            ------------   ------------           ------------
      Total current liabilities                               15,877,613    (11,081,089)             4,796,524
Non-current liabilities
  Deferred tax liability                                         445,570             --                445,570
  Non-current portion of bank loans                              393,476             --                393,476
                                                            ------------   ------------           ------------
      Total liabilities                                       16,716,659    (11,081,089)             5,635,570
  Stockholders' Equity
  Common stock, $.001 par value - Authorized 35,000,000
   shares; Issued and outstanding 5,843,067 shares                25,307             --                 25,307
  Additional paid-in capital                                  51,900,890             --             51,900,890
  Accumulated deficit                                        (35,332,003)    16,205,366    (6)     (19,126,637)
  Accumulated other comprehensive losses                         392,901       (379,254)   (7)          13,647
                                                            ------------   ------------           ------------
      Total stockholders' equity                              16,987,095     15,826,112             32,813,207
                                                            ------------   ------------           ------------
      Total liabilities and stockholders' equity            $ 33,703,754   $  4,745,023           $ 38,448,777
                                                            ============   ============           ============

See accompanying notes to unaudited pro forma condensed consolidated balance sheet

        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A) Reflects the historical condensed consolidated balance sheet of Euroweb as of March 31, 2006, included in the Form 10-QSB of Euroweb for the quarter ended March 31, 2006.

(B) Pro forma adjustments related to the sale of Euroweb Hungary and Euroweb Romania on the basis described in the introduction to these unaudited pro forma financial statements:

1) Represents the cash proceeds of $30,000,000 received upon the sale of Euroweb Hungary and Euroweb Romania.

2) Represents the acquisition of 85% ownership of Navigator from Euroweb Hungary by Euroweb for $8,500,000 at the date of closing.

3) Reflects the repayment of $2,500,000 intercompany loan from Euroweb Hungary to Euroweb at the date of closing originated from the Navigator acquisition

4) Adjustment to eliminate assets sold and liabilities transferred upon the sale of Euroweb Hungary and Euroweb Romania

5) Adjustment to reflect the estimated direct transaction costs, bonuses, success fees, severances and accrued provision on estimated warranty claims totalling $1,900,000, to be paid, payable in connection with the sale

6) Adjustment to reflect the pro forma gain on the sale of Euroweb Hungary and Euroweb Romania, after estimated direct transaction costs, bonuses, success fees, severances and accrued provision on estimated warranty claims of $1,900,000 to be paid or payable in connection with the sale. No tax liability is expected to arise as a result of the sale. Because the estimated pro forma gain assumes the sale was consummated on March 31, 2006, the pro forma gain will ultimately differ from the actual gain that will occur at the closing date of sale.

7) Adjustment to eliminate cumulative other comprehensive gain/losses of Euroweb Hungary and Euroweb Romania

No adjustments have been made to reflect any income tax effect of the pro forma adjustments since Euroweb has significant net operating loss carryforwards and, therefore, does not expect to have taxable income in the foreseeable future.

Euroweb International Corporation Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2005

                                                         Euroweb      Pro Forma
                                                        Historical   Adjustments   Notes    Pro Forma
                                                       -----------   -----------   -----   -----------
                                                             (A)          (B)
Revenues                                               $ 1,964,998    $5,673,926    (1)    $ 7,638,924
Cost of revenues (exclusive of depreciation and
  amortization shown separately below)                     511,658     1,406,427    (1)      1,918,085
Operating expenses
  Compensation and related costs                         1,054,342       894,984    (2)      1,949,326
  Consulting, professional and directors fees            1,396,096     1,237,731    (3)      2,633,827
  Other selling, general and administrative expenses       703,770     1,198,590    (4)      1,902,360
  Depreciation and amortization                            509,478     1,378,784    (5)      1,888,262
                                                       -----------    ----------           -----------
        Total operating expenses                         3,663,686     4,710,089             8,373,775
Operating loss                                          (2,210,346)     (442,590)           (2,652,936)
  Interest income                                            2,512        15,185    (6)         17,697
  Interest expense                                         (38,240)      (94,367)   (6)       (132,607)
  Other income (expenses)                                  170,000            --               170,000
Loss from continuing operations before income taxes     (2,076,074)     (521,772)           (2,597,846)
                                                       -----------    ----------           -----------
  Income tax expense - current                                  --      (143,677)   (7)       (143,677)
  Income tax expense-deferred                               57,908       166,796    (7)        224,704
                                                       -----------    ----------           -----------
Income tax expense                                          57,908        23,119                81,027
Loss from continuing operations                        $(2,018,166)   $ (498,653)          $(2,516,819)
                                                       ===========    ==========           ===========
Loss per share from continuing operations,
  basic and diluted                                          (0.37)           --                 (0.44)
Weighted average number of shares outstanding,
  basic and diluted                                      5,445,363            --             5,784,099

See accompanying notes to unaudited pro forma condensed consolidated statement of operations

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(A) Reflects the statements of operations of the Company for the years ended December 31, 2005 included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005.

(B) Pro forma adjustments to record the acquisition of Navigator Informatika Rt. ("Navigator") as if it had occurred on January 1, 2005 for purposes of presenting the pro forma statements of operations:

1) Adjustment to reflect the revenues and costs of goods sold of Navigator for the period from January 1, 2005 to October 7, 2005.

2) Adjustment to reflect the salary and related costs of Navigator for the period from January 1, 2005 to October 7, 2005..

3) Adjustment to reflect the consulting, professional and directors' fees of Navigator for the period from January 1, 2005 to October 7, 2005.

4) Adjustment to reflect the selling, general and administrative costs of Navigator for the period from January 1, 2005 to October 7, 2005.

5) Adjustment to reflect the amortization and depreciation charge of Navigator for the period from January 1, 2005 to October 7, 2005.

6) Adjustment to reflect the interest income and expenses of Navigator for the period from January 1, 2005 to October 7, 2005.

7) Adjustment to reflect the income tax of Navigator for the period from January 1, 2005 to October 7, 2005.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee           $   934.08
Accounting fees and expenses    50,000.00*
Legal fees and expenses         35,000.00*
Miscellaneous                   10,000.00*
                       TOTAL   $95,934.08
                               ==========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On February 23, 2004, we entered into a Shares Purchase Agreement with Vitonas Investments Limited, a company with registered seat in Cyprus, Certus Kft., a Hungarian corporation and Rumed 2000 Kft., a Hungarian corporation, to acquire their 100% interest in Elender is a Hungarian corporation. Elender is an Internet service provider located in Hungary that provides internet access to the corporate and institutional (public) sector and, amongst others, 2,300 schools in Hungary. The Elender acquisition was closed on June 9, 2004. The total purchase price paid by our company for the acquisition included cash in the amount of $6,500,000 and 677,201 shares of our common stock.

On July 21, 2005, Euroweb and Euroweb Internet Szolgaltato Rt. ("Euroweb Hungary"), a wholly-owned subsidiary of Euroweb (collectively, Euroweb Hungary and Euroweb are hereinafter referred to as the "Company"), entered into a Sale and Purchase Agreement (the "Agreement") with Marivaux Investments Limited ("Marivaux") and Graeton Holdings Limited ("Graeton") (collectively, Marivaux and Graeton are hereinafter referred to as the "Sellers"), which are both registered under the laws of the Cyprus. Pursuant to the Agreement, the Company agreed to acquire and, the Sellers agreed to sell, 100% of the Seller's interest in Navigator Informatika Rt. ("Navigator"), a Hungarian company. The purchase of Navigator by the Company closed on October 7, 2005. In consideration for Marivaux's interest in Navigator, the Company paid Marivaux USD $8,500,000 of which USD $150,000 was paid upon signing of the Agreement and $8,350,000 was paid on closing. In addition, at closing, Euroweb issued Graeton 441,566 shares of common stock of Euroweb (the "Shares"). The offering and sale of the Shares was deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. No material relationship exists between the Sellers and the Company and/or its affiliates, directors, officers or any associate of an officer or director.

The Company has entered into a two-year employment agreement with Moshe Schnapp as President and Director of the Company starting from April 15, 2005, which grants an annual compensation of $250,000 to be paid in the form of Euroweb shares of common stock. The number of shares to be received by Mr. Schnapp is calculated based on the average closing price 10 days prior to the commencement of each employment year. For the year ended April 14, 2006, Mr. Schnapp will receive 82,781 Euroweb shares of common stock from which 58,968 were issued in January 2006. In July 2006, the Company issued the remaining 23,813 and 22,194 shares of common stock for services through July 30, 2006.

In consideration for investor relation services, the Company issued Osprey Partners 83,330 shares of common stock issuable upon exercise of common stock purchase warrants exercisable at $3.50 per share with respect to 40,000 shares of common stock, $4.25 per share with respect to 20,000 shares of common stock, $4.75 per share with respect to 20,000 shares of common stock and $5.00 per share with respect to 3,330 shares of common stock.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Euroweb International Corp., a Delaware corporation.

Exhibit Number                             Description
--------------   ---------------------------------------------------------------
2.1              Subscription Agreement and Option Agreement with KPN(1)(2)

3.1              Certificate of Incorporation filed November 9, 1992(1)

3.2              Amendment to Certificate of Incorporation filed July 9,1997(2)

3.3              Restated Certificate of Incorporation(6)

3.4              Amendment to the Restated Certificate of Incorporation(7)

3.5              By-laws(2)

4.1              Form of Common Stock Certificate(1)

4.2              Intentionally left blank

4.3 Placement Agreement between Registrant and J.W. Barclay & Co., Inc. and form of Placement Agent Warrants issued in connection with private placement financing(1)

5.1              Opinion of Sichenzia Ross Friedman Ference LLP

10.1 Shares Purchase Agreement between PanTel Tavkozlesi es Kommunikacios rt., a Hungarian company, and Euroweb International Corp., a Delaware corporation (3)

10.2 Guaranty by Euroweb International Corp., a Delaware corporation, in favor of PanTel Tavkozlesi es Kommunikacios rt., a Hungarian company (3)

10.3 Shares Purchase Agreement between Vitonas Investments Limited, a Hungarian corporation, Certus Kft., a Hungarian corporation, Rumed 2000 Kft., a Hungarian corporation and Euroweb International Corp., a Delaware corporation, dated as of February 23, 2004. (4)

10.4 Shareholding Interest Sale and Purchase and Loan Assignment Areement by and between Euroweb International Corp. and ETEL Group Limited (8)

10.5 Securities Purchase Contract by and between Euroweb International Corp. and DanubiaTel a.s. dated April 15, 2005
                 (9)

10.6 Contract on Taking Over Debt by and between Euroweb International Corp., DanubiaTel a.s. and Euroweb Slovakia a.s. dated April 15, 2005 (9)

10.7 Contract on Receivables Setting-off by and between Euroweb International Corp. and DanubiaTel a.s. dated April 15, 2005
                 (9)

10.8 Shares Purchase Agreement between Vitonas Investments Limited, a Hungarian corporation, Certus Kft., a Hungarian corporation, Rumed 2000 Kft., a Hungarian corporation and Euroweb International Corp., a Delaware corporation, dated as of February 23, 2004. (11)

10.9 Share Purchase Agreement by and between Euroweb International Corp. and Invitel Tavkozlesi Szolgaltato Rt. (12)

10.10            Severance Agreement by and between Euroweb International Corp.
                 and Csaba Toro (13)

10.11            Line of Credit entered by and between the Company and EWEB RE
                 Corp. (14)

10.12 Sale and Purchase Agreement by and between the Company and the Marivaux Investments Limited and Graeton Holdings Limited dated July 21, 2005 (15)

10.13 Registration Rights Agreement by and between the Company and the Marivaux Investments Limited and Graeton Holdings Limited dated July 21, 2005 (15)

10.14 Loan Agreement dated September 27, 2005 by and between Commerzbank Rt. and Euroweb International Corp. (16)

10.15 Modification of the Sale and Purchase Agreement by and between the Company and the Marivaux Investments Limited and Graeton Holdings Limited dated July 21, 2005 (17)

14.1 Code of Ethics and Business Conduct of Officers, Directors and Euroweb International Corp. (10)

16.1             Letter from KPMG Hungaria Kft. dated April 20, 2005(9)

23.1             Consent from KPMG Hungaria Kft.

23.2             Consent from Deloitte Auditing and Consulting Ltd.

23.3             Consent from Counsel (incorporated in Exhibit 5.1)

(1) Exhibits are incorporated by reference to Registrant's Registration Statement on Form SB-2 dated May 12, 1993 (Registration No. 33-62672-NY, as amended)

(2) Filed with Form 10-QSB for quarter ended June 30, 1998.

(3) Filed as an exhibit to Form 8-K on February 27, 2004.

(4) Filed as an exhibit to Form 8-K on March 9, 2004.

(5) Filed as an exhibit to Form 10-KSB for the year ended December 31, 2003.

(6) Filed as exhibit A to the Definitive Proxy filed on May 7, 2003.

(7) Filed as exhibit A to the Definitive Proxy filed on May 12, 2004.

(8) Filed as Exhibit 10.1 to the Form 8-K Current Report filed with the Securities and Exchange Commission on December 3, 2004

(9) Filed as Exhibit 16.1 to the Form 8-K Current Report filed with the Securities and Exchange Commission on April 20, 2005

(10) Filed as an exhibit to Form 10-KSB for the year ended December 31, 2002.

(11) Filed as an exhibit to Form 8-K on March 9, 2004.

(12) Filed as an exhibit to Form 8-K on December 21, 2005.

(13) Filed as an exhibit to Form 8-K on May 31, 2006.

(14) Filed as an exhibit to Form 8-K on June 15, 2006.

(15) Filed as an exhibit to Form 8-K on July 26, 2005.

(16) Filed as an exhibit to Form 8-K on October 10, 2005.

(17) Filed as an exhibit to Form 8-K on October 13, 2005.

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Beverly Hills, State of California, on July 21, 2006.

                                        EUROWEB INTERNATIONAL CORP.


                                        By:/s/ Moshe Schnapp
                                           -------------------------------------
                                        Name: Moshe Schnapp
                                        Title: President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


By: /s/ Moshe Schnapp     President and Director                 July 21, 2006
-----------------------
Moshe Schnapp


By: /s/ Peter Szigeti     Chief Accounting Officer (Principal    July 21, 2006
-----------------------   Accounting and Financial Officer)
Peter Szigeti


By: /s/ Stewart Reich     Chairman                               July 21, 2006
-----------------------
Stewart Reich


By: /s/ Gabor Ormosy      Director                               July 21, 2006
-----------------------
Gabor Ormosy


By: /s/ Yossi Attia       Director and CEO of Euroweb RE Corp.   July 21, 2006
-----------------------
Yossi Attia


By: /s/ Ilan Kenig        Director                               July 21, 2006
-----------------------
Ilan Kenig


By: /s/ Gerald Schaffer   Director                               July 21, 2006
-----------------------
Gerald Schaffer


By: /s/ Robin Gorelick    Secretary                              July 21, 2006
-----------------------
Robin Gorelick